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As filed with the Securities and Exchange Commission on April 7, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LAREDO PETROLEUM, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1311 (Primary Standard Industrial Classification Code Number)	45-3007926 (I.R.S. Employer Identification Number)

15 W. Sixth Street, Suite 900
Tulsa, Oklahoma 74119
(918) 513-4570
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Kenneth E. Dornblaser
Senior Vice President & General Counsel
15 W. Sixth Street, Suite 900
Tulsa, Oklahoma 74119
(918) 513-4570
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christine B. LaFollette
Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana, 44th Floor
Houston, Texas 77002
(713) 220-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

           If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

5 5/8% Senior Notes due 2022	$450,000,000	100.00%	$450,000,000	$57,960

Guarantee of 5 5/8% Senior Notes due 2022(2)	—	—	—	None(3)

(1)
Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933.

(2)
Laredo Midstream Services, LLC will guarantee the notes being registered.

(3)
Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee for the registration of the guarantee is required.

           Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor(1)	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Laredo Midstream Services, LLC	Delaware	4922	42-2608078

(1)
The address for the Registrant Guarantor is 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119 and the telephone number for the Registrant Guarantor is (918) 513-4570.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 7, 2014

PROSPECTUS

Offer To Exchange
Up To $450,000,000 of
5 5/8% Senior Notes Due 2022
That Have Not Been Registered Under
The Securities Act of 1933
For
Up To $450,000,000 of
5 5/8% Senior Notes Due 2022
That Have Been Registered
Under The Securities Act of 1933

Terms of the New 5 5/8% Senior Notes due 2022 Offered in the Exchange Offer:

  •
  The terms of the new notes are identical to the terms of the old notes that were issued on January 23, 2014, except that the new notes will be registered under the Securities Act of 1933 and will not contain restrictions on transfer, registration rights or provisions for additional interest.

Terms of the Exchange Offer:

  •
  We are offering to exchange up to $450,000,000 of old notes for new notes with materially identical terms that have been registered under the Securities Act of 1933 and are freely tradable.

  •
  We will exchange all old notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2014, unless extended.

  •
  Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

  •
  The exchange of new notes for old notes will not be a taxable event for U.S. federal income tax purposes.

  •
  Broker-dealers who receive new notes pursuant to the exchange offer acknowledge that they will deliver a prospectus in connection with any resale of such new notes.

  •
  Broker-dealers who acquired the old notes as a result of market-making or other trading activities may use the prospectus for the exchange offer, as supplemented or amended, in connection with resales of the new notes.

        You should carefully consider the risk factors beginning on page 11 of this prospectus and the other risk factors discussed in Laredo Petroleum, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated herein by reference, before participating in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2014.

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission ("SEC"). In making your investment decision, you should rely only on the information contained in, or incorporated by reference into, this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

        In this prospectus, we refer to the notes to be issued in the exchange offer as the "new notes," and we refer to the $450 million aggregate principal amount of our 5 5/8% senior notes due 2022 issued on January 23, 2014 as the "old notes." We refer to the new notes and the old notes collectively as the "notes." References to the "issuer" refer to Laredo Petroleum, Inc., a Delaware corporation. References to "subsidiary" or "guarantor" refer to Laredo Midstream Services, LLC, a Delaware limited liability company. References to "Laredo," "we," "us" or "our" refer to Laredo Petroleum Holdings, Inc., a Delaware corporation, together with its subsidiaries, including the issuer, for periods prior to our internal corporate reorganization on December 31, 2013, and to Laredo Petroleum, Inc. together with the subsidiary for periods after our internal corporate reorganization, unless otherwise indicated or the context otherwise requires. See "Summary—Corporate History and Structure" for more information. "Laredo Inc." refers solely to Laredo Petroleum, Inc. after our internal corporate reorganization and not any subsidiary.

        This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to Laredo Petroleum, Inc., 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119, Attention: Investor Relations (Telephone (918) 513-4570). To obtain timely delivery of any requested information, holders of old notes must make any request no later than                        , 2014, a date that is five business days prior to the expiration of the exchange offer.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The information in this prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "project," "may," "will," "should," "plan," "predict," "potential," "foresee," "goal," "pursue," "target," "continue," "suggest" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Among the factors that significantly impact our business and could impact our business in the future are:

  •
  the ongoing instability and uncertainty in the U.S. and international financial and consumer markets that is adversely affecting the liquidity available to us and our customers and is adversely affecting the demand for commodities, including oil and natural gas;

  •
  the volatility of oil and natural gas prices;

  •
  the possible introduction of regulations that prohibit or restrict our ability to apply hydraulic fracturing to our oil and natural gas wells;

  •
  the possible introduction of regulations that prohibit or restrict our ability to drill new allocation wells;

  •
  discovery, estimation, development and replacement of oil and natural gas reserves, including our expectations that estimates of our proved reserves will increase;

  •
  uncertainties about the estimates of our oil and natural gas reserves;

  •
  competition in the oil and natural gas industry;

ii

  •
  the availability and costs of drilling and production equipment, labor, and oil and natural gas processing and other services;

  •
  drilling and operating risks, including risks related to hydraulic fracturing activities;

  •
  risks related to the geographic concentration of our assets;

  •
  changes in domestic and global demand for oil and natural gas, as well as the continuation of restrictions on the export of domestic crude oil;

  •
  the availability of sufficient pipeline and transportation facilities and gathering and processing capacity;

  •
  changes in the regulatory environment and changes in international, legal, political, administrative or economic conditions;

  •
  our ability to comply with federal, state and local regulatory requirements;

  •
  our ability to execute our strategies, including, but not limited to, our hedging strategies;

  •
  our ability to recruit and retain the qualified personnel necessary to operate our business;

  •
  evolving industry standards and adverse changes in global economic, political and other conditions;

  •
  restrictions contained in our debt agreements, including our senior secured credit facility and the indentures governing our senior unsecured notes, as well as debt that could be incurred in the future;

  •
  our ability to access additional borrowing capacity under our senior secured credit facility or other means of providing liquidity; and

  •
  our ability to generate sufficient cash to service our indebtedness and to generate future profits.

        These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth in this prospectus under "Risk Factors" and elsewhere in this prospectus, as well as the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2013 (the "2013 Annual Report") and the other documents incorporated by reference herein. In light of such risks and uncertainties, we caution you not to rely on these forward-looking statements in deciding whether to invest in the notes.

        Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

        These forward-looking statements speak only as of the date of this prospectus, and we do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by applicable securities laws.

iii

 PROSPECTUS SUMMARY

        This summary highlights some of the information contained in this prospectus and does not contain all of the information that may be important to you. You should read this entire prospectus, the documents incorporated by reference and the documents to which we refer you before making an investment decision. You should carefully consider the information set forth under "Risk Factors" beginning on page 11 of this prospectus and discussed in the 2013 Annual Report, and the other cautionary statements described in this prospectus. In addition, certain statements include forward looking information that involves risks and uncertainties. See "Cautionary Statement Regarding Forward-Looking Statements."

Company Overview

        We are an independent energy company focused on the exploration, development and acquisition of oil and natural gas properties primarily in the Permian region of the United States. The oil and liquids-rich Permian Basin in West Texas is characterized by multiple target horizons, extensive production histories, long-lived reserves, high drilling success rates and high initial production rates. Since our inception, we have rapidly grown our reserves, production and cash flow through both our drilling program and strategic acquisitions, including our July 2011 acquisition of Broad Oak Energy, Inc. ("Broad Oak"), a Delaware corporation. As of December 31, 2013, we had assembled 202,084 net acres in the Permian Basin and had total proved reserves, presented on a two-stream basis, of 203,615 MBOE. Our drilling activity has been and is expected to continue to be focused on oil opportunities in the Permian Basin.

        We maintain a financial profile that provides operational flexibility. At March 31, 2014, we had $812.5 million available for borrowings under our senior secured credit facility and total debt of $1.5 billion, of which no amount was outstanding under our senior secured credit facility. Our total debt, less available cash on the balance sheet, was 1.8 times our Adjusted EBITDA (a non-GAAP financial measure) for the year ended December 31, 2013. We believe that our operating cash flow and the aforementioned liquidity sources provide us with the capability to implement our planned exploration and development activities as well as the ability to accelerate our capital program, if deemed appropriate.

Corporate History and Structure

        Laredo Petroleum Holdings, Inc. ("Holdings") was incorporated in August 2011 pursuant to the laws of the State of Delaware for purposes of a corporate reorganization and initial public offering ("IPO"). The corporate reorganization, pursuant to which Laredo Petroleum, LLC was merged with and into Holdings, with Holdings surviving the merger, was completed on December 19, 2011 (the "Corporate Reorganization"). Laredo Petroleum, LLC was formed in 2007 pursuant to the laws of the State of Delaware by affiliates of Warburg Pincus LLC ("Warburg Pincus"), our institutional investor, and the management of Laredo Petroleum, Inc., which was founded in 2006 by Randy A. Foutch, our Chairman and Chief Executive Officer, to acquire, develop and operate oil and natural gas properties in the Permian and Mid-Continent regions of the United States. In the Corporate Reorganization, all of the outstanding preferred equity interests and certain of the incentive equity interests in Laredo Petroleum, LLC were exchanged for shares of common stock of Holdings. Holdings completed an IPO of its common stock on December 20, 2011. As of March 31, 2014, Warburg Pincus owned 43.8% of our common stock.

        On July 1, 2011, we completed the acquisition of Broad Oak, which became a wholly-owned subsidiary of Laredo Petroleum, Inc. Broad Oak was formed in 2006 with financial support from its management and Warburg Pincus. On July 19, 2011, we changed the name of Broad Oak to Laredo Petroleum—Dallas, Inc.

        Effective December 31, 2013, we completed an internal corporate reorganization, which simplified our corporate structure. Our two former subsidiaries Laredo Petroleum Texas, LLC and Laredo Petroleum—Dallas, Inc. were merged with and into Laredo Petroleum, Inc. The sole remaining wholly-owned subsidiary of Laredo Petroleum, Inc., formerly known as Laredo Gas Services, LLC, changed its name to Laredo Midstream Services, LLC. Laredo Petroleum, Inc., a wholly-owned subsidiary of Holdings, merged with and into Holdings with Holdings surviving and changing its name to "Laredo Petroleum, Inc."

        Laredo Inc. is the borrower under our senior secured credit facility, as well as the issuer of the notes, our $550 million 9 1/2% senior unsecured notes due 2019 (the "2019 senior notes") issued in January and October 2011, and our $500 million 7 3/8% senior unsecured notes due 2022 issued in April 2012 (the "April 2022 senior notes" and together with the 2019 senior notes, the "existing registered notes"). Our subsidiary, Laredo Midstream Services, LLC, is a guarantor of the obligations under our senior secured credit facility, the notes and the existing registered notes.

        The following diagram indicates our ownership structure as of, March 31, 2014.

Our Offices

        Our executive offices are located at 15 W. Sixth Street, Suite 900, Tulsa, Oklahoma 74119, and the phone number at this address is (918) 513-4570. For additional information regarding our business properties and financial condition, please refer to the documents referenced in the section entitled "Where You Can Find More Information."

 The Exchange Offer

        On January 23, 2014, we completed a private offering of $450 million aggregate principal amount of the old notes. We entered into a registration rights agreement with the initial purchasers in connection with this offering in which we agreed to deliver to you this prospectus and to use commercially reasonable efforts to complete the exchange offer within 365 days after the date of the initial issuance of the old notes issued on January 23, 2014.

Old Notes	On January 23, 2014, we issued $450 million aggregate principal amount of 5 5/8% senior notes due 2022.
Exchange Offer	We are offering to exchange up to $450 million aggregate principal amount of the new notes for an equal amount of the old notes.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2014, unless we decide to extend it.
Conditions to the Exchange Offer

The registration rights agreement does not require us to accept old notes for exchange if the exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or interpretation of the staff of the SEC. The exchange offer is not conditioned on a minimum aggregate principal amount of old notes being tendered.

Procedures for Tendering Old Notes

To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company, which we call "DTC," for tendering notes held in book-entry form. These procedures, which we call "ATOP," require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an "agent's message" that is transmitted through DTC's automated tender offer program, and (ii) DTC confirms that:

• DTC has received your instructions to exchange your notes, and
• You agree to be bound by the terms of the letter of transmittal.

For more information on tendering your old notes, please refer to the sections in this prospectus entitled "Exchange Offer—Terms of the Exchange Offer," "Exchange Offer—Procedures for Tendering" and "Description of the Notes—Book-Entry, Delivery and Form."

Guaranteed Delivery Procedures	None.
Withdrawal of Tenders

You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please refer to the section in this prospectus entitled "Exchange Offer—Withdrawal of Tenders."

Acceptance of Old Notes and Delivery of New Notes

If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer before 5:00 p.m., New York City time, on the expiration date. We will return any old notes that we do not accept for exchange to you without expense promptly after the expiration date and acceptance of the old notes for exchange. Please refer to the section in this prospectus entitled "Exchange Offer—Terms of the Exchange Offer."

Fees and Expenses	We will bear expenses related to the exchange offer. Please refer to the section in this prospectus entitled "Exchange Offer—Fees and Expenses."
Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.
Consequences of Failure to Exchange Old Notes

If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act except in limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Consequences	The exchange of new notes for old notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read "Material United States Federal Income Tax Consequences."

Exchange Agent	We have appointed Wells Fargo Bank, N.A. as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:
By registered & certified mail: WELLS FARGO BANK, N.A. Corporate Trust Operations MAC : N9303-121 P.O. Box 1517 Minneapolis, MN 55480
By regular mail or overnight courier: WELLS FARGO BANK, N.A. Corporate Trust Operations MAC : N9303-121 6th St & Marquette Avenue Minneapolis, MN 55479
In person by hand only: WELLS FARGO BANK, N.A. Corporate Trust Services Northstar East Building—12th Floor 608 Second Avenue South Minneapolis, MN 55402
Eligible institutions may make requests by facsimile at (612) 667-6282 and may confirm facsimile delivery by calling (800) 344-5128.

 Terms of the New Notes

        The new notes will be identical to the old notes except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes.

        The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all information that may be important to you. For a more complete understanding of the new notes, please refer to the section entitled "Description of the Notes" in this prospectus.

Issuer	Laredo Petroleum, Inc.
New Notes Offered

$450 million aggregate principal amount of 5 5/8% senior notes due 2022, registered under the Securities Act. The old notes and the new notes will be treated as a single class of securities under the indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase.

Maturity Date	January 15, 2022.
Interest

The new notes will bear interest at a rate of 5 5/8% per annum, payable semi-annually, in cash in arrears, on January 15 and July 15 of each year, commencing on the first such date next following the date on which the exchange offer is consummated.

Guarantees

The issuer's sole existing subsidiary and certain of the issuer's future domestic restricted subsidiaries will fully and unconditionally guarantee, jointly and severally, the new notes so long as each such entity guarantees or becomes an obligor of the issuer's senior secured credit facility or other debt of the issuer or any restricted subsidiary of the issuer, in each case, in excess of $5 million. Not all of the issuer's future subsidiaries will be required to become guarantors. If the issuer cannot make payments on the new notes when they are due, the guarantors must make them instead. Please read "Description of the Notes—Guarantees."

Each guarantee will rank:
• senior in right of payment to any future subordinated indebtedness of the guarantor;
• equally in right of payment with all existing and future senior unsecured indebtedness of the guarantor, including the guarantee of the existing registered notes; and

•

effectively junior in right of payment to all existing and future secured indebtedness of the guarantor, including its guarantee of indebtedness under our senior secured credit facility, to the extent of the value of the assets securing such indebtedness.

As of December 31, 2013, on a pro forma basis after giving effect to the offering of $450 million of old notes on January 23, 2014 and the application of the net proceeds therefrom, the guarantee of the notes would not have been effectively subordinated to any secured indebtedness and the guarantor would have guaranteed approximately $1.5 billion of senior unsecured indebtedness (including the old notes). The issuer would have had approximately $812.5 million of borrowing capacity available under its senior secured credit facility, subject to compliance with financial covenants, the guarantee of which would be effectively senior to the guarantee of the notes (to the extent of the value of the assets securing such indebtedness).

Ranking	The new notes will be the issuer's unsecured senior obligations. Accordingly, they will rank:
• senior in right of payment to any future subordinated indebtedness of the issuer;
• equally in right of payment with all existing and future senior indebtedness, including the existing registered notes;

•

effectively junior in right of payment to all of the issuer's existing and future secured indebtedness, including indebtedness under the issuer's senior secured credit facility, to the extent of the value of the assets of the issuer securing such indebtedness; and

• effectively junior to all indebtedness and other liabilities of any future non-guarantor subsidiaries to the extent of the assets of those subsidiaries.

As of December 31, 2013, on a pro forma basis after giving effect to the offering of $450 million of old notes on January 23, 2014 and the application of the net proceeds therefrom, the issuer would have had approximately $1.5 billion of total indebtedness (including the old notes) of which none would be secured indebtedness to which the notes would be effectively subordinated. The issuer would have had approximately $812.5 million of borrowing capacity available under its senior secured credit facility, subject to compliance with financial covenants, all of which would be effectively senior to the notes (to the extent of the value of the assets securing such indebtedness).

Optional Redemption

The issuer will have the option to redeem the new notes, in whole or in part, at any time on or after January 15, 2017, at the redemption prices described in this prospectus under the heading "Description of the Notes—Optional Redemption," together with any accrued and unpaid interest to, but not including, the date of redemption. In addition, before January 15, 2017, the issuer may (i) redeem all or any part of the notes at the make-whole price set forth under "Description of the Notes—Optional Redemption" or (ii) at any time or from time to time, redeem up to 35% of the aggregate principal amount of the notes with the net proceeds of a public or private equity offering at a redemption price of 105.625% of the principal amount of the notes, plus any accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the notes issued under the indenture governing the notes remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering. If a change of control occurs prior to January 15, 2015, the issuer may redeem all, but not less than all, of the notes at a redemption price equal to 110% of the principal amount of the notes plus any accrued and unpaid interest to, but not including, the date of redemption.

Change of Control

If a change of control event occurs, each holder of new notes may require the issuer to repurchase all or a portion of its new notes for cash at a price equal to 101% of the aggregate principal amount of such new notes, plus any accrued and unpaid interest to, but not including, the date of repurchase.

Certain Other Covenants	The indenture contains covenants that limit, among other things, the ability of the issuer and some of its subsidiaries to:
• pay distributions or dividends on, or purchase, redeem or otherwise acquire, equity interests;
• make certain investments;
• incur additional indebtedness or liens;
• sell certain assets or merge with or into other companies;
• engage in transactions with affiliates; and
• enter into sale and leaseback transactions.

These covenants are subject to a number of important qualifications and limitations. In addition, substantially all of the covenants will be suspended before the new notes mature if both of two specified ratings agencies assign the new notes an investment grade rating in the future and no event of default exists under the indenture governing the new notes. See "Description of the Notes—Certain Covenants."

Transfer Restrictions, Absence of a Public Market for the New Notes

The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development of liquidity of any market for the new notes. We do not intend to apply for a listing of the new notes on any securities exchange or any automated dealer quotation system.

Risk Factors

Investing in the new notes involves risks. See "Risk Factors" beginning on page 11 of this prospectus and in the 2013 Annual Report for a discussion of certain factors you should consider in evaluating whether or not to tender your old notes.

Form of Exchange Notes	The new notes will be represented initially by one or more global notes. The global new notes will be deposited with the trustee, as custodian for DTC.
Trustee, Registrar and Exchange Agent	Wells Fargo Bank, National Association.
Governing Law	The new notes and the indenture governing the new notes will be governed by and construed in accordance with the laws of the State of New York.
Same-Day Settlement

The global new notes will be shown on, and transfers of the global new notes will be effected only through, records maintained in book entry form by DTC and its direct and indirect participants. The new notes are expected to trade in DTC's Same Day Funds Settlement System until maturity or redemption. Therefore, secondary market trading activity in the new notes will be settled in immediately available funds.

 Ratio of Earnings to Fixed Charges

        The following table sets forth our ratio of earnings to fixed charges for the periods presented:

	For the years ended December 31,
	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges (1)	2.9x	2.1x	4.3x	4.4x	—	(2)

(1)
For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of pretax income (loss) from continuing operations, excluding income from our equity method investee, plus fixed charges less interest capitalized. "Fixed charges" represents interest incurred, amortization of deferred debt offering costs and that portion of rental expense on operating leases deemed to be the equivalent of interest.

(2)
Due to our net operating loss for the year ended December 31, 2009, the ratio of coverage was less than 1:1. To achieve the ratio coverage of 1:1, we would have needed additional earnings of approximately $256.2 million.

RISK FACTORS

        Investing in the notes involves risks. You should carefully consider the information in this prospectus, including the matters addressed under "Cautionary Statement Regarding Forward-Looking Statements" and the risks below, as well as those discussed in the 2013 Annual Report, together with all of the other information included in, or incorporated by reference into, this prospectus, before participating in the exchange offer.

Risks Related to the Notes

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or to refinance our debt obligations, including the notes, depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes. As a result of concern about the stability of financial markets generally and the solvency of counterparties specifically, the cost of obtaining money from the credit markets has increased for certain companies as many lenders and institutional investors have increased interest rates, enacted tighter lending standards and reduced and, in some cases, ceased to provide funding to borrowers.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and the bank markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of our existing or future debt instruments and the indenture governing the notes may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. In the absence of sufficient cash flows and capital resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our senior secured credit facility, the indentures governing the existing registered notes and the indenture governing the notes currently restrict our ability to dispose of assets and use the proceeds from such disposition. We may not be able to consummate those dispositions, and the proceeds of any such disposition may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

        The borrowing base under our senior secured credit facility is $812.5 million with an aggregate of $812.5 million available for borrowings, subject to covenant compliance. Our next scheduled borrowing base redetermination is expected to occur in May 2014. In the future, we may not be able to access adequate funding under our senior secured credit facility as a result of a decrease in our borrowing base due to the issuance of new indebtedness, the outcome of a subsequent semi-annual borrowing base redetermination or an unwillingness or inability on the part of our lending counterparties to meet their funding obligations and the inability of other lenders to provide additional funding to cover the defaulting lender's portion. Declines in commodity prices could result in a determination to lower the borrowing base in the future and, in such a case, we could be required to repay any indebtedness in excess of the redetermined borrowing base. As a result, we may be unable to implement our drilling and development plan, make acquisitions or otherwise carry out our business plan, which would have a material adverse effect on our financial condition and results of operations and impair our ability to service the notes.

Despite our indebtedness level, we still may be able to incur significant additional amounts of debt.

        As of December 31, 2013, on a pro forma basis after giving effect to the offering of old notes and the application of the net proceeds therefrom, we would have had approximately $1.5 billion of indebtedness outstanding, including the old notes, as well as approximately $812.5 million of borrowing capacity available under our senior secured credit facility subject to compliance with financial covenants. We may be able to incur substantial additional indebtedness, including secured indebtedness, in the future. The restrictions on the incurrence of additional indebtedness contained in the indenture governing the notes, the indentures governing the existing registered notes and our senior secured credit facility are subject to a number of significant qualifications and exceptions, and under certain circumstances, the amount of indebtedness, including secured indebtedness, that could be incurred in compliance with these restrictions could be substantial.

        If new debt is added to our existing debt levels, the related risks that we face would increase and may make it more difficult to satisfy our existing financial obligations, including those relating to the notes. In addition, the indenture governing the notes does not prevent us from incurring obligations that do not constitute indebtedness under the indenture. See "Description of Other Indebtedness—Senior Secured Credit Facility" and "Description of the Notes."

        If we incur any additional indebtedness or other obligations, including trade payables, that rank equally with the notes, the holders of those obligations will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. This may have the effect of reducing the amount of proceeds paid to you.

Our debt agreements contain restrictions that will limit our flexibility in operating our business.

        The indenture governing the notes, the indentures governing the existing registered notes and our senior secured credit facility each contain, and any future indebtedness we incur may contain, various covenants that limit our ability to engage in specified types of transactions. These covenants limit our ability to, among other things:

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  incur additional indebtedness;

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  pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

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  make certain investments;

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  sell certain assets;

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  create liens;

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  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

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  enter into certain transactions with our affiliates.

        As a result of these covenants, we are limited in the manner in which we may conduct our business and we may be unable to engage in favorable business activities or finance future operations or our capital needs. In addition, the covenants in our senior secured credit facility require us to maintain a minimum working capital ratio and minimum interest coverage ratio and also limit our capital expenditures. A breach of any of these covenants could result in a default under one or more of these agreements, including as a result of cross default provisions and, in the case of our senior secured credit facility, permit the lenders to cease making loans to us. Upon the occurrence of an event of default under our senior secured credit facility, the lenders could elect to declare all amounts outstanding under our senior secured credit facility to be immediately due and payable and terminate all commitments to extend further credit. Such actions by those lenders could cause cross defaults under our other indebtedness, including the notes. If we were unable to repay those amounts, the lenders under our senior secured credit facility could proceed against the collateral granted to them to secure that indebtedness. We pledged a significant portion of our assets as collateral under our senior secured credit facility. If the lenders under our senior secured credit facility accelerate the repayment of the borrowings thereunder, the proceeds from the sale of or foreclosure upon such assets will first be used to repay debt under our senior secured credit facility, and we may not have sufficient assets to repay our unsecured indebtedness thereafter, including the notes.

If we are unable to comply with the restrictions and covenants in the agreements governing the notes and other indebtedness, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and could impair our ability to make principal and interest payments on the notes.

        If we are unable to comply with the restrictions and covenants in the indenture governing the notes, in the indentures governing the existing registered notes, in our senior secured credit facility, or in any future debt financing agreements, there could be a default under the terms of these agreements. Our ability to comply with these restrictions and covenants, including meeting financial ratios and tests, may be affected by events beyond our control. As a result, we cannot assure you that we will be able to comply with these restrictions and covenants or meet these financial ratios or tests. Any default under the agreements governing our indebtedness, including a default under our senior secured credit facility, the indentures governing the existing registered notes or the indenture governing the notes, that is not waived by the requisite number of lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness (including covenants in our senior secured credit facility), we could be in default under the terms of these agreements. In the event of such default:

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  the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

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  the lenders under our senior secured credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

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  we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit facility or any other indebtedness to avoid being in default. If we breach our covenants under our senior secured credit facility or any other indebtedness and seek a waiver, we may not be able to obtain a waiver from the required lenders on terms that are acceptable to us, if at all. If this occurs, we would be in default under our senior secured credit facility or any other indebtedness, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

The notes and the guarantee are unsecured and effectively subordinated to our secured indebtedness and to the debt of any non-guarantor subsidiaries.

        The notes and the guarantee will be general unsecured senior obligations of Laredo Inc. and the subsidiary guarantor, respectively, and will rank effectively junior to all of Laredo Inc.'s and the subsidiary guarantor's existing and future secured indebtedness, including indebtedness under our senior secured credit facility, to the extent of the value of the collateral securing such indebtedness. As of December 31, 2013, we had no secured indebtedness under our senior secured credit facility. As of December 31, 2013, on a pro forma basis after giving effect to the offering of old notes and the application of the proceeds therefrom, we would have had approximately $1.5 billion of senior unsecured indebtedness (including the notes) and the issuer would be able to draw up to approximately $812.5 million of secured debt under our senior secured credit facility, subject to compliance with financial covenants, which debt would be effectively senior to the notes and guarantees (to the extent of the value of the assets securing such indebtedness). The notes and the guarantee will also be effectively subordinated to any indebtedness of any future non-guarantor subsidiaries to the extent of the assets of those subsidiaries.

        If we were unable to repay indebtedness under our senior secured credit facility, the lenders under that facility could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in the subsidiary guarantor in a transaction permitted under the terms of the indenture governing the notes, then the subsidiary guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes are not secured by any of such assets or by the equity interests in the subsidiary guarantor, it is possible that there would be no assets from which your claims could be satisfied or, if any assets existed, they might be insufficient to satisfy your claims in full.

        If we or the subsidiary guarantor is declared bankrupt, becomes insolvent or is liquidated, dissolved or reorganized, any of its secured indebtedness will be entitled to be paid in full from its assets or the assets of the subsidiary guarantor securing that indebtedness before any payment may be made with respect to the notes or the guarantee, and creditors of any future non-guarantor subsidiaries would be paid before you receive any amounts due under the notes to the extent of the value of our equity interests in such subsidiaries. Holders of the notes will participate ratably in our and the subsidiary guarantor's remaining assets with all holders of any of our and the subsidiary guarantor's unsecured indebtedness that do not rank junior in right of payment to the notes, including the existing registered notes, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient assets to pay amounts due on the notes or the guarantees. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness and holders of debt of any future non-guarantor subsidiaries.

Repayment of our debt, including the notes, is partially dependent on cash flow generated by our subsidiary.

        Repayment of our indebtedness, including the notes, is partially dependent on the generation of cash flow by our subsidiary and its ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes, our future subsidiaries will not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Future non-guarantor subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from future non-guarantor subsidiaries. While the indenture governing the notes will limit the ability of our non-guarantor subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from any future non-guarantor subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

A financial failure by Laredo Inc. or the subsidiary guarantor may result in Laredo Inc.'s assets and the assets of any or all of those entities becoming subject to the claims of all creditors of those entities.

        A financial failure by Laredo Inc. or the subsidiary guarantor could affect payment of the notes if a bankruptcy court were to substantively consolidate Laredo Inc. and the subsidiary guarantor. If a bankruptcy court substantively consolidated Laredo Inc. and the subsidiary guarantor, the assets of each entity would become subject to the claims of creditors of all entities. This would expose holders of notes not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, forced restructuring of the notes could occur through the "cram-down" provisions of the U.S. bankruptcy code. Under these provisions, the notes could be restructured over your objections as to their general terms, primarily interest rate and maturity.

We may not be able to repurchase the notes in certain circumstances.

        Under the terms of the indentures governing the existing registered notes and the indenture governing the notes, we may be required to repurchase all or a portion of the existing registered notes and your notes if we sell certain assets or in the event of a change of control of Laredo Inc. In such event, we may not have enough funds to pay the repurchase price on a purchase date. Our senior secured credit facility provides, and any future credit facilities or other debt agreements to which we become a party may provide, that our obligation to repurchase the existing registered notes or the notes would be an event of default under such agreement. As a result, we may be restricted or prohibited from repurchasing such notes. If we are prohibited from repurchasing such notes, we could seek the consent of our then-existing lenders to repurchase such notes, or we could attempt to refinance the borrowings that contain such prohibition. If we are unable to obtain any such consent or refinance such borrowings, we would not be able to repurchase such notes. Our failure to repurchase tendered notes would constitute a default under the indentures governing the existing registered notes and the indenture governing the notes and would constitute a default under the terms of our existing, or might constitute a default under the terms of our future, indebtedness.

        The definition of "change of control" includes a phrase relating to the sale, assignment, conveyance, exchange, lease or other disposition, in one or a series of related transactions, of "all or substantially all" of the assets of Laredo Inc. and its restricted subsidiaries, taken as a whole. Thus, only asset dispositions constituting a "series of related transactions" are aggregated in determining whether a "change of control" arising from the sale of "substantially all" of the assets has taken place. Moreover, the term "all or substantially all," as used in the definition of change of control, has not been interpreted under New York law (which is the governing law of the indenture governing the notes) to represent a specific quantitative test. Therefore, if holders of the notes exercise their right to require Laredo Inc. to repurchase their notes under the indenture as a result of a sale, assignment, conveyance, transfer, exchange, lease or other disposition of less than all of the assets of Laredo Inc. and its restricted subsidiaries taken as a whole and Laredo Inc. elected to contest such election, it is not clear how a court applying New York law would interpret the phrase.

        Recent Delaware case law has raised the possibility that the obligation of a Delaware corporation to make a change of control repurchase offer for its debt that arises as a result of a failure of such corporation to have "continuing directors" compose a majority of its board of directors may be unenforceable on public policy grounds under Delaware law to the extent such obligation involves a breach of fiduciary duty. Additionally, recent Delaware case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, issuers of debt may nevertheless avoid triggering a change of control under a clause similar to that contained in the definition of change of control if the outgoing directors were to approve the new directors for the purpose of such change of control clause.

        The term "change of control" is limited to certain specified transactions and may not include other events that might adversely affect our financial condition. Our obligation to repurchase the existing registered notes or the notes upon a change of control would not necessarily afford holders of such notes protection in the event of a highly leveraged transaction, reorganization, merger or similar transaction. In addition, holders of such notes may not be entitled to require us to purchase their notes in certain circumstances involving a significant change in the composition of Laredo Inc.'s board of directors, including in connection with a proxy contest in which Laredo Inc.'s board of directors does not endorse or recommend a dissident slate of directors but approves them as directors for purposes of the "change of control" definition in the indenture. See "Description of the Notes—Change of Control."

Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes.

        Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of any guarantees of the notes, including the guarantee by the guarantors entered into upon issuance of the notes and subsidiary guarantees (if any) that may be entered into thereafter under the terms of the indenture governing the notes. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or guarantees could be voided as a fraudulent transfer or conveyance if the court found that (1) we or any of the guarantors, as applicable, issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than the reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

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  we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

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  the issuance of the notes or the incurrence of the guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

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  we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor's ability to pay such debts as they mature; or

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  we or any of the guarantors were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

        A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

        We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to our or any of our guarantors' other debt. Generally, however, an entity would be considered insolvent at the time it incurred indebtedness if:

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  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

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  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts as they become due.

        If a court were to find that the issuance of the notes or the incurrence of the guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes.

        Although each guarantee will contain a provision intended to limit that guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor's obligation to an amount that effectively makes its guarantee of limited value or worthless.

        In a recent Florida bankruptcy case, this kind of provision was found to be unenforceable and, as a result, the subsidiary guarantees in that case were found to be fraudulent transfers. If a court were to rely on this case as precedent in litigation under the indenture, the risk that the guarantees will be found to be fraudulent transfers will be significantly increased.

        Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the notes and the guarantees to the claims of other creditors under the principle of equitable subordination if the court determines that: (1) the holder of the notes engaged in inequitable conduct to the detriment of other creditors; (2) such inequitable conduct resulted in injury to our or the applicable guarantor's other creditors or conferred an unfair advantage upon the holder of the notes; and (3) equitable subordination is not inconsistent with the provisions of applicable bankruptcy law.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

        We cannot assure you that, even following registration or exchange of the old notes for new notes, an active trading market for the notes will exist, and we will have no obligation to create such a market. No assurance can be given as to the liquidity of or trading market for the old notes or the new notes.

        The liquidity of any trading market for the notes and the market prices quoted for the notes depend upon the number of holders of the notes, the overall market for high yield securities, our financial performance or prospects or the prospects for companies in our industry generally, the interest of securities dealers in making a market in the notes and other factors.

The market value of the notes may be subject to substantial volatility.

        Historically, the market for high-yield debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes or the new notes will be free from similar disruptions or that any such disruptions will not adversely affect the prices at which you may sell your notes. As has been evident in connection with the recent turmoil in global financial markets, the entire high-yield debt market can experience sudden and sharp price swings, which can be exacerbated by factors such as (1) large or sustained sales by major investors in high-yield debt, (2) a default by a high profile issuer or (3) a change in investors' psychology regarding high-yield debt. A real or perceived economic downturn or higher interest rates could cause a decline in the market value of the notes. Moreover, if one of the major rating agencies lowers its credit rating on us or the notes, the market value of such notes will likely decline. Therefore, we cannot assure you that you will be able to sell your notes at a particular time or, in the event you are able to sell your notes, that the price that you receive will be favorable.

Many of the covenants contained in the indenture governing the notes will be suspended if the notes are rated investment grade by both Standard & Poor's Ratings Services and Moody's Investors Service, Inc.

        Many of the covenants in the indenture governing the notes will be suspended for so long as the notes are rated investment grade by both Standard & Poor's Ratings Services and Moody's Investors Service, Inc., provided at such time no event of default under the indenture governing the notes has occurred and is continuing. These covenants will be reinstated if the rating assigned by either rating agency declines below investment grade. These covenants will restrict, among other things, our ability to pay dividends, to incur indebtedness and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain such ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See "Description of the Notes—Certain Covenants—Covenant Suspension."

Variable rate indebtedness subjects us to the risk of higher interest rates, which could cause our debt service obligations to increase significantly.

        Certain of our current borrowings are, and future borrowings (including borrowings under our senior secured credit facility) may be, at variable rates of interest, and, therefore, expose us to the risk of increased interest rates. If interest rates increase, our debt service obligations on our variable rate indebtedness would increase even if our outstanding indebtedness remained the same, thereby causing our net income and cash available for servicing our indebtedness to be lower than it would have been had interest rates not increased. For example, as of March 31, 2014, we had $812.5 million of borrowing capacity under the senior secured credit facility, subject to compliance with financial covenants. The impact of a 1.0% increase in interest rates on an assumed borrowing of the full $812.5 million currently available under the senior secured credit facility would result in increased annual interest expense of approximately $8.1 million and a corresponding decrease in our net income before the effects of increased interest rates on the value of our interest rate contracts.

Risks Related to the Exchange Offer

If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer old notes will remain restricted and may be adversely affected.

        The issuer will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes.

        If you do not exchange your old notes for new notes pursuant to the exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register old notes under the Securities Act unless our registration rights agreement with the initial purchasers of the old notes requires us to do

so. Further, if you continue to hold any old notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer of the old notes outstanding.

The consummation of the exchange offer may not occur.

        We are not obligated to complete the exchange offer under certain circumstances. See "Exchange Offer—Conditions to the Exchange Offer." Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their new notes, during which time those holders of old notes will not be able to effect transfers of their old notes tendered in the exchange offer.

You may be required to deliver prospectuses and comply with other requirements in connection with any resale of the new notes.

        If you tender your old notes for the purpose of participating in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes. In addition, if you are a broker-dealer that receives new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such new notes.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        At the closing of the offering of the old notes, we entered into a registration rights agreement with the initial purchasers pursuant to which we agreed, for the benefit of the holders of the old notes, at our cost, to do the following:

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  file an exchange offer registration statement with the SEC with respect to the exchange offer for the new notes, and

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  use commercially reasonable efforts to have the exchange offer completed by the 365th day following the date of the issuance of the old notes (January 23, 2014).

        We agreed to offer the new notes in exchange for surrender of the old notes upon the SEC's declaring the exchange offer registration statement effective. We agreed to use commercially reasonable efforts to cause the exchange offer registration statement to be effective continuously, and to keep the exchange offer open for a period of not less than 20 business days after the date we publish, or send to the holders of the old notes, notice of the exchange offer.

        For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the surrendered old note or, if no interest has been paid on such old note, from January 23, 2014, but interest payable on any interest payment date on any new note issued in exchange for any old note after a regular record date and prior to such interest payment date will be paid to the holder of record of such old note on such record date. The registration rights agreement also contains agreements to include in the prospectus for the exchange offer certain information necessary to allow a broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other trading activities (other than old notes acquired directly from us) to exchange such old notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of new notes received by such broker-dealer in the exchange offer. We agreed to use commercially reasonable efforts to maintain the effectiveness of the exchange offer registration statement for these purposes for a period of 180 days after the completion of the exchange offer, which period may be extended under certain circumstances.

        The preceding agreement is needed because any broker-dealer who acquires old notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the new notes pursuant to the exchange offer and the resale of new notes received in the exchange offer by any broker-dealer who held old notes acquired for its own account as a result of market-making activities or other trading activities other than old notes acquired directly from us or one of our affiliates.

        Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer would in general be freely tradable after the exchange offer without further registration under the Securities Act. However, any purchaser of old notes who is an "affiliate" of ours or who intends to participate in the exchange offer for the purpose of distributing the related new notes:

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  will not be able to rely on the interpretation of the staff of the SEC,

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  will not be able to tender its new notes in the exchange offer, and

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  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless such sale or transfer is made pursuant to an exemption from such requirements.

        Each holder of the old notes (other than certain specified holders) who desires to exchange old notes for the new notes in the exchange offer will be required to make the representations described below under "—Procedures for Tendering—Your Representations to Us."

        We further agreed to file with the SEC a shelf registration statement to register for public resale old notes held by any holder who provides us with certain information for inclusion in the shelf registration statement if:

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  the exchange offer is not permitted by applicable law or SEC policy,

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  the exchange offer is not for any reason completed by the 365th day following the date of the issuance of the old notes (January 23, 2014), or

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  prior to the completion of the exchange offer, (a) with respect to a holder of old notes that is not our or one of the guarantors' affiliates, such holder notifies us that (i) it is prohibited by applicable law or SEC policy from participating in the exchange offer, (ii) it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and that the prospectus forming part of this registration statement is not appropriate or available for such resales, or (iii) it is a broker-dealer and holds old notes acquired directly from us, or (b) in the case of an initial purchaser, such initial purchaser notifies us that it will not receive freely tradable new notes in exchange for old notes constituting any portion of such initial purchaser's unsold allotment.

        We have agreed to use commercially reasonable efforts to keep the shelf registration statement continuously effective until the earlier of one year following its effective date and such time as all notes covered by the shelf registration statement have been sold. We refer to this period as the "shelf effectiveness period."

        The registration rights agreement provides that if the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective or does not automatically become effective when required) on or before the 365th day following the date of the issuance of the old notes (January 23, 2014) (or the date the shelf registration statement is required to be declared effective or automatically becomes effective, as the case may be) then additional interest shall accrue on the principal amount of the old notes at a rate of 0.25% per annum for the first 90-day period immediately following such date and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.00% per annum thereafter, until the exchange offer is completed, the shelf registration statement is declared effective or, if such shelf registration statement ceased to be effective (subject to certain exceptions), again becomes effective or until the second anniversary of the issue date of the old notes, unless such period is extended, as described in the registration rights agreement.

        Holders of the old notes will be required to make certain representations to us (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their old notes included in the shelf registration statement.

        If we effect the registered exchange offer, we will be entitled to close the registered exchange offer 20 business days after its commencement as long as we have accepted all old notes validly tendered in accordance with the terms of the exchange offer and no brokers or dealers continue to hold any old notes.

        This summary of the material provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement which includes this prospectus.

        Except as set forth above, after consummation of the exchange offer, holders of old notes which are the subject of the exchange offer have no registration or exchange rights under the registration rights agreement. See "—Consequences of Failure to Exchange."

Terms of the Exchange Offer

        Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue new notes in principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

        As of the date of this prospectus, $450,000,000 in aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to DTC, the sole registered holder of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes.

        We will be deemed to have accepted for exchange properly tendered old notes when we have given written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

        If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled "—Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

        We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

        The exchange offer will expire at 5:00 p.m., New York City time, on                  , 2014, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

        We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving notice of such extension to their holders via a press release or other public announcement. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

        If we extend the exchange offer, we will notify the exchange agent in writing of any extension. We will notify the registered holders of old notes of any such extension via a press release or other public announcement issued no later than 9:00 a.m., New York City time, on the first business day following the previously scheduled expiration date.

        If any of the conditions described below under "—Conditions to the Exchange Offer" occur, we reserve the right, in our sole discretion:

  •
  to delay accepting for exchange any old notes, or

  •
  to extend the exchange offer, or

  •
  to terminate the exchange offer,

by giving written notice of such delay, extension or termination to the exchange agent before 9:00 a.m., New York City time, on the first business day following the previously scheduled expiration date. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

        Any such delay in acceptance, extension, termination or amendment will be followed promptly by notice thereof via a press release or other public announcement to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

Conditions to the Exchange Offer

        We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

        In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under "—Purpose and Effect of the Exchange Offer," "—Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

        In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

        We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give prompt written notice of any extension, amendment, non-acceptance or termination to the exchange agent.

        These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to expiration of the exchange offer.

Procedures for Tendering

        In order to participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should follow carefully the instructions on how to tender your old notes. It is your responsibility to properly tender your old notes. We have the right to waive any defects. However, we are not required to waive defects and neither we nor the exchange agent are required to notify you of defects in your tender.

        If you have any questions or need help in exchanging your notes, please call the exchange agent, whose contact information is set forth in "Prospectus Summary—The Exchange Offer—Exchange Agent."

        All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the old notes may be tendered using the ATOP instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

        By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

        There is no procedure for guaranteed late delivery of the notes.

Determinations Under the Exchange Offer

        We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

When We Will Issue New Notes

        In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives prior to 5:00 p.m., New York City time, on the expiration date:

  •
  a book-entry confirmation of such old notes into the exchange agent's account at DTC; and

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  a properly transmitted agent's message.

        Such new notes will be issued promptly following the expiration or termination of the offer.

Return of Old Notes Not Accepted or Exchanged

        If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations to Us

        By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

  •
  any new notes that you receive will be acquired in the ordinary course of your business;

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  you have no arrangement or understanding with any person or entity to participate in the distribution of the old notes or the new notes within the meaning of the Securities Act;

  •
  you are not our "affiliate," as defined in Rule 405 of the Securities Act;

  •
  if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes; and

  •
  if you are a broker-dealer that will receive new notes for your own account in exchange for old notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus (or to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective you must comply with the appropriate procedures of DTC's ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC.

        We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any old notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under "—Procedures for Tendering" above at any time prior to 5:00 p.m., New York City time, on the expiration date.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is made through the applicable procedures of DTC; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

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  all registration and filing fees and expenses;

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  all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

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  accounting fees, legal fees incurred by us, disbursements and printing, messenger and delivery services, and telephone costs; and

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  related fees and expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

        If you do not exchange new notes for your old notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless the offer or sale is either registered under the Securities Act or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

Accounting Treatment

        We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes less any bond discount or plus any bond premium, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

        Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods presented:

	For the years ended December 31,
	2013	2012	2011	2010	2009
Ratio of earnings to fixed charges(1)	2.9x	2.1x	4.3x	4.4x	—	(2)

(1)
For purposes of computing the ratio of earnings to fixed charges, "earnings" consists of pretax income (loss) from continuing operations, excluding income from our equity method investee, plus fixed charges less interest capitalized. "Fixed charges" represents interest incurred, amortization of deferred debt offering costs and that portion of rental expense on operating leases deemed to be the equivalent of interest.

(2)
Due to our net operating loss for the year ended December 31, 2009, the ratio of coverage was less than 1:1. To achieve the ratio coverage of 1:1, we would have needed additional earnings of approximately $256.2 million.

 USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the new notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in our outstanding indebtedness.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facility

        Laredo Inc. is the borrower under that certain fourth amended and restated revolving credit facility ("senior secured credit facility"), with Wells Fargo Bank, N.A., as administrative agent, that matures November 4, 2018. At March 31, 2014, we had no outstanding borrowings under our senior secured credit facility. Additionally, our senior secured credit facility provides for the issuance of letters of credit, limited in the aggregate to the lesser of $20 million and the total availability thereunder. At March 31, 2014, we had no letters of credit issued. The borrowing base under our senior secured credit facility is $812.5 million with an aggregate of $812.5 million available for borrowings, subject to covenant compliance.

        The borrowing base under our senior secured credit facility is redetermined semi-annually by the lenders, based on, among other things, the financial institutions' evaluation of our oil and natural gas reserves. The next redetermination of our borrowing base is scheduled for no later than May 1, 2014.

        Our obligations under our senior secured credit facility are secured by a first priority lien on substantially all of our oil and natural gas properties as well as a first priority pledge on all ownership interests in our existing and future subsidiaries. Our obligations under the senior secured credit facility are guaranteed by Laredo Inc.'s existing subsidiary and may be guaranteed by any future subsidiaries.

        We have a choice of borrowing at an Adjusted Base Rate or in Eurodollars. Adjusted Base Rate loans will bear interest at the Adjusted Base Rate plus an applicable margin between 0.50% and 1.50% and Eurodollar loans will bear interest at the adjusted LIBOR rate plus an applicable margin between 1.50% and 2.50%. At March 31, 2014, the new applicable margin rates would have been 1.50% for the Adjusted Base Rate advances and 2.50% for the Eurodollar advances. We are also required to pay an annual commitment fee on the unused portion of each bank's commitment ranging from 0.375% to 0.5%.

        Our senior secured credit facility contains various covenants that limit our ability to, among other things, incur indebtedness, make restricted payments, grant liens, consolidate or merge, dispose of certain assets, make certain investments, engage in transactions with affiliates and hedge transactions and make certain acquisitions.

        Our senior secured credit facility also requires us to maintain the following financial ratios as defined therein: (a) consolidated current assets to consolidated current liabilities of not less than 1.00 to 1.00 and (b) consolidated EBITDAX to the sum of (i) consolidated net interest expense plus (ii) letter of credit fees of not less than 2.50 to 1.00.

Existing Senior Notes

2022 Notes

        On April 27, 2012, we completed an offering of $500 million in aggregate principal amount of 7 3/8% senior unsecured notes due 2022 (the "April 2022 senior notes"). The April 2022 senior notes will mature on May 1, 2022 and bear an interest rate of 7 3/8% per annum, payable semi-annually, in cash in arrears on May 1 and November 1 of each year, commencing November 1, 2012. The April 2022 senior notes are fully and unconditionally guaranteed on a senior unsecured basis by the subsidiary guarantor and may be guaranteed, jointly and severally, by any future subsidiaries. The net proceeds from the April 2022 senior notes were used to pay in full $280.0 million outstanding under our senior secured credit facility and for general working capital purposes.

        The April 2022 senior notes were issued under, and are governed by, an indenture and supplement thereto, each dated April 27, 2012, among us and Wells Fargo Bank, National Association, as trustee (as further supplemented from time to time, the "2012 Indenture"). The 2012 Indenture contains customary terms, events of default and covenants relating to, among other things, the incurrence of debt, the payment of dividends or similar restricted payments, entering into transactions with affiliates and limitations on asset sales. Indebtedness under the April 2022 senior notes may be accelerated in certain circumstances upon an event of default as set forth in the 2012 Indenture.

        We may redeem the April 2022 senior notes, in whole or in part, at any time on or after May 1, 2017, at the redemption prices (expressed as percentages of principal amount) of 103.688% for the 12-month period beginning on May 1, 2017, 102.458% for the 12-month period beginning on May 1, 2018, 101.229% for the 12-month period beginning on May 1, 2019 and 100.000% beginning on May 1, 2020 and at any time thereafter, together with any accrued and unpaid interest to, but not including, the date of redemption. In addition, before May 1, 2017, we may redeem all or any part of the April 2022 senior notes at a redemption price equal to the sum of the principal amount thereof, plus a make-whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date. Furthermore, before May 1, 2015, we may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the April 2022 senior notes with the net proceeds of a public or private equity offering at a redemption price of 107.375% of the principal amount of the 2022 Notes, plus any accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the April 2022 senior notes issued under the 2012 Indenture remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering. We may also be required to make an offer to purchase the April 2022 senior notes upon a change of control triggering event.

2019 Notes

        On January 20, 2011 and October 19, 2011, we issued $350 million principal amount and $200 million principal amount, respectively, of 9 1/2% senior notes due 2019 (collectively the "2019 senior notes"). The 2019 senior notes will mature on February 15, 2019 and bear an interest rate of 9 1/2% per annum, payable semi-annually, in cash in arrears on February 15 and August 15 of each year. The 2019 senior notes are fully and unconditionally guaranteed on a senior unsecured basis by the subsidiary guarantor and may be guaranteed, jointly and severally, by any future subsidiaries. The 2019 senior notes were issued under and are governed by an indenture dated January 20, 2011, among us and Wells Fargo Bank, National Association, as trustee (as further supplemented from time to time, the "2019 Indenture"). The 2019 Indenture contains customary terms, events of default and covenants relating to, among other things, the incurrence of debt, the payment of dividends or similar restricted payments, entering into transactions with affiliates and limitations on asset sales. Indebtedness under the 2019 senior notes may be accelerated in certain circumstances upon an event of default as set forth in the indenture governing such notes.

        We may redeem all or a portion of the 2019 senior notes at any time on or after February 15, 2015, on not less than 30 or more than 60 days' prior notice in amount of $2,000 or whole multiples of $1,000 in excess thereof, at the redemption prices (expressed as percentages of principal amount) or 104.750% for the twelve-month period beginning on February 15, 2015, 102.375% for the twelve-month period beginning on February 15, 2016 and 100.000% beginning on February 15, 2017 and at any time thereafter, together with accrued and unpaid interest, if any, thereon to the applicable date of redemption (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date). In addition, before February 15, 2015, we may redeem all or any part of the 2019 senior notes at a redemption price equal to the sum of the principal amount thereof, plus a make whole premium at the redemption date, plus accrued and unpaid interest, if any, to the applicable redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date). We may also be required to make an offer to purchase the 2019 senior notes upon a change of control triggering event.

        As of March 31, 2014, we had a total of $1.5 billion of senior unsecured notes outstanding, comprising the April 2022 senior notes, the 2019 senior notes and the old notes.

 DESCRIPTION OF THE NOTES

        The Issuer entered into an indenture dated as of January 23, 2014 (the "Indenture"), among the Issuer, the Subsidiary Guarantor and Wells Fargo Bank, National Association, as trustee (the "Trustee"). The old notes were issued, and the new notes will be issued, under the Indenture. On January 23, 2014, we issued $450 million principal amount of notes under the Indenture. References to the "notes" in this "Description of the Notes" include both the outstanding old notes and the new notes offered hereby unless the context otherwise requires. References in this "Description of the Notes" to "Issue Date" mean January 23, 2014, the date on which the old notes were issued. The terms of the notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Indenture is unlimited in aggregate principal amount. We may issue an unlimited principal amount of additional notes under the Indenture having identical terms and conditions as the notes (the "Additional Notes"). We will only be permitted to issue such Additional Notes in compliance with the covenant described under the subheading "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock." Any Additional Notes will be part of the same series as the notes that will vote on all matters with the holders of the notes. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the Notes," references to the notes include the new notes and the old notes and any Additional Notes actually issued.

        This "Description of the Notes" is intended to be a useful overview of the material provisions of the notes and the Indenture. Since this description is only a summary, you should refer to these documents for a complete description of the obligations of the Issuer and the Guarantors and your rights. A copy of the Indenture has been filed as an exhibit to the registration statement of which the prospectus is a part.

        You will find the definitions of capitalized terms used in this "Description of the Notes" under the heading "—Certain Definitions." For purposes of this description, references to "the Company," "the Issuer," "we," "our" and "us" refer only to Laredo Petroleum, Inc., the issuer of the notes, and not to its subsidiary.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders of the notes have rights under the Indenture, and all references to "Holders" in this description are to registered holders of the notes.

        If the exchange offer contemplated by this prospectus is consummated, holders of old notes who do not exchange those notes for new notes in the exchange offer will vote together with holders of new notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the new notes, and the holders of such old notes and the new notes will vote together as a single class for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding shall be deemed to mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the old notes and the new notes then outstanding.

Brief Description of the notes and the Guarantees

  The new notes

        The new notes will:

  •
  be general unsecured senior obligations of the Company;

  •
  rank equally in right of payment with all existing and future senior Indebtedness of the Company, including the Existing Senior Notes;

  •
  rank senior in right of payment to any future subordinated Indebtedness of the Company;

  •
  rank effectively junior in right of payment to the Company's existing and future secured Indebtedness, including Indebtedness under the Senior Credit Agreement, to the extent of the value of the assets of the Company constituting collateral securing such Indebtedness; and

  •
  be fully and unconditionally guaranteed by the Guarantors on a senior basis.

  The Guarantees

        Each guarantee of the new notes will:

  •
  be a general unsecured senior obligation of the Guarantor;

  •
  rank equally in right of payment with all existing and future senior Indebtedness of the Guarantor, including its guarantee of the Existing Senior Notes;

  •
  rank senior in right of payment to any future subordinated Indebtedness of the Guarantor; and

  •
  rank effectively junior in right of payment to all existing and future secured Indebtedness of the Guarantor, including any guarantee of Indebtedness under the Senior Credit Agreement, to the extent of the value of the assets of the Guarantor constituting collateral securing such Indebtedness.

        The notes will be structurally subordinated to any existing and future Indebtedness and other liabilities, including claims of trade creditors, of any Subsidiary of the Company that does not guarantee the notes. However, our Restricted Subsidiaries that guarantee or become an obligor in respect of Indebtedness of the Company or any Restricted Subsidiary exceeding $5.0 million will be required to guarantee the notes, pursuant to a full and unconditional guarantee on a senior unsecured basis by such Restricted Subsidiary of the Company's obligations under the notes and the Indenture to the same extent as that set forth in the Indenture, subject to such Restricted Subsidiary ceasing to be a Guarantor when its Guarantee is released in accordance with the terms of the Indenture.

        In the event of a bankruptcy, administrative receivership, composition, insolvency, liquidation or reorganization of any non-guarantor Subsidiary, such Subsidiary will pay the holders of its liabilities, including trade payables, before such Subsidiary will be able to distribute any of its assets to the Company or the Guarantors. As of December 31, 2013, on a pro forma basis after giving effect to the offering of the old notes on January 23, 2014 and the application of the proceeds therefrom, the Company and the Guarantors would have had approximately $1.5 billion of senior unsecured indebtedness outstanding (including the notes) and the Company would be able to draw approximately $812.5 million of secured debt under the Senior Credit Agreement, subject to compliance with financial covenants set forth therein, which debt would be effectively senior to the notes and Guarantees (to the extent of the value of the assets securing such Indebtedness). Subject to the covenants set forth therein, the Indenture permits the Company and the Guarantors to incur additional Indebtedness, including secured Indebtedness.

Principal, Maturity and Interest

        The Company has issued $450.0 million in aggregate principal amount of old notes. The Indenture provides for the issuance of an unlimited amount of additional notes (the "Additional Notes") having identical terms and conditions to the notes in all respects other than the date of issue, the issue price and, at the option of the Company, as to the payment of interest accruing prior to the issue date of such Additional Notes or as to the first payment of interest following the issue date of such Additional

Notes, subject to compliance with the covenants contained in the Indenture, including the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock." The old notes, the new notes and any Additional Notes will be treated as a single class of securities under the Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. For purposes of this "Description of the Notes," reference to the notes includes any Additional Notes, unless otherwise indicated. There can be no assurance as to when or whether the Company will issue any such Additional Notes or as to the aggregate principal amount of such Additional Notes. The notes will mature on January 15, 2022.

        Interest on the notes will accrue at the rate of 5 5/8% per annum and will be payable semiannually in cash on each January 15 and July 15, commencing on the first such date next following the date on which the exchange offer is consummated, to the Holders of record on the immediately preceding January 1 and July 1, as the case may be, but interest payable on any interest payment date on any new note issued in exchange for any old note after a regular record date and prior to such interest payment date will be paid to the holder of record of such old note on such record date. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months. The initial payment on the new notes will include all accrued and unpaid interest on the old notes exchanged therefor.

        If an interest payment date falls on a day that is not a business day, the interest payment to be made on such interest payment date will be made, without penalty, on the next succeeding business day with the same force and effect as if made on such interest payment date.

        The new notes issued in exchange for the old notes pursuant to this exchange offer will be considered part of the same series of notes, and all references herein to "notes" include the new notes unless otherwise indicated.

        The principal of and premium, if any, and interest on the notes will be payable, and the notes will be exchangeable and transferable, at the office or agency of the paying agent and registrar maintained for such purposes or, at the option of the Company, payment of interest may be paid by check mailed to the address of the person entitled thereto as such address appears in the security register of Holders. The Company may change the paying agent and registrar without notice to the Holders. The notes will be issued only in registered form without coupons and only in denominations of $2,000 or whole multiples of $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange or redemption of notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Method of Payment

        The notes shall be payable as to principal, premium, if any, and interest and additional interest, if any, at the office or agency of the Company maintained for such purpose; provided, however, that (i) payments in respect of the notes represented by the Global Notes (as defined below) (including principal, premium, if any, and interest and additional interest, if any) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company ("DTC") with respect thereto; and (ii) payments in respect of the notes represented by any Certificated Notes (as defined below) (including principal, premium, if any, and interest and additional interest, if any) shall be made (subject (in the case of payments of principal or premium, if any) to surrender of such note at such office or agency): (a) if the Holder thereof has specified by written notice to the Trustee a U.S. dollar account maintained by such Holder with a bank located in the United States of America for such purpose no later than 15 days immediately preceding the relevant payment date (or such later date as the Trustee may accept in its discretion), by wire transfer of immediately available funds to such account so specified or (b) otherwise, at the option of the Company, by check mailed to the Holder of such note at its address set forth in the security register of Holders.

Paying Agent and Registrar

        The Trustee currently acts as paying agent and registrar. The Company may change any paying agent or registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

Guarantees

        The payment of the principal of and premium, if any, and interest on the notes, when and as the same become due and payable, is guaranteed on a senior unsecured basis pursuant to the guarantee provisions of the indenture, by the Guarantor. On the Issue Date, the Company's sole existing subsidiary, Laredo Midstream Services, LLC, was a Restricted Subsidiary and the only Guarantor, and is referred to in this Description of the Notes as the initial Guarantor. In addition, if (a) any Person becomes a direct or indirect domestic Restricted Subsidiary, (b) any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, or (c) any other Restricted Subsidiary issues or guarantees any Indebtedness and, in the case of (a), (b) or (c), such Restricted Subsidiary is or becomes a guarantor or obligor in respect of any Indebtedness of the Company or any of its direct or indirect domestic Restricted Subsidiaries in an aggregate principal amount exceeding $5.0 million, the Company shall cause each such Restricted Subsidiary to enter into a supplemental indenture pursuant to which such Restricted Subsidiary shall agree to guarantee the Company's obligations under the notes jointly and severally with any other Guarantors, fully and unconditionally, on a senior unsecured basis. See "—Certain Covenants—Issuances of Guarantees by Restricted Subsidiaries." Non-Guarantor Restricted Subsidiaries and Foreign Subsidiaries will not be required to issue a Guarantee under certain circumstances as described under "—Certain Covenants—Issuances of Guarantees by Restricted Subsidiaries." As of the date of this prospectus, the Company has no Foreign Subsidiaries and no Non-Guarantor Restricted Subsidiaries.

        The obligations of each Guarantor under its Guarantee are limited to the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. See "Risk Factors—Federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes." Each Guarantor that makes a payment or distribution under its Guarantee will be entitled to a contribution from any other non-paying Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor determined in accordance with GAAP.

        Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Restricted Subsidiary that is a Guarantor without limitation, or with or to other Persons upon the terms and conditions set forth in the Indenture. See "—Certain Covenants—Consolidation, Merger and Sale of Assets."

        The Guarantee of a Guarantor will be released automatically:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation) to one or more Persons that are not (either before or after giving effect to such transaction) the Company or a Restricted

    Subsidiary, if the sale or other disposition of all or substantially all of the assets of such Guarantor complies with the covenant described under "—Certain Covenants—Asset Sales";

  (2)
  in connection with any sale of all of the Capital Stock of such Guarantor to one or more Persons that are not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary, if the sale of all such Capital Stock of such Guarantor complies with the covenant described under "—Certain Covenants—Asset Sales";

  (3)
  if the Company properly designates such Guarantor as a Non-Guarantor Restricted Subsidiary and such Restricted Subsidiary is not required at such time to issue a Guarantee of the notes pursuant to the covenant described under "—Certain Covenants—Issuances of Guarantees by Restricted Subsidiaries";

  (4)
  if the Company properly designates such Guarantor as an Unrestricted Subsidiary;

  (5)
  if such Guarantor is released from its guarantee issued pursuant to the terms of any Credit Facility of the Company or any direct or indirect Restricted Subsidiary, and such Guarantor is not an obligor under any Indebtedness of the Company or any domestic Restricted Subsidiary (other than the notes) in excess of $5.0 million in aggregate principal amount;

  (6)
  upon the liquidation or dissolution of such Guarantor; provided no Default or Event of Default has occurred and is continuing; or

  (7)
  if legal or covenant defeasance of the notes has been effected or the notes are discharged in accordance with the procedures described below under "—Defeasance or Covenant Defeasance of Indenture" or "—Satisfaction and Discharge";

provided that any such release and discharge pursuant to clause (1), (2), (3), (4), (5), (6) or (7) above shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure any, Indebtedness of the Company and the domestic Restricted Subsidiaries (other than the notes) having an aggregate principal amount in excess of $5.0 million shall also terminate at such time.

Optional Redemption

        On or after January 15, 2017, the Company may redeem all or a portion of the notes, on not less than 30 nor more than 60 days' prior notice and in amounts of $2,000 or whole multiples of $1,000 in excess thereof, at the following redemption prices (expressed as percentages of the principal amount), plus accrued and unpaid interest, if any, thereon, to the applicable redemption date (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on January 15 of the years indicated below:

Year	Redemption Price
2017	104.219%
2018	102.813%
2019	101.406%
2020 and thereafter	100.000%

        In addition, at any time and from time to time prior to January 15, 2017, the Company may use funds in an amount not exceeding the amount of the net cash proceeds of one or more Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of notes issued under the Indenture (including the principal amount of any Additional Notes issued under the Indenture) at a redemption price equal to 105.625% of the aggregate principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of

Holders of record on relevant record dates to receive interest due on the relevant interest payment date). At least 65% of the aggregate principal amount of notes (including the principal amount of any Additional Notes issued under the Indenture) must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must complete such redemption no later than 180 days after the closing of the related Equity Offering. Notice of any redemption pursuant to this paragraph may be given prior to the completion of the applicable Equity Offering, and any such redemption or notice may at the Company's discretion be subject to one or more conditions precedent including but not limited to completion of such Equity Offering. If any such conditions do not occur, the Company will provide prompt written notice to the Trustee rescinding such redemption, and such redemption and notice of redemption shall be rescinded and of no force or effect. Upon receipt of such notice, the Trustee will promptly send a copy of such notice to the Holders of the notes to be redeemed in the same manner in which the notice of redemption was given.

        If a Change of Control occurs at any time prior to January 15, 2015, the Company may, at its option, redeem all, but not less than all, of the notes upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 110.0% of the principal amount of the notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). If the Company elects to exercise this redemption right, the Company must do so by mailing a redemption notice to each Holder at its registered address with a copy to the Trustee within 60 days following the Change of Control (or, at the Company's option, prior to such Change of Control but after the transaction giving rise to such Change of Control is publicly announced). Any such redemption may be conditioned upon the Change of Control occurring if the notice is mailed prior to the Change of Control. If the Change of Control does not occur, the Company will provide prompt written notice to the Trustee rescinding such redemption, and such redemption and notice of redemption shall be rescinded and of no force or effect. Upon receipt of such notice, the Trustee will promptly send a copy of such notice to the Holders in the same manner in which the notice of redemption was given. If the Company exercises the Change of Control redemption right, the Company will not be required to make the Change of Control Offer described below under "—Change of Control" unless or until there is a default in payment of the redemption price.

        The notes may also be redeemed, in whole or in part, at any time or from time to time prior to January 15, 2017 at the option of the Company at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        "Applicable Premium" means, with respect to any note on any applicable redemption date, the greater of: (1) 1.0% of the principal amount of such note; and (2) the excess, if any, of: (a) the present value at such redemption date of (i) the redemption price of such note at January 15, 2017 (such redemption price being set forth in the table appearing above) plus (ii) all required interest payments (excluding accrued and unpaid interest to such redemption date) due on such note through January 15, 2017, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such note.

        "Treasury Rate" means, as of any redemption date, the weekly average yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) equal to the period from the redemption date to January 15, 2017; provided, however, that if the period from the redemption date to January 15, 2017 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities that have a constant maturity closest to and greater than the period from the redemption date to January 15, 2017 and the United States Treasury securities that have a constant maturity closest to and less than the period from the redemption date to January 15, 2017 for which such yields are given, except that if the period from the redemption date to January 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (1) calculate the Treasury Rate on the third business day preceding the applicable redemption date and (2) prior to such redemption date, deliver to the Trustee an officers' certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

        Notices of optional redemption will be mailed by first class mail at least 30 but no more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that optional redemption notices may be mailed more than 60 days prior to a redemption date in connection with a legal or covenant defeasance of the notes or a satisfaction and discharge of the Indenture.

        If less than all of the notes are to be redeemed, the Trustee shall select the notes to be redeemed not more than 60 days prior to the redemption date, or otherwise in compliance with the requirements of the principal national security exchange, if any, on which the notes are listed, or if the notes are not so listed, on a pro rata basis (or, in the case of Global Notes, on as nearly a pro rata basis as is practicable, subject to the procedures of DTC or any other depositary), by lot or by any other method the Trustee shall deem fair and reasonable. Notes redeemed in part must be redeemed only in amounts of $2,000 or whole multiples of $1,000 in excess thereof (subject to the procedures of DTC or any other depositary). Redemption pursuant to the provisions relating to an Equity Offering must be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of DTC or any other depositary).

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A replacement note in principal amount equal to the unredeemed portion of the old note will be issued in the name of the Holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption, unless the Company defaults in making the redemption payment.

        The notice of redemption with respect to the redemption described in the fourth paragraph under this "—Optional Redemption" need not set forth the Applicable Premium but only the manner of calculation thereof. The Company will notify the Trustee of the Applicable Premium with respect to any redemption promptly after the calculation thereof, and the Trustee shall not be responsible for such calculation. Any redemption or notice of redemption may, at the Company's discretion, be subject to one or more conditions precedent and, in the case of redemption with the net proceeds of an Equity Offering, be given prior to the completion of the related Equity Offering.

Open Market Purchases; No Mandatory Redemption or Sinking Fund

        In addition to the Company's right to redeem the notes as set forth above, the Company or its Affiliates may from time to time purchase the notes in open-market transactions, privately negotiated transactions, tender offers, exchange offers or otherwise, upon such terms and at such prices as the Company or its Affiliates may determine, which may be for cash or other consideration.

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Change of Control

        If a Change of Control occurs, unless the Company has given (or if a Change of Control occurs prior to January 15, 2015, within 60 days thereafter will have given) notice of redemption of all the notes as described under "—Optional Redemption," each Holder will have the right to require that the Company purchase all or any part (in amounts of $2,000 or whole multiples of $1,000 in excess thereof) of such Holder's notes pursuant to an offer (the "Change of Control Offer") on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer to purchase all of the notes, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date") (subject to the rights of Holders of record on relevant record dates to receive interest due on the relevant interest payment date).

        Within 30 days after any Change of Control or, at the Company's option, prior to such Change of Control but after it is publicly announced, unless the Company has given (or if a Change of Control occurs prior to January 15, 2015, within 60 days thereafter will have given) notice of redemption of all the notes as described under "—Optional Redemption," the Company must notify the Trustee and give written notice of the Change of Control to each Holder, by first-class mail, postage prepaid, at the address appearing for such Holder in the security register or otherwise in accordance with the procedures of DTC. The notice must state, among other things,

  •
  that a Change of Control has occurred or will occur and the date of such event;

  •
  the circumstances and relevant facts regarding such Change of Control;

  •
  the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date the notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the Change of Control Purchase Date may not occur prior to the Change of Control;

  •
  that any note not tendered will continue to accrue interest;

  •
  that, unless the Company defaults in the payment of the Change of Control Purchase Price, any notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

  •
  other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw acceptance of the Change of Control Offer.

        Holders electing to have a note purchased pursuant to a Change of Control Offer will be required to surrender the note to the paying agent for the notes at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Purchase Date. If the Change of Control Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Holder of record at the close of business on the record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

        Any Change of Control Offer that is made prior to the occurrence of a Change of Control may at the Company's discretion be subject to one or more conditions precedent, including but not limited to the occurrence of a Change of Control.

        If a Change of Control Offer is made, the Company may not have available funds sufficient to pay the Change of Control Purchase Price for all of the notes that might be delivered by Holders seeking to accept the Change of Control Offer. The failure of the Company to make or consummate the

Change of Control Offer or pay the Change of Control Purchase Price when due may give the Trustee and the Holders rights described under "—Events of Default."

        The indentures governing the Existing Senior Notes provide that upon the occurrence of certain change-of-control events, each holder of the Existing Senior Notes will have the right to require the Company to purchase all or any part of such holder's Existing Senior Notes. In such event, the Company may not have available funds sufficient to pay the aggregate purchase price of the Existing Senior Notes delivered by holders exercising such right. The failure of the Company to purchase the delivered Existing Senior Notes may result in the occurrence of a default under the indentures governing the Existing Senior Notes.

        The Senior Credit Agreement provides that certain change-of-control events with respect to the Company would constitute a default thereunder, which could obligate the Company to repay amounts outstanding under the Senior Credit Agreement upon an acceleration of the Indebtedness issued thereunder. A default under the Senior Credit Agreement would result in a default under the Indenture if the lenders holding a certain percentage of the commitments thereunder accelerate the debt under the Senior Credit Agreement. Any future credit agreements or agreements relating to other indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of the lenders holding a certain percentage of the commitments under those agreements to the purchase of the notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing notes. In such case, the Company's purchase of tendered notes may result in an Event of Default under the Indenture if the lenders under its other debt agreements, including the Senior Credit Agreement, accelerate Indebtedness under those agreements in an aggregate principal amount in excess of $20.0 million. See "Risk Factors—We may not be able to repurchase the notes in certain circumstances."

        The definition of Change of Control includes a phrase relating to the sale, assignment, conveyance, transfer, lease or other disposition, in one or a series of related transactions, of "all or substantially all" of the assets of the Company and the Restricted Subsidiaries, taken as a whole. Thus, only asset dispositions constituting a "series of related transactions" are aggregated in determining whether a "change of control" arising from the sale of "substantially all" of the assets has taken place. Moreover, the term "all or substantially all," as used in the definition of Change of Control, has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. Therefore, if Holders elected to exercise their right to require the Company to repurchase their notes under the Indenture as a result of a sale, assignment, conveyance, transfer, lease or other disposition of less than all of the assets of the Company and the Restricted Subsidiaries taken as a whole and the Company elected to contest such election, it is not clear how a court applying New York law would interpret the phrase.

        Recent Delaware case law has raised the possibility that the obligation of a Delaware corporation to make a change of control repurchase offer for its debt that arises as a result of a failure of such corporation to have "continuing directors" compose a majority of its Board of Directors may be unenforceable on public policy grounds under Delaware law to the extent such obligation involves a breach of fiduciary duty. Additionally, recent Delaware case law suggests that, in the event that incumbent directors are replaced as a result of a contested election, issuers of debt may nevertheless avoid triggering a change of control under a clause similar to clause (2) of the definition of "Change of Control" under the caption "Certain Definitions," if the outgoing directors were to approve the new directors for the purpose of such change of control clause.

        The existence of a Holder's right to require the Company to repurchase such Holder's notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control.

        The provisions of the Indenture do not afford Holders the right to require the Company to repurchase the notes in the event of a highly leveraged transaction or certain transactions with management or Affiliates of the Company, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its Affiliates) involving the Company that may adversely affect Holders, if such transaction is not a transaction defined as a Change of Control. A transaction involving the management or Affiliates of the Company, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified within such definition.

        The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

        The Company will not be required to make a Change of Control Offer under the following circumstances: (1) upon a Change of Control, if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements described in the Indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change of Control Offer; or (2) if notice of redemption for 100% of the aggregate principal amount of the outstanding notes has been given (or, if a Change of Control occurs prior to January 15, 2015, within 60 days thereafter will have been given), pursuant to the Indenture as described under "—Optional Redemption," unless and until there is a default in payment of the applicable redemption price.

        In the event that upon consummation of a Change of Control Offer less than 10% of the aggregate principal amount of the notes (including Additional Notes) that were originally issued are held by Holders other than the Company or Affiliates thereof, the Company will have the right, upon not less than 30 nor more than 60 days' prior notice and given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to 101% of the aggregate principal amount of the notes redeemed plus accrued and unpaid interest, if any, thereon to the date of redemption, subject to the right of the Holders of record on relevant record dates to receive interest due on the relevant interest payment date.

        The provisions under the Indenture related to the Company's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified or terminated with the consent of the Holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the notes) prior to the occurrence of such Change of Control.

Certain Covenants

  Covenant Suspension

        If at any time (a) the notes are rated at least Baa3 by Moody's and at least BBB- by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of the Company, at least the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the

Company as a replacement agency); and (b) at such time no Event of Default has occurred and is continuing then, beginning on that day and each day thereafter until a Reversion Date, if any (as described in the second succeeding paragraph), the covenants specifically listed under the following captions in this prospectus (the "Suspended Covenants") will be suspended:

  (1)
  "—Certain Covenants—Asset Sales";

  (2)
  "—Certain Covenants—Restricted Payments";

  (3)
  "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock";

  (4)
  "—Certain Covenants—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

  (5)
  clauses (1) and (3) under "—Certain Covenants—Sale and Leaseback Transactions";

  (6)
  clause (4) of the first paragraph under "—Certain Covenants—Consolidation, Merger and Sale of Assets";

  (7)
  "—Certain Covenants—Transactions with Affiliates";

  (8)
  "—Certain Covenants—Unrestricted Subsidiaries"; and

  (9)
  "—Certain Covenants—Issuances of Guarantees by Restricted Subsidiaries."

        During any period that the foregoing covenants have been suspended (each such period, a "Suspension Period"), the Company's Board of Directors may not designate any of its Restricted Subsidiaries as Unrestricted Subsidiaries pursuant to the covenant described under "—Unrestricted Subsidiaries."

        Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants will be reinstituted as of and from the date of such rating decline (such date, a "Reversion Date").

        For purposes of calculating the amount available to be made as Restricted Payments under clause (a)(3) of the first paragraph of the covenant described under "—Restricted Payments," calculations under that clause will be made with reference to the date of the Restricted Payment, as set forth in that clause. Accordingly (x) Restricted Payments made during the Suspension Period that would not otherwise be permitted pursuant to any of clauses (b)(1) through (b)(14) of the covenant described under "—Restricted Payments" will reduce the amount available to be made as Restricted Payments under clause (a)(3) of the first paragraph of such covenant; provided, however, that the amount available to be made as a Restricted Payment shall not be reduced to below zero solely as a result of such Restricted Payments but may be reduced to below zero as a result of negative cumulative Consolidated Net Income during the Suspension Period for purposes of clause (a)(3)(A) of such covenant and (y) the items specified in clauses (a)(3)(A) through (F) of such covenant that occur during the Suspension Period will increase the amount available to be made as Restricted Payments under clause (a)(3) of such covenant. For purposes of the covenant described under "—Asset Sales," on each Reversion Date, the unutilized Excess Proceeds will be reset to zero. No Default or Event of Default will be deemed to have occurred or exist on a Reversion Date (or thereafter) under any Suspended Covenant, solely as a result of, or as a result of the continued existence on or after a Reversion Date of facts and circumstances arising from, any actions taken by the Company or any Restricted Subsidiaries thereof, or events occurring, or performance on or after a Reversion Date of any obligations arising from transactions which occurred, during a Suspension Period.

        The Indenture contains covenants including, among others, the following:

  Incurrence of Indebtedness and Issuance of Disqualified Stock

        (a)   The Company will not, and will not cause or permit any Restricted Subsidiary to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, "incur"), any Indebtedness (including any Acquired Debt and the issuance of Disqualified Stock or the issuance of Preferred Stock by a Restricted Subsidiary), unless such Indebtedness is incurred by the Company or any Guarantor and, in each case, after giving pro forma effect to such incurrence and the receipt and application of the proceeds therefrom, the Company's Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period would be equal to or greater than 2.25 to 1.0.

        (b)   Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, "Permitted Debt"):

  (1)
  Indebtedness of the Company or any Guarantor (whether as borrowers or guarantors) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $250.0 million and (y) the sum of $100.0 million and 30% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness;

  (2)
  Indebtedness of the Company or any Guarantor pursuant to the Existing Senior Notes or the notes (excluding any Additional Notes and Exchange Notes issued in exchange therefor) and any Guarantee of the Existing Senior Notes or the notes (excluding any Guarantee of Additional Notes and Exchange Notes issued in exchange therefor);

  (3)
  Indebtedness of the Company or any Guarantor outstanding on the Issue Date, and not otherwise referred to in this definition of "Permitted Debt";

  (4)
  intercompany Indebtedness between or among the Company and any Restricted Subsidiary; provided, however, that:

  (A)
  if the Company or any Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to a Restricted Subsidiary other than a Guarantor, such Indebtedness must be either (x) expressly subordinated to the prior payment in full in cash of all obligations with respect to the notes, in the case of the Company, or the Guarantees, in the case of a Guarantor, or (y) Capital Stock; and

  (B)
  any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary (other than pursuant to a Credit Facility) and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (4);

  (5)
  guarantees by the Company or any Guarantor of any Indebtedness of the Company or any Restricted Subsidiary that is permitted to be incurred under the Indenture;

  (6)
  Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations (whether or not incurred pursuant to sale and leaseback transactions) or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition, construction, improvement or development of real or personal, movable or immovable, property, in each case incurred for the purpose of financing or Refinancing all or any part of the purchase price or cost of acquisition, construction, improvement or development of property used in the business of the Company or any Restricted Subsidiary (together with improvements, additions, accessions and contractual rights relating primarily thereto), in an aggregate principal amount outstanding at any time pursuant to this clause (6) not to exceed the greater of (x) $25.0 million and (y) 2.0% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness;

  (7)
  Indebtedness of the Company or any Restricted Subsidiary in connection with (A) one or more standby letters of credit issued by the Company or a Restricted Subsidiary in the ordinary course of business and (B) other self-insurance obligations, letters of credit, surety, bid, performance, appeal or similar bonds, bankers' acceptances, completion guarantees or similar instruments and any guarantees or letters of credit functioning as or supporting any of the foregoing instruments; provided that, in each case contemplated by this clause (7), upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; provided, further, that with respect to clauses (A) and (B), such Indebtedness is not in connection with the borrowing of money;

  (8)
  Indebtedness of the Company or any Guarantor; provided that sufficient net proceeds thereof are promptly deposited to defease or satisfy all of the notes as described below under "—Defeasance or Covenant Defeasance of Indenture" or "—Satisfaction and Discharge";

  (9)
  Permitted Refinancing Indebtedness of the Company or any Guarantor issued to Refinance any Indebtedness, including any Disqualified Stock, incurred pursuant to paragraph (a) of this covenant or clause (2), (3), (11) or this clause (9) of this paragraph (b) of this definition of "Permitted Debt";

  (10)
  Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and the Restricted Subsidiaries;

  (11)
  Permitted Acquisition Indebtedness;

  (12)
  Cash Management Obligations of the Company or any Guarantor in an aggregate amount not to exceed $7.5 million outstanding at any one time;

  (13)
  Preferred Stock (other than Disqualified Stock) of the Company or any Restricted Subsidiary; and

  (14)
  Indebtedness of the Company or any Restricted Subsidiary in addition to that described in clauses (1) through (13) above, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (14) outstanding at any one time in the aggregate shall not exceed the greater of (x) $35.0 million and (y) 2.5% of Adjusted Consolidated Net Tangible Assets determined as of the date of the incurrence of such Indebtedness.

        For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of "Permitted Debt" or is permitted to be incurred pursuant to the first paragraph of this covenant, the Company in its sole discretion may classify or reclassify (or later classify or reclassify) in whole or in part such item of Indebtedness in any manner (including by dividing and classifying such item of Indebtedness in more than one type of Indebtedness permitted under this covenant) that complies with this covenant; provided that

Indebtedness under the Senior Credit Agreement, if any, which is in existence on the Issue Date shall be considered incurred under clause (1) of the second paragraph of this covenant, subject to any subsequent classification or reclassification or division permitted pursuant to this paragraph.

        Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness.

        Accrual of interest, accretion or amortization of original issue discount or accretion of principal as to a security issued at a discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the accretion or payment of dividends on any Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock, the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness, and unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of SFAS 133), each will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount thereof as accrued shall be included as required in the calculation of the Consolidated Fixed Charge Coverage Ratio of the Company.

        For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar equivalent principal amount of such Indebtedness incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company and the Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

        For purposes of determining any particular amount of Indebtedness under this covenant, (i) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness otherwise included in the determination of such amount shall not also be included and (ii) if obligations in respect of letters of credit are incurred pursuant to a Credit Facility and are being treated as incurred pursuant to clause (1) of the definition of "Permitted Debt" and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included. If Indebtedness is secured by a letter of credit that serves only to secure such Indebtedness, then the total amount deemed incurred shall be equal to the greater of (x) the principal of such Indebtedness and (y) the amount that may be drawn under such letter of credit.

        For purposes of the Indenture, no Indebtedness will be deemed to be subordinate or junior in right of payment to other Indebtedness solely by virtue of not having the benefit of a Lien on assets, or guarantee of a Person, that benefits the other Indebtedness or having the benefit of such a Lien or guarantee ranking subordinate or junior to a Lien or guarantee benefiting the other Indebtedness.

  Restricted Payments

        (a)   The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

  (1)
  pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely to the Company or a Restricted Subsidiary or in shares of the Company's Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

  (2)
  purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or options, warrants or other rights to acquire such Capital Stock other than through the exchange therefor solely of Qualified Capital Stock of the Company and other than any acquisition or retirement for value from, or payment to, the Company or any Restricted Subsidiary;

  (3)
  make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (x) Subordinated Indebtedness permitted under clause (4) of the second paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Disqualified Stock" or (y) Subordinated Indebtedness acquired for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition for value;

  (4)
  pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (i) to the Company or any Restricted Subsidiary or any Guarantor or (ii) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all stockholders of such Restricted Subsidiary); or

  (5)
  make any Investment in any Person (other than any Permitted Investments);

(any of the foregoing actions described in clauses (1) through (5) above, other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless

  (1)
  immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

  (2)
  immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) under the provisions described under paragraph (a) of the covenant described under "—Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

  (3)
  after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments (including any Designation Amounts (as defined below) not effected as Permitted Investments or Permitted Payments) declared or made after the Measurement Date does not exceed the sum of:

  (A)
  50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company's fiscal quarter beginning on or immediately prior to the Measurement Date and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

    (B)
    the aggregate Net Cash Proceeds, or the Fair Market Value of property (including any property received in any asset or other acquisition) other than cash, received after the Measurement Date by the Company either (i) as capital contributions in the form of common equity or other Qualified Capital Stock to the Company or (ii) from the issuance or sale (other than to any Restricted Subsidiary) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (2) or (3) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid);

    (C)
    the aggregate Net Cash Proceeds, or the Fair Market Value of property other than cash, received after the Measurement Date by the Company (other than from any Restricted Subsidiary) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid);

    (D)
    the aggregate Net Cash Proceeds, or the Fair Market Value of property other than cash, received after the Measurement Date by the Company from the conversion or exchange, if any, of debt securities or Disqualified Stock or other Indebtedness of the Company or the Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Disqualified Stock were issued after the Measurement Date, the aggregate of Net Cash Proceeds, or the Fair Market Value of property other than cash, received from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Disqualified Stock financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid);

    (E)
    (i) in the case of a net reduction in any Investment constituting a Restricted Payment (including any Investment in an Unrestricted Subsidiary) made after the Measurement Date resulting from dividends, distributions, redemptions or repurchases, proceeds of sales or other dispositions thereof, interest payments, repayments of loans or advances, or other transfers of cash or properties (including transfers as a result of merger or liquidation), in each case to the Company or to any Restricted Subsidiary from any Person (other than the Company or a Restricted Subsidiary), an amount (in each such case to the extent not included in Consolidated Net Income) equal to the amount received with respect to such Investment, less the cost of the disposition of such Investment and net of taxes, and (ii) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company's interest in such Subsidiary at the time of such redesignation; and

    (F)
    any amount which previously qualified as a Restricted Payment on account of any guarantee entered into by the Company or any Restricted Subsidiary; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

        (b)   Notwithstanding the foregoing, and in the case of clauses (2) through (9) and (11) through (14) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (1) through (14), together with the transactions expressly excluded from clauses (1), (2), (3) and (4) of paragraph (a) of this covenant, being referred to as a "Permitted Payment"):

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this covenant, in which event such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a "Permitted Payment" for purposes of the calculation required by paragraph (a) of this covenant;

  (2)
  the purchase, repurchase, redemption or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or in an amount not in excess of the Net Cash Proceeds of a substantially concurrent (i) contribution (other than from a Restricted Subsidiary) to the equity capital of the Company in respect of or (ii) issuance and sale for cash (other than to a Restricted Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from such contribution or such issuance of such shares of Qualified Capital Stock shall be excluded from clause (3)(B) of paragraph (a) of this covenant;

  (3)
  the purchase, repurchase, redemption, defeasance, satisfaction and discharge, or other acquisition or retirement for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the Net Cash Proceeds of a substantially concurrent (i) contribution (other than from a Restricted Subsidiary) to the equity capital of the Company in respect of, or (ii) issuance and sale for cash (other than to a Restricted Subsidiary) of, any Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from such contribution or such issuance of such shares of Qualified Capital Stock shall be excluded from clause (3)(B) of paragraph (a) of this covenant;

  (4)
  the purchase, repurchase, redemption, defeasance, satisfaction and discharge, refinancing, acquisition or retirement for value or payment of principal of any Subordinated Indebtedness (other than Disqualified Stock) through the substantially concurrent issuance of Permitted Refinancing Indebtedness;

  (5)
  the purchase, repurchase, redemption, defeasance, satisfaction and discharge or other acquisition or retirement for value of Disqualified Stock of the Company in exchange for, or out of the Net Cash Proceeds of a substantially concurrent sale of, Disqualified Stock of the Company that, in each case, is permitted to be incurred pursuant to the covenant described under "—Incurrence of Indebtedness and Issuance of Disqualified Stock";

  (6)
  the repurchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company held by any current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees) pursuant to the terms of agreements (including employment agreements) or plans approved by the Company's Board of Directors; provided that the aggregate amount of such repurchases, redemptions, retirements and acquisitions pursuant to this clause (6) will not, in the aggregate, exceed $2.0 million per fiscal year (with unused amounts to be carried over to succeeding fiscal years); provided such amount in any calendar year may be increased by an amount not to exceed (a) the cash proceeds received after the Issue Date by the Company or any Restricted Subsidiary from the sale of Capital Stock of the Company (other than Disqualified Stock) to any such officers, directors or employees (provided such amounts are not included in clause (3)(B) of the definition of Restricted Payments) plus (b) the cash proceeds of key man life insurance policies received after the Issue Date by the Company and the Restricted Subsidiaries less (c) the amount of Permitted Payments previously effected by using amounts specified in the foregoing clauses (a) and (b);

  (7)
  loans and advances made to officers, directors or employees of the Company or any Restricted Subsidiary, in each case, as permitted by Section 402 of the Sarbanes-Oxley Act of 2002 (to the extent applicable to the Company or such Restricted Subsidiary) and approved by the Board of Directors of the Company in an aggregate amount not to exceed $2.0 million outstanding at any one time, the proceeds of which are used solely (i) to purchase Qualified Capital Stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or (ii) to refinance loans or advances, together with accrued interest thereon, made pursuant to item (i) of this clause (7);

  (8)
  the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations or conversion of convertible or exchangeable securities of debt or equity issued by the Company or otherwise;

  (9)
  dividends on Disqualified Stock issued after the Issue Date in accordance with the covenant described under "—Incurrence of Indebtedness and Issuance of Disqualified Stock" if such dividends are included in the calculation of Consolidated Interest Expense;

  (10)
  the purchase, redemption or other acquisition or retirement for value of Indebtedness that is subordinated or junior in right of payment to the notes or a Guarantee at a purchase price not greater than (i) 101% of the principal amount of such subordinated or junior Indebtedness and accrued and unpaid interest thereon in the event of a Change of Control or (ii) 100% of the principal amount of such subordinated or junior Indebtedness and accrued and unpaid interest thereon in the event of an Asset Sale, in each case plus accrued interest, in connection with any change of control offer or prepayment offer required by the terms of such Indebtedness, but only if:

  (A)
  in the case of a Change of Control, the Company has first complied with and fully satisfied its obligations described under "—Change of Control"; or

  (B)
  in the case of an Asset Sale, the Company has complied with and fully satisfied its obligations in accordance with the covenant described under "—Asset Sales";

  (11)
  the purchase, repurchase, redemption or other acquisition or retirement for value of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, convertible securities or other rights to acquire Capital Stock (including any such rights to acquire Capital Stock held by any current or former officers, directors or employees of the Company or any Restricted Subsidiary (or permitted transferees thereof)) if such Capital Stock represents a portion of the exercise, conversion or exchange price thereof and any purchase, repurchase, redemption or other acquisition or retirement for value of Capital Stock made in satisfaction of withholding tax obligations in connection with any exercise, conversion or exchange of stock options, warrants, convertible securities or other rights to acquire Capital Stock;

  (12)
  any payments to dissenting equityholders not to exceed $5.0 million in the aggregate after the Issue Date (x) pursuant to applicable law or (y) in connection with the settlement or other satisfaction of claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the Indenture;

  (13)
  any redemption of share purchase rights at a redemption price not to exceed $0.01 per right; and

  (14)
  any payment or other transaction otherwise constituting a Restricted Payment that when combined with all other outstanding payments or other transactions pursuant to this clause (14) since the Issue Date are in an aggregate outstanding amount not exceeding $20.0 million.

        In determining whether any Restricted Payment (or payment or other transaction that, except for being a Permitted Payment, would constitute a Restricted Payment) is permitted by the foregoing covenant, the Company may allocate or re-allocate all or any portion of such Restricted Payment or other such transaction among clauses (1) through (14) of the preceding paragraph (b) or among such clauses and paragraph (a) of this covenant, including the second set of clauses (1), (2) and (3) thereof; provided that at the time of such allocation or re-allocation all such Restricted Payments and such other transactions or allocated portions thereof, all outstanding prior Restricted Payments and such other transactions, would be permitted under the various provisions of the foregoing covenant. The amount of all Restricted Payments and other such transactions (other than cash) shall be the Fair Market Value on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment or other such transaction.

        A contribution or sale will be deemed to be "substantially concurrent" if the related purchase, repurchase, redemption, defeasance, satisfaction and discharge, retirement or other acquisition for value or payment of principal occurs within 90 days before or after such contribution or sale.

  Transactions with Affiliates

        The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, enter into any Transaction (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) involving aggregate consideration in excess of $2.0 million, unless such Transaction is entered into in good faith and

  (1)
  such Transaction is on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable Transaction in arm's-length dealings with a party that is not an Affiliate of the Company,

  (2)
  with respect to any Transaction involving aggregate value in excess of $10.0 million, the Company delivers an officers' certificate to the Trustee certifying that such Transaction complies with clause (1) above, and

  (3)
  with respect to any Transaction involving aggregate value in excess of $25.0 million, such Transaction is approved by a majority of the Disinterested Directors of the Board of Directors of the Company;

provided that this provision shall not apply to:

  (i)
  employee benefit arrangements with any officer or director of the Company or any Restricted Subsidiary and payments, issuances of securities or other transactions pursuant thereto, including under any employment or severance agreement, stock option or stock incentive plans, long term incentive plans, other compensation arrangements and customary insurance or indemnification arrangements with officers or directors of the Company or any Restricted Subsidiary, in each case either entered into in the ordinary course of business or approved by the Disinterested Directors of the Board of Directors of the Company,

  (ii)
  transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture; provided that in the reasonable determination of the Board of Directors of the Company or the senior management of the Company, such transactions are on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company,

  (iii)
  the payment of reasonable and customary compensation and fees to officers or directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Affiliate of the Company,

  (iv)
  loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business in an aggregate amount not to exceed $2.0 million outstanding at any one time,

  (v)
  any Restricted Payments or Permitted Payments made in compliance with the covenant described under "—Restricted Payments" or any Permitted Investments (other than Permitted Investments permitted pursuant to clauses (1)(iv) and (15) of the definition thereof (to the extent involving, prior to the making of such Permitted Investment, any Person other than the Company or a Subsidiary of the Company)),

  (vi)
  any Transaction undertaken pursuant to (a) any contracts or agreements in existence on the Issue Date (as in effect on the Issue Date) (b) any amendment or replacement of any such agreements or (c) any agreements entered into hereafter that are similar to any such agreements, so long as, in the case of clause (b) or (c), the terms of any such amendment or replacement agreement or future agreement are, on the whole, no less advantageous to the Company or no less favorable to the Holders in any material respect than the agreement so amended or replaced or the similar agreement referred to in the preceding clause (a) or (b), respectively,

  (vii)
  in the case of (1) contracts for (A) drilling or other oil-field services or supplies, (B) the sale, storage, gathering or transport of Hydrocarbons or (C) the lease or rental of office or storage space or (2) other operation-type contracts, any such contracts that are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties or, if none of the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, on terms no less favorable than those available from third parties on an arm's-length basis, as determined (i) in the case of contracts involving aggregate value of $50.0 million or less, by the Board of Directors of the Company or the senior management of the Company or (ii) in the case of contracts involving aggregate value in excess of $50.0 million, by the Disinterested Directors of the Board of Directors of the Company,

  (viii)
  any Transaction with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an equity interest in, or controls, such Person,

  (ix)
  any sale or other issuance of Qualified Capital Stock of the Company to, or receipt of a capital contribution from, an Affiliate (or a Person that becomes an Affiliate) of the Company,

  (x)
  any Transaction between the Company or any Restricted Subsidiary on the one hand and any Person deemed to be an Affiliate solely because one or more directors of such Person is also a director of the Company or a Restricted Subsidiary, on the other hand; provided that such director or directors abstain from voting as a director of the Company or the Restricted Subsidiary, as applicable, in connection with the approval of the Transaction,

  (xi)
  indemnities of officers, directors and employees of the Company or any Restricted Subsidiary permitted by law, statutory provision or employment agreement or other arrangement entered into in the ordinary course of business by the Company or any Restricted Subsidiary,

  (xii)
  (a) guarantees by the Company or any Restricted Subsidiary of performance of obligations of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by the Company or any Restricted Subsidiary of Capital Stock in Unrestricted Subsidiaries for the benefit of lenders or other creditors of Unrestricted Subsidiaries, and

  (xiii)
  any transaction in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an independent advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of this paragraph.

  Liens

        The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or incur, in order to secure any Indebtedness, any Lien of any kind, other than Permitted Liens, upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the Issue Date or acquired after the Issue Date, or assign or convey, in order to secure any Indebtedness, any right to receive any income or profits therefrom, other than Permitted Liens, unless the notes (or a Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the notes shall have with respect to such Subordinated Indebtedness) the Indebtedness for so long as such Indebtedness is secured by such Lien.

        Notwithstanding the foregoing, any Lien securing the notes or a Guarantee granted pursuant to the immediately preceding paragraph shall be automatically and unconditionally released and discharged upon:

  (i)
  the release of all other Liens that resulted in the grant of such Lien to secure the notes or Guarantees pursuant to the preceding paragraph,

  (ii)
  any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien,

  (iii)
  any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien, or

  (iv)
  if such Lien secures a Guarantee, the release of such Guarantee in accordance with the Indenture.

  Asset Sales

        (a)   The Company will not, and will not cause or permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets and property subject to such Asset Sale (such Fair Market Value to be determined on the date of contractually agreeing to effect such Asset Sale) and (ii) (A) at least 75% of the consideration paid to the Company or such Restricted Subsidiary from such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, is in the form of cash, Cash Equivalents, Liquid Securities, Exchanged Properties (including pursuant to Asset Swaps) or the assumption by the acquiring Person of Indebtedness or other liabilities of the Company or a Restricted Subsidiary (other than liabilities of the Company or a Restricted Subsidiary that are by their terms subordinated to the notes) as a result of which the Company and the remaining Restricted Subsidiaries are no longer liable for such liabilities (or in lieu of such absence of liability, the acquiring Person or its parent company agrees to indemnify and hold the Company or such Restricted Subsidiary harmless from and against any loss, liability or cost in respect of such assumed liabilities accompanied by the posting of a letter of credit (issued by a commercial bank that has an Investment Grade Rating) in favor of the Company or such Restricted Subsidiary for the full amount of such liabilities and for so long as such liabilities remain outstanding unless such indemnifying party (or its long term debt securities) shall have an Investment Grade Rating (with no indication of a negative outlook or credit watch with negative implications, in any case, that contemplates such indemnifying party (or its long term debt securities) failing to have an Investment Grade Rating) at the time the indemnity is entered into) ("Permitted Consideration") or (B) the Fair Market Value of all forms of such consideration other than Permitted Consideration since the Issue Date does not exceed in the aggregate 5% of the Adjusted Consolidated Net Tangible Assets of the Company determined at the time such Asset Sale is made.

        (b)   During the 365 days after the receipt by the Company or a Restricted Subsidiary of Net Available Cash from an Asset Sale, such Net Available Cash may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Pari Passu Indebtedness of the Company or a Restricted Subsidiary), to:

  (1)
  repay (or cash-collateralize) Indebtedness of the Company or any Restricted Subsidiary under any Credit Facility (excluding (i) any Subordinated Indebtedness and (ii) any Indebtedness owed to the Company or an Affiliate of the Company);

  (2)
  reinvest in Additional Assets (including by means of an Investment in Additional Assets by the Company or a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or make capital expenditures in the Oil and Gas Business;

  (3)
  purchase notes;

  (4)
  purchase or repay on a permanent basis other Indebtedness (excluding (i) any Subordinated Indebtedness and (ii) any notes or other Indebtedness owed to the Company or an Affiliate of the Company); provided that the Company shall equally and ratably redeem or purchase notes as described under "—Optional Redemption," through open market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for a Prepayment Offer) to all Holders to purchase the notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of notes that would otherwise be prepaid; or

  (5)
  make any combination of payment, repayment, investment or reinvestment permitted by the foregoing clauses (1) through (4).

        The requirement of clause (b)(2) above shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or investment referred to therein is entered into by the Company or any Restricted Subsidiary within the time period specified in this paragraph (b) and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement.

        Pending the final application of any such Net Available Cash, the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest such Net Available Cash in any manner that is not prohibited by the Indenture.

        (c)   Any Net Available Cash from an Asset Sale not applied in accordance with paragraph (b) above within 365 days from the date of such Asset Sale shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer to purchase notes having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the "Prepayment Offer") at a purchase price equal to 100% of the principal amount of such notes plus accrued and unpaid interest, if any, to the Asset Sale Purchase Date (as defined in paragraph (d) below) in accordance with the procedures (including prorating in the event of over subscription) set forth in the Indenture, but, if the terms of any Pari Passu Indebtedness require that a Pari Passu Offer be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such Pari Passu Offer in accordance with the aggregate outstanding principal amounts of the notes and such Pari Passu Indebtedness (based on principal amounts of notes and Pari Passu Indebtedness (or, in the case of Pari Passu Indebtedness issued with significant original issue discount, based on the accreted value thereof) tendered), and the aggregate principal amount of notes for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of notes tendered by Holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of the notes tendered and the Trustee will select the notes to be purchased in accordance with the Indenture on a pro rata basis (or in the case of Global Notes, on as nearly a pro rata basis as is practicable, subject to the procedures of DTC or any other depositary), by lot or in accordance with any other method the Trustee considers fair and reasonable and in minimum principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. To the extent that any portion of the amount of Excess Proceeds remains after compliance with the second sentence of this paragraph (c) and provided that all Holders of notes have been given the opportunity to tender their notes for purchase as described in paragraph (d) below in accordance with the Indenture, the Company or the Restricted Subsidiaries may use such remaining amount for purposes permitted by the Indenture and the amount of Excess Proceeds will be reset to zero. The Company may satisfy the foregoing obligation with respect to any Excess Proceeds by making a Prepayment Offer prior to the expiration of the relevant 365 day period or with respect to Excess Proceeds of $25.0 million or less.

        (d)   Within 30 days after the 365th day following the date of an Asset Sale, the Company shall, if it is obligated to make a Prepayment Offer pursuant to paragraph (c) above, send a written Prepayment Offer notice, by first-class mail or otherwise in accordance with the procedures of DTC, to the Holders (the "Prepayment Offer Notice"), with a copy to the Trustee, accompanied by such information regarding the Company and its Subsidiaries as the Company believes will enable such Holders to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things:

  (1)
  that the Company is offering to purchase notes pursuant to the provisions of the Indenture;

  (2)
  that any note (or any portion thereof) accepted for payment (and duly paid on the Asset Sale Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Asset Sale Purchase Date;

  (3)
  that any notes (or portions thereof) not properly tendered will continue to accrue interest;

  (4)
  the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the "Asset Sale Purchase Date");

  (5)
  the amount of Excess Proceeds available to purchase notes;

  (6)
  a description of the procedure which Holders must follow in order to tender their notes and the procedures that Holders must follow in order to withdraw an election to tender their notes for payment; and

  (7)
  all other instructions and materials necessary to enable Holders to tender notes pursuant to the Prepayment Offer.

        (e)   The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

        The provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the notes as a result of an Asset Sale may be waived or modified with the written consent of a majority in principal amount of the outstanding notes (including Additional Notes) until the Prepayment Offer is required to be made.

        If the Asset Sale Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Holder of record as of the close of business on such interest record date, and no additional interest will be paid to the Holder who tenders notes pursuant to the Prepayment Offer.

  Issuances of Guarantees by Restricted Subsidiaries

        The Company will provide to the Trustee, on or prior to the 30th day after the date that any Restricted Subsidiary (which is not a Guarantor) becomes a guarantor or obligor in respect of any Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount exceeding $5.0 million, a supplemental indenture to the Indenture, executed by such Restricted Subsidiary, providing for a full and unconditional guarantee on a senior unsecured basis by such Restricted Subsidiary of the Company's obligations under the notes and the Indenture to the same extent as that set forth in the Indenture, subject to such Restricted Subsidiary ceasing to be a Guarantor when its Guarantee is released in accordance with the terms of the Indenture.

        Notwithstanding the foregoing (i) no Foreign Subsidiary shall be required to execute any such supplemental indenture unless such Foreign Subsidiary has guaranteed (or is otherwise an obligor of) other Indebtedness (including Indebtedness under a Credit Facility) of the Company or a Restricted Subsidiary that is not a Foreign Subsidiary in an aggregate principal amount exceeding $5.0 million, and (ii) no Restricted Subsidiary shall be required to execute any such supplemental indenture if the Consolidated Net Worth of such Restricted Subsidiary, together with the Consolidated Net Worth of all other Non-Guarantor Restricted Subsidiaries, as of such date, does not exceed in the aggregate $5.0 million. To the extent the collective Consolidated Net Worth of the Non-Guarantor Restricted Subsidiaries, as of the date of the creation of, acquisition of or Investment in a Non-Guarantor Restricted Subsidiary, exceeds $5.0 million, the Company shall cause, within 30 days after such date, one or more of such Non-Guarantor Restricted Subsidiaries to similarly execute and deliver to the Trustee a supplemental indenture to the Indenture providing for a full and unconditional guarantee on a senior unsecured basis by such Restricted Subsidiary or Restricted Subsidiaries of the Company's obligations under the notes and the Indenture to the same extent as that set forth in the Indenture, such that the collective Consolidated Net Worth of all remaining Non-Guarantor Restricted Subsidiaries does not exceed $5.0 million.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        (a)   The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause to come into existence or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distribution on its Capital Stock to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to pay dividends or make distributions on Capital Stock),

  (2)
  pay any Indebtedness owed to the Company or any other Restricted Subsidiary (it being understood that the subordination of Indebtedness owed to the Company or any Restricted Subsidiary to other Indebtedness owed by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to pay such Indebtedness),

  (3)
  make loans or advances to the Company or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made by the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances), or

  (4)
  transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

        (b)   However, paragraph (a) above will not prohibit any encumbrance or restriction created, existing or becoming effective under or by reason of:

  (1)
  any agreement (including the Senior Credit Agreement, the indentures governing the Existing Senior Notes and the Indenture) in effect on the Issue Date;

  (2)
  any agreement or instrument with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary; provided that such encumbrances and restrictions are not applicable to, or to the properties or assets of, the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary;

  (3)
  any agreement or instrument governing any Acquired Debt or other agreement of any entity merged into or consolidated with, or the assets of which are acquired by, the Company or any Restricted Subsidiary, so long as such encumbrance or restriction (A) was not entered into in contemplation of the acquisition, merger or consolidation transaction, and (B) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets or subsidiaries of the Person, so acquired, so long as the agreement containing such restriction does not violate any other provision of the Indenture;

  (4)
  any applicable law or any requirement of any regulatory body;

  (5)
  customary restrictions and conditions contained in the security documents evidencing any Liens securing obligations or Indebtedness or agreements relating to Capital Lease Obligations (provided that such Liens are otherwise permitted to be incurred under the provisions of the covenant described under "—Liens" and such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this covenant) that limit the right of the debtor or lessee to dispose of the assets subject to such Liens;

  (6)
  provisions restricting subletting or assignment of any lease governing a leasehold interest (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in Oil and Gas Properties) of the Company or any Restricted Subsidiary, or restrictions in licenses (including, without limitation, licenses of intellectual property) relating to the property covered thereby, or other encumbrances or restrictions in agreements or instruments relating to specific assets or property that restrict generally the transfers of such assets or property; provided that such encumbrances or restrictions do not materially impact the ability of the Company to permit payments on the notes when due as required by the terms of the Indenture;

  (7)
  agreements with respect to asset sales, including the sale or other disposition of all or substantially all the Capital Stock of a Restricted Subsidiary, permitted to be made under the provisions of the covenant described under "—Asset Sales" that limit the transfer of such assets or assets of such Restricted Subsidiary (or distribution on such Capital Stock) pending the closing of such sale;

  (8)
  shareholders', partnership, joint venture and similar agreements entered into in the ordinary course of business; provided that such encumbrances or restrictions do not apply to any Restricted Subsidiaries other than the applicable company, partnership, joint venture or other entity;

  (9)
  cash, Cash Equivalents or other deposits, or net worth requirements or similar requirements, imposed by suppliers, landlords or customers under contracts entered into in the ordinary course of business;

  (10)
  any Credit Facility or agreement governing Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the provisions of the covenant described under "—Incurrence of Indebtedness and Issuance of Disqualified Stock"; provided that such encumbrances or restrictions are not materially more restrictive, taken as a whole, as determined by the Company in good faith, than those contained in the Senior Credit Agreement, in the indentures governing the Existing Senior Notes or in the Indenture as in effect on the Issue Date;

  (11)
  restrictions of the nature described in clause (4) of the preceding paragraph (a) by reason of customary non-assignment provisions in Hydrocarbon purchase or sale or exchange contracts, agreements, licenses and leases entered into in the ordinary course of business;

  (12)
  Commodity Agreements, Currency Agreements or Interest Rate Agreements permitted from time to time under the Indenture;

  (13)
  any Preferred Stock issued by a Restricted Subsidiary; provided that issuance of such Preferred Stock is permitted pursuant to the covenant described under "—Incurrence of Indebtedness and Issuance of Disqualified Stock" and the terms of such Preferred Stock do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such Preferred Stock prior to paying any dividends or making any other distributions on such other Capital Stock);

  (14)
  Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced;

  (15)
  encumbrances and restrictions contained in contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of, or from the ability of the Company and the Restricted Subsidiaries to realize the value of, property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; and

  (16)
  any agreement, amendment, modification, restatement, extension, renewal, supplement, refunding, replacement or Refinancing that amends, modifies, restates, extends, renews, refunds, replaces or Refinances the agreements containing the encumbrances or restrictions in the foregoing clauses (1) through (15), or in this clause (16); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect taken as a whole, as determined by the Company in good faith, than those under or pursuant to the agreement so amended, modified, restated, extended, renewed, refunded, replaced or Refinanced.

  Sale and Leaseback Transactions

        The Company will not, and will not cause or permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided, that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

  (1)
  the Company or such Subsidiary could have incurred Indebtedness at the time of such Sale and Leaseback Transaction on a pro forma basis (on the assumption such transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to such transaction with the appropriate adjustments with respect to such transaction being included in such pro forma calculation) in an amount equal to the Attributable Indebtedness relating to such Sale and Leaseback Transaction pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in paragraph (a) of the covenant described under "—Incurrence of Indebtedness and Issuance of Disqualified Stock";

  (2)
  the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of such Sale and Leaseback Transaction; and

  (3)
  the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in the same manner and to the same extent as Net Available Cash and Excess Proceeds from an Asset Sale in compliance with, the covenant described under "—Asset Sales."

  Unrestricted Subsidiaries

        The Board of Directors of the Company may designate after the Issue Date any of the Company's Subsidiaries as an Unrestricted Subsidiary under the Indenture (a "Designation") only if:

          (a)   no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (b)   (x) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) pursuant to paragraph (a) of the covenant described under "—Restricted Payments" above or as a Permitted Payment or Permitted Investment in an amount (the "Designation Amount") equal to the greater of (1) the net book value of the Company's interest in such Subsidiary calculated in accordance with GAAP and (2) the Fair Market Value of the Company's interest in such Subsidiary as determined in good faith by the Company's Board of Directors, or (y) the Designation Amount is less than $1,000;

          (c)   such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary which is not simultaneously being designated an Unrestricted Subsidiary;

          (d)   such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness; provided that an Unrestricted Subsidiary may provide a Guarantee for the notes; and

          (e)   such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

        In the event of any such Designation, the Company shall be deemed, for all purposes of the Indenture, to have made an Investment equal to the Designation Amount that, as designated by the Company, constitutes a Restricted Payment pursuant to paragraph (a) of the covenant described under "—Restricted Payments" or a Permitted Payment or Permitted Investment.

        The Indenture also provides that the Company shall not and shall not cause or permit any Restricted Subsidiary to at any time:

          (a)   provide credit support for, guarantee or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or enter into or become a party to any agreement, contract, arrangement or understanding with any Unrestricted Subsidiary, the terms of which, together with the terms of all other agreements, contracts, arrangements and understandings with such Unrestricted Subsidiary, taken as a whole, in the good-faith judgment of the Board of Directors of the Company, are less favorable to the Company and the Restricted Subsidiaries than those that would be available in a comparable transaction in arm's-length dealings with a party that is not an Affiliate of the Company; provided that this covenant shall not be deemed to prevent Permitted Investments, Restricted Payments or Permitted Payments in Unrestricted Subsidiaries that are otherwise allowed under the Indenture, or

          (b)   be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary (other than by pledge of the Capital Stock thereof).

        For purposes of the foregoing, the Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary as Unrestricted Subsidiaries. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary.

        The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

          (a)   no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

          (b)   all Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

          (c)   unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Debt), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the covenant described under "—Incurrence of Indebtedness and Issuance of Disqualified Stock."

        All Designations and Revocations must be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions of this covenant.

  Payments for Consent

        The Indenture provides that none of the Company nor any Restricted Subsidiary will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

        The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, the Company will furnish to Holders or cause the Trustee to furnish to the Holders or file with the Commission for public availability

          (1)   all quarterly and annual financial information that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent auditors, which financial information shall be filed within (or prior to effectiveness of an exchange offer registration statement within 15 days after) the time period for such reports specified in the Commission's rules and regulations; and

          (2)   after effectiveness of an exchange offer registration statement, within the time periods specified in the Commission's rules and regulations, the information that would be required to be filed with the Commission in current reports on Form 8-K if the Company were required to file such reports;

provided, however, that, in the case of clause (1) or (2), if the last day of any such time period is not a business day, such information will be due on the next succeeding business day. All such information will be prepared in all material respects in accordance with all of the rules and regulations of the Commission applicable to such information.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries (other than Unrestricted Subsidiaries that, when taken together with all other Unrestricted Subsidiaries, are "minor" within the meaning of Rule 3-10 of Regulation S-X, substituting 5% for 3% where applicable), then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

        This covenant does not impose any duty on the Company under the Sarbanes-Oxley Act of 2002 and the related Commission rules that would not otherwise be applicable.

        The Company has agreed that, for so long as any of the notes remain outstanding and constitute "restricted securities" under Rule 144 and the Company is not subject to Section 13 or 15(d) of the Exchange Act, it will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        The Company will be deemed to have furnished to the Holders and to prospective investors the information referred to in clauses (1) and (2) of the first paragraph of this covenant or the information referred to in the fourth paragraph of this covenant if the Company has posted such reports or information on the Company Website with access to current and prospective investors. For purposes of this covenant, the term "Company Website" means the collection of web pages that may be accessed on the World Wide Web using the URL address http://www.laredopetro.com or such other address as the Company may from time to time designate in writing to the Trustee. Information on such website shall not be deemed incorporated by reference into this prospectus.

        Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on officers' certificates).

  Consolidation, Merger and Sale of Assets

        The Company will not, in any Transaction, (x) consolidate with or merge with or into any other Person or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, or (in the case of clause (y)) permit any of the Restricted Subsidiaries to enter into any Transaction, if such Transaction, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries on a Consolidated basis to any other Person (other than the Company or one or more Restricted Subsidiaries), unless at the time and after giving effect thereto:

          (1)   either (a) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of such properties and assets (the "Surviving Entity") will be a corporation, limited liability company or limited partnership duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or (b) the Company will be the Surviving Entity;

          (2)   if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity, (a) the Surviving Entity shall expressly assume, by a supplemental indenture (or other agreement reasonably satisfactory to the Trustee), in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture and (b) if the Surviving Entity is not a corporation, then a Subsidiary of the Surviving Entity that is a corporation shall execute a supplemental indenture pursuant to which it shall become a co-obligor of the Surviving Entity's obligations under the notes and the Indenture;

          (3)   except in the case (a) a Restricted Subsidiary merges into, consolidates with or disposes of assets to the Company or (b) the Company merges into, consolidates with or disposes of assets to a Guarantor, immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary which becomes the obligation of the Company or any Restricted Subsidiary as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

          (4)   except in the case (a) a Restricted Subsidiary merges into, consolidates with or disposes of assets to the Company or (b) the Company merges into, consolidates with or disposes of assets to a Guarantor, immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), either (i) the Company (or the Surviving Entity if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity) could on the first day following such four-quarter period incur $1.00 of additional Indebtedness (other than Permitted Debt) under the provisions of the covenant described under "—Incurrence of

  Indebtedness and Issuance of Disqualified Stock" or (ii) the Consolidated Fixed Charge Coverage Ratio for the Company (or the Surviving Entity if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity) would be at least as great as the Consolidated Fixed Charge Coverage for the Company immediately prior to such transactions;

          (5)   if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity, at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to the Surviving Entity's obligations under the Indenture and the notes;

          (6)   at the time of the transaction, if any of the property or assets of the Company or any Restricted Subsidiary would thereupon become subject to any Lien, the provisions of the covenant described under "—Liens" are complied with; and

          (7)   at the time of the transaction, the Company or (if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity) the Surviving Entity will have delivered, or caused to be delivered, to the Trustee an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture.

        Except for any Guarantor whose Guarantee is to be released in accordance with the Indenture in connection with a transaction complying with the provisions of the Indenture as provided under the fourth paragraph under "—Guarantees," each Guarantor will not, and the Company will not permit a Guarantor to, in a Transaction, (x) consolidate with or merge with or into any other Person (other than the Company or any other Guarantor) or (y) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person (other than the Company or any other Guarantor), unless at the time and after giving effect thereto:

          (1)   one of the following is true: (a) a Guarantor or the Company will be the continuing Person in the case of a consolidation or merger involving the Guarantor; or (b) the Person (if other than a Guarantor or the Company) formed by such consolidation or into which such Guarantor is merged or the Person (if other than a Guarantor or the Company) which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor (the "Surviving Guarantor Entity") will be a corporation, limited liability company, limited liability partnership, partnership, trust or other entity duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the notes and the Indenture, and such Guarantee of such Surviving Guarantor Entity and the Indenture will remain in full force and effect; or (c) the Transaction, at the time thereof, is an Asset Sale and is effected in compliance with the covenant described under "—Asset Sales," to the extent applicable thereto;

          (2)   immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

          (3)   at the time of the transaction the Company will have delivered, or caused to be delivered, to the Trustee an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture;

provided that this paragraph shall not apply to any Guarantor whose Guarantee of the notes is unconditionally released and discharged in accordance with the Indenture.

        In the event of any Transaction described in and complying with the conditions listed in the two immediately preceding paragraphs in which the Company or any Guarantor, as the case may be, is not the continuing Person, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and (except in the case of a lease) the Company or such Guarantor, as the case may be, shall be discharged and released from all obligations and covenants under the Indenture and the notes or its Guarantee, as the case may be.

        Notwithstanding the foregoing, the Company or any Guarantor may merge with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company or Guarantor in another jurisdiction to realize tax or other benefits or converting the Company or any Guarantor to an entity that is, or is taxable for federal income tax purposes as, a corporation or a combination of the foregoing.

        An assumption of the Company's obligations under the notes and the Indenture by such successor Person, the addition of a co-obligor under the notes and the Indenture or an assumption of a Guarantor's obligations under its Guarantee by such successor Person might be deemed for United States federal income tax purposes to be an exchange of the notes for new notes by the beneficial owners thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to such beneficial owners. Beneficial owners of the notes should consult their own tax advisors regarding the tax consequences of any such assumption or addition of a co-obligor under the notes.

Events of Default

        Each of the following is an "Event of Default":

          (1)   there shall be a default in the payment of any interest on any note when it becomes due and payable, and such default shall continue for a period of 30 days;

          (2)   there shall be a default in the payment of the principal of (or premium, if any, on) any note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

          (3)   (a) there shall be a default in the performance or breach of the provisions described under the first paragraph of the covenant described under "—Certain Covenants—Consolidation, Merger and Sale of Assets," only as such relate to the Company, (b) the Company shall have failed to make or consummate a Prepayment Offer in accordance with the provisions of the covenant described under "—Certain Covenants—Asset Sales" after the obligation of the Company to make a Prepayment Offer with respect to an Asset Sale has arisen, or (c) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of "—Change of Control" after the occurrence of a Change of Control, and, in the case of clause (b), after written notice has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding notes and, in the case of clauses (b) and (c), such default or breach shall continue for a period of 30 days;

          (4)   there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (1), (2) or (3) above) and such default or breach shall continue for a period of 60 days (or 120 days in relation to the covenant described under "—Certain Covenants—Reports") after written notice has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding notes;

          (5)   (a) any default in the payment of the principal, premium, if any, or interest on any Indebtedness shall have occurred under any of the agreements, indentures or instruments under which the Company, any Guarantor or any other Significant Subsidiary then has outstanding Indebtedness in excess of $20.0 million when the same shall become due and payable in full and such default shall have continued after the giving of any applicable notice and the expiration of any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (b) an event of default as defined in any of the agreements, indentures or instruments described in clause (a) of this clause (5) shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated;

          (6)   any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

          (7)   one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $20.0 million (excluding amounts covered by enforceable insurance policies issued by solvent insurance carriers), either individually or in the aggregate, shall be rendered against the Company, any Guarantor or any other Significant Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding in accordance with applicable law upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect; or

          (8)   the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary.

        If an Event of Default (other than as specified in clause (8) of the prior paragraph with respect to the Company) shall occur and be continuing with respect to the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare all unpaid principal of, premium, if any, and accrued interest on all notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (8) of the prior paragraph with respect to the Company occurs and is continuing, then all the notes shall ipso facto become due and payable immediately in an amount equal to the principal amount of the notes, together with accrued and unpaid interest, if any, to the date the notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders by appropriate judicial proceedings.

        After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (a)   the Company has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all notes then outstanding, (3) the principal of, and premium, if any, on any notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the notes;

          (b)   the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

          (c)   all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

        No such rescission shall affect any subsequent default or impair any right consequent thereon.

        The Holders of a majority in aggregate principal amount of the notes outstanding may on behalf of the Holders of all outstanding notes waive any past default or Event of Default under the Indenture and its consequences, except a default or Event of Default (1) in the payment of the principal of, premium, if any, or interest on any note (which may only be waived with the consent of each Holder of notes affected) or (2) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each note affected by such modification or amendment.

        If an Event of Default specified in clause (5) above shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if (i) the Indebtedness that is the subject of such Event of Default shall have been repaid or (ii) if the default relating to such Indebtedness is waived or cured and if such Indebtedness shall have been accelerated, the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness.

        No Holder has any right to institute any proceedings with respect to the Indenture or any remedy thereunder, unless such Holder gives to the Trustee written notice of a continuing Event of Default, the Holders of at least 25% in aggregate principal amount of the outstanding notes have made written request, and offered satisfactory indemnity to, the Trustee to institute such proceeding as Trustee under the notes and the Indenture, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding notes. Such limitations do not, however, apply to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, or interest on such note on or after the respective due dates expressed in such note.

        The Company is required to notify the Trustee in writing within 30 days after it becomes aware of the occurrence and continuance of any Default or Event of Default, unless such Default or Event of Default has been cured before the end of the 30-day period. The Company is required to deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year, a written certificate as to compliance with the Indenture, including whether or not any Default has occurred. The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders unless such Holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.

No Personal Liability of Directors, Officers, Employees, Limited Partners and Stockholders

        No director, officer, employee, member, limited partner or stockholder of the Company or any Restricted Subsidiary, as such, will have any liability for any obligations of the Company or the Restricted Subsidiaries under the notes, the Indenture or the Guarantees to which they are a party, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Defeasance or Covenant Defeasance of Indenture

        The Company may, at its option and at any time, elect to have the obligations of the Company, any Guarantor and any other obligor upon the notes and the Guarantees discharged with respect to the outstanding notes ("defeasance"). Such defeasance means that the Company, any such Guarantor and any other obligor under the Indenture and the Guarantees shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes and the Guarantees, except for

          (1)   the rights of Holders of such outstanding notes to receive payments in respect of the principal of, premium, if any, and interest on such notes from Funds in Trust (as defined below) when such payments are due,

          (2)   the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

          (3)   the rights, powers, trusts, duties and immunities of the Trustee, and

          (4)   the defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to their obligations under "—Change of Control" and under all of the covenants that are described under "—Certain Covenants" (other than the covenant described in the first paragraph under "—Certain Covenants—Consolidation, Merger and Sale of Assets," except to the extent described below) and the operation of clauses (3) through (7) under "—Events of Default" and the limitations described in clause (4) of the first paragraph under "—Certain Covenants—Consolidation, Merger and Sale of Assets" ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "—Events of Default" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either defeasance or covenant defeasance,

          (a)   the Company must irrevocably deposit or cause to be deposited with the Trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders cash in United States dollars, U.S. Government Obligations, or a combination thereof ("Funds in Trust"), in such amounts as, in the aggregate, will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding notes on the Stated Maturity (or the applicable redemption date, if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding notes on such redemption date);

          (b)   in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the Holders and beneficial owners of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (c)   in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the Holders and beneficial owners of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (d)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default of Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds, or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of which are to be applied to such deposit);

          (e)   such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, any material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which the Company, any Guarantor or any Restricted Subsidiary is bound (other than the Indenture);

          (f)    the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company or any Guarantor; and

          (g)   the Company will have delivered to the Trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes as expressly provided for in the Indenture) as to all outstanding notes under the Indenture when:

          (a)   either

            (1)   all such notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid or notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation, or

            (2)   all notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

          (b)   the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars, U.S. Government Obligations, or a combination thereof, sufficient to pay and discharge the entire indebtedness on the notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date;

          (c)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default of Event of Default resulting from the incurrence of Indebtedness or other borrowing of funds, or the grant of Liens securing such Indebtedness or other borrowing, all or a portion of which are to be applied to such deposit) and such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which the Company, any Guarantor or any Restricted Subsidiary is bound (other than the Indenture);

          (d)   the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company and any Guarantor;

          (e)   the Company has delivered to the Trustee an officers' certificate and an opinion of independent counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with; and

          (f)    the Company has delivered irrevocable instructions to the Trustee to apply any deposited money described in clause (b) to the payment of the notes at Maturity, Stated Maturity or the redemption date, as the case may be.

Amendments and Waivers

        Modifications, waivers and amendments of the Indenture may be made by the Company, each Guarantor, if any, any other obligor under the notes, and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes); provided that no such modification, waiver or amendment may, without the consent of the Holder of each outstanding note affected thereby:

          (1)   change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

          (2)   amend, change or modify, (a) after the obligation of the Company to make a Prepayment Offer with respect to an Asset Sale has arisen, in accordance with the covenant described under "—Certain Covenants—Asset Sales," the obligation of the Company, to make such Prepayment Offer or (b) the obligation of the Company, after the occurrence of a Change of Control, to make a Change of Control Offer in accordance with "—Change of Control";

          (3)   reduce the percentage in principal amount of such outstanding notes, the consent of whose Holders is required for any such amendment or supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of the Indenture;

          (4)   modify any of the provisions of the Indenture requiring the consent of Holders or relating to the waiver by Holders of past defaults or relating to the waiver by Holders of certain covenants, except to increase the percentage of such outstanding notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each such note affected thereby;

          (5)   voluntarily release, other than in accordance with the Indenture, the Guarantee of any Guarantor; or

          (6)   amend or modify any of the provisions of the Indenture in any manner which subordinates the notes issued thereunder in right of payment to any other Indebtedness of the Company or which subordinates any Guarantee in right of payment to any other Indebtedness of the Guarantor issuing any such Guarantee.

        Notwithstanding the foregoing, without the consent of any Holders, the Company, any Guarantor, any other obligor under the notes and the Trustee may modify, supplement or amend the Indenture:

          (1)   to evidence the succession of another Person to the Company, a Guarantor or any other obligor under the notes, and the assumption by any such successor of the covenants of the Company, such Guarantor or such obligor in the Indenture and in the notes and in any Guarantee in accordance with the covenant described under "—Certain Covenants—Consolidation, Merger and Sale of Assets";

          (2)   to add to the covenants of the Company, any Guarantor or any other obligor under the notes for the benefit of the Holders, to add Events of Default or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor under the notes, as applicable, in the Indenture, in the notes or in any Guarantee;

          (3)   to cure any ambiguity, omission or mistake, or to correct or supplement any provision in the Indenture, the notes or any Guarantee which may be defective or inconsistent with any other provision in the Indenture, the notes or any Guarantee;

          (4)   to make any provision with respect to matters or questions arising under the Indenture, the notes or any Guarantee; provided that such provisions shall not adversely affect the interest of the Holders in any material respect;

          (5)   to add a Guarantor or additional obligor under the Indenture or permit any Person to guarantee the notes and/or obligations under the Indenture;

          (6)   to release a Guarantor as provided in the Indenture;

          (7)   to evidence and provide for the acceptance of the appointment of a successor Trustee under the Indenture;

          (8)   to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company's or any Guarantor's obligations under the Indenture, in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to or for the benefit of the Trustee pursuant to the Indenture or otherwise;

          (9)   to provide for the issuance of Additional Notes under the Indenture in accordance with the limitations set forth in the Indenture;

          (10) to comply with the rules of any applicable securities depositary;

          (11) to provide for uncertificated notes in addition to or in place of certificated notes;

          (12) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (13) to conform the text of the Indenture, the notes or the Guarantees to any provision of the "Description of the Notes" contained in the offering memorandum for the issuance of the old notes; or

          (14) to provide for the reorganization of the Company as any other form of entity in accordance with the fourth paragraph of the covenant described under "—Certain Covenants—Consolidation, Merger and Sale of Assets."

        The Holders of a majority in aggregate principal amount of the notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture, except in the case of the matters specified in the first paragraph under this caption "Amendments and Waivers."

        The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the Indenture becomes effective, the Company is required to mail to the Holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

        The registered holder of a note will be treated as the owner of it for all purposes.

Governing Law

        The Indenture, the notes and any Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

        Wells Fargo Bank, National Association, the Trustee under the Indenture, is the agent and registrar for the notes.

        The Indenture contains certain limitations provided in the Trust Indenture Act on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions with the Company or any Guarantor; provided that if it acquires any conflicting interest as defined in the Trust Indenture Act it must either eliminate such conflict or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture.

        The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions and the rights of the Trustee. The Indenture provides that if an Event of Default occurs (which has not been cured or waived), the Trustee will be required, in the exercise of its rights and powers vested in it by the Indenture, to use the degree of care in their exercise of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holder unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

        The new notes initially will be represented by one or more permanent global notes in registered form without interest coupons (collectively, the "Global Notes").

        The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC's nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held only through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC).

        Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

        In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

  Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it:

          1.     upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the exchange agent with portions of the principal amount of the Global Notes; and

          2.     ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the notes under the Indenture. Under the terms of the Indenture, the Company, the Guarantors and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Guarantors, the Trustee nor any agent of the Company, the Guarantors or the Trustee has or will have any responsibility or liability for:

          1.     any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          2.     any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, the Company or the Guarantors. None of the Company, the Guarantors nor the Trustee will be liable for any delay by DTC or any of its Participants or Indirect Participants in identifying the beneficial owners of the notes, and the Company, the Guarantors and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a Holder only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the Guarantors nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000, if:

          1.     DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Company fails to appoint a successor depositary within 90 days;

          2.     the Company, at its option, notifies the Trustee in writing that the Company consents to the issuance of Certificated Notes; or

          3.     there has occurred and is continuing an Event of Default and DTC notifies the Trustee of its decision to exchange the Global Note for Certificated Notes.

        Beneficial interests in a Global Note may also be exchanged for Certificated Notes in the other limited circumstances permitted by the Indenture, including if an Affiliate of ours acquires such interests. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

  Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the Indenture.

  Same-Day Settlement and Payment

        The Indenture requires that payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the Global Note holder. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Certain Definitions

        "Acquired Debt" means Indebtedness of a Person (1) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

        "Additional Assets" means (i) any assets or property (other than cash, Cash Equivalents or securities) used in the Oil and Gas Business or any business ancillary thereto, (ii) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary, (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary, (iv) Permitted Business Investments, (v) capital expenditures by the Company or a Restricted Subsidiary in the Oil and Gas Business or (vi) Capital Stock constituting a Minority Interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (vi), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

        "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, the remainder of:

        (a)   the sum of

  (i)
  discounted future net revenues from proved oil and gas reserves of the Company and the Restricted Subsidiaries calculated in accordance with Commission guidelines before any state or federal income taxes, as estimated by the Company in a reserve report prepared as of the end of the Company's most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and (2) estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation, production or other activities, which would, in accordance with standard industry practice, cause such revisions (including the impact to proved reserves and future net revenues from estimated development costs incurred and the accretion of discount since such year-end), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis in accordance with Commission guidelines, in the case of the foregoing clauses (1) through (4) utilizing the prices and costs calculated in accordance with Commission guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Company were year-end; provided, however, that in the case of each of the determinations made pursuant to the foregoing clauses (1) through (4), such increases and decreases shall be as estimated by the Company's petroleum engineers,

  (ii)
  the capitalized costs that are attributable to Oil and Gas Properties of the Company and the Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest available annual or quarterly financial statements,

  (iii)
  the Net Working Capital of the Company and the Restricted Subsidiaries on a date no earlier than the date of the Company's latest annual or quarterly financial statements, and

  (iv)
  the greater of (1) the net book value of other tangible assets of the Company and the Restricted Subsidiaries as of a date no earlier than the date of the Company's latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and the Restricted Subsidiaries, as of a date no earlier than the date of the Company's latest audited financial statements; provided that, if no such appraisal has been obtained, the Company shall not be required to obtain such an appraisal and only clause (a)(iv)(1) of this definition shall apply, minus (b) the sum of:

  (i)
  Minority Interests,

  (ii)
  any net gas balancing liabilities of the Company and the Restricted Subsidiaries, as reflected in the Company's latest annual or quarterly balance sheet, to the extent not deducted in calculating Net Working Capital of the Company in accordance with clause (a)(iii) of this definition,

  (iii)
  to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with Commission guidelines (but utilizing prices and costs calculated in accordance with Commission guidelines as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to the Company were year-end), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and the Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

  (iv)
  the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Company and the Restricted Subsidiaries with respect to Dollar Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

        If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, Adjusted Consolidated Net Tangible Assets will continue to be calculated as if the Company were still using the full cost method of accounting.

        "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business) or other disposition (including, without limitation, by way of merger or consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of:

          (1)   any Capital Stock of any Restricted Subsidiary (other than directors qualifying shares or shares required by law to be held by a Person other than the Company or a Restricted Subsidiary);

          (2)   all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or

          (3)   any other properties and assets of the Company or any Restricted Subsidiary other than in the ordinary course of business.

        For the purposes of this definition, the term Asset Sale shall not include:

          (A)  any disposition (including by way of a merger or consolidation) that is governed by the provisions of the covenant described under "—Certain Covenants—Consolidation, Merger and Sale of Assets,"

          (B)  any disposition that is by the Company to any Restricted Subsidiary or by any Restricted Subsidiary to the Company or any other Restricted Subsidiary in accordance with the terms of the Indenture,

          (C)  any disposition that would be (i) a Restricted Payment that would be permitted to be made as a Restricted Payment, or (ii) a Permitted Investment or a Permitted Payment,

          (D)  the disposition of Cash Equivalents, inventory, accounts receivable, surplus or obsolete equipment or other similar property (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment),

          (E)  the abandonment, assignment, lease, sublease or farm-out of Oil and Gas Properties, or the forfeiture or other disposition of such properties, pursuant to operating agreements or other instruments or agreements that, in each case, are entered into in a manner that is customary in the Oil and Gas Business,

          (F)  the disposition of Property received in settlement of debts owing to such Person as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to such Person,

          (G)  any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary) shall have been created, incurred, issued, assumed or guaranteed in connection with the acquisition or financing of, and within 60 days after the acquisition of, the Property that is subject thereto,

          (H)  the licensing or sublicensing of intellectual property or other general intangibles to the extent that such license does not prohibit the licensor from using the intellectual property and licenses, leases or subleases of other property,

          (I)   an Asset Swap,

          (J)   the creation or incurrence of any Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Lien,

          (K)  the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind,

          (L)  any disposition of assets or Capital Stock (in any Transaction) the Fair Market Value of which, when combined with the Fair Market Value at the time of disposition of all other such dispositions in the same Transaction effected pursuant to this clause (L), in the aggregate, does not exceed $5.0 million,

          (M) the sale or other disposition (whether or not in the ordinary course of business) of Oil and Gas Properties; provided that, at the time of such sale or other disposition, such properties do not have attributed to them any proved reserves,

          (N)  any sale of equity interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, or

          (O)  the disposition of oil and natural gas properties in connection with tax credit transactions complying with Section 29 of the Internal Revenue Code or any successor or analogous provisions of the Internal Revenue Code.

        "Asset Swap" means any substantially contemporaneous (and in any event occurring within 120 days of each other) purchase and sale or exchange of any oil or natural gas properties or assets or interests therein between the Company or any Restricted Subsidiary and another Person; provided, that any cash received must be applied in accordance with the covenant described under "—Certain Covenants—Asset Sale" as if the Asset Swap were an Asset Sale.

        "Attributable Indebtedness" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

        "Board of Directors" means:

  (A)
  with respect to a corporation, the board of directors of such corporation or any committee thereof duly authorized to act on behalf of such board;

  (B)
  with respect to a partnership, the board of directors or other governing body of the general partner of the partnership;

  (C)
  with respect to a limited liability company, the board of directors or other governing body, and in the absence of the same the manager or board of managers or managing member or members or any controlling committee thereof; and

  (D)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" of any Person means any obligation of such Person under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation (other than any obligation that is required to be classified and accounted for as an operating lease for financial reporting purposes in accordance with GAAP as in effect on the Issue Date), and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under "—Certain Covenants—Liens," a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

        "Capital Stock" of any Person means any and all shares, units, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, other equity interests in such Person whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), limited liability company interests in such Person (if a limited liability company), any other interest or participation that confers on any other Person the right to receive a share of the overall profits and losses of, or distributions of assets of, such Person, including any Preferred Stock, and any rights, warrants or options exercisable for, exchangeable for or convertible into such Capital Stock in any such case other than debt securities exercisable for, exchangeable for or convertible into Capital Stock.

        "Cash Equivalents" means:

  (1)
  any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof,

  (2)
  marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of at least "A" (or the equivalent thereof) from either S&P or Moody's,

  (3)
  deposits, time deposit accounts, certificates of deposit, money market deposits, overnight bank deposits or acceptances of any financial institution having capital and surplus in excess of $100.0 million and whose senior unsecured debt either (a) is rated at least "A-2" by S&P or at least "P-2" by Moody's, or (b) has a Thompson Bank Watch Rating of "B" or better,

  (4)
  commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated in one of the two highest ratings categories by S&P or Moody's or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named Rating Agencies cease publishing ratings of investments,

  (5)
  repurchase agreements and reverse repurchase agreements relating to Indebtedness of a type described in clause (1), (2) or (3) above that are entered into with a financial institution described in clause (3) above and mature within 365 days from the date of acquisition,

  (6)
  money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (5), and

  (7)
  marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively, and in each case maturing within 24 months after the date of the creation thereof.

        "Cash Management Obligations" means, with respect to the Company or any Guarantor, any obligations of such Person to any lender in respect of treasury management arrangements, depositary or other cash management services, including any treasury management line of credit.

        "Change of Control" means the occurrence of any of the following events:

  (1)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all its assets) (measured by voting power rather than the number of shares);

  (2)
  during any period of two consecutive years, individuals who at the beginning of such period (or, if later, the Issue Date) constituted the Board of Directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period (or, if later, the Issue Date) or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office;

  (3)
  the Company sells, assigns, conveys, transfers, leases or otherwise disposes of (other than by way of merger or consolidation), in one or a series of related transactions, all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act); or

  (4)
  the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions of the covenant described under "—Certain Covenants—Consolidation, Merger and Sale of Assets."

Notwithstanding the preceding, a conversion of the Company or any Restricted Subsidiary from a limited liability company, corporation, limited partnership or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Capital Stock in one form of entity for Capital Stock for another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the "persons" (as that term is used in Section 13(d)(3) of the Exchange Act) who "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is exercisable immediately or only after the passage of time) the Capital Stock of the Company immediately prior to such transactions continue to "beneficially own" in the aggregate more than 50% of the Voting Stock of such entity (measured by voting power rather than the number of shares), or continue to "beneficially own" sufficient equity interests in such entity to elect a majority of its directors, managers, trustees or other Persons serving in a similar capacity for such entity, and, in either case no Person, other than one or more Permitted Holders, "beneficially owns" more than 50% of the Voting Stock of such entity (measured by voting power rather than the number of shares).

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act and the Exchange Act, then the body performing such duties at such time.

        "Commodity Agreements" means, with respect to any Person, any futures contract, forward contract, commodity swap agreement, commodity option agreement, hedging agreements and other agreements or arrangements (including, without limitation, swaps, caps, floors, collars, options and similar agreements) or any combination thereof entered into by such Person in respect of Hydrocarbons purchased, used, produced, processed or sold by such Person or its Subsidiaries for the purpose of protecting, on a net basis, against price risks, basis risks or other risks encountered in the Oil and Gas Business.

        "Company" means Laredo Petroleum, Inc., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter Company shall mean such successor Person.

        "Consolidated Fixed Charge Coverage Ratio" of the Company means, for any period, the ratio of:

  (a)
  without duplication, the sum of Consolidated Net Income (Loss) and, in each case to the extent deducted (and not added back) in computing Consolidated Net Income (Loss) for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are available, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such four fiscal quarters, less all non-cash items increasing Consolidated Net Income for such four fiscal quarters, in each case, of the Company and the Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, to

  (b)
  without duplication, Consolidated Interest Expense of the Company for such four fiscal quarters;

provided, however, that:

  (1)
  if the Company or any Restricted Subsidiary:

  (A)
  has incurred any Indebtedness since the beginning of such period that remains outstanding on the relevant date of determination or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is an incurrence of Indebtedness, Consolidated Net Income (Loss) and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds thereof as if such Indebtedness had been incurred on the first day of such period and such proceeds had been applied as of such date (except that in making such computation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of such determination will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such Credit Facility was outstanding or (ii) if such revolving Credit Facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such revolving Credit Facility to the date of such determination; provided that, in each case, such average daily balance shall take into account any repayment of Indebtedness under such revolving Credit Facility as provided in clause (B)); or

    (B)
    has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period, including with the proceeds of such new Indebtedness, that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving Credit Facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated Net Income (Loss) and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness as if such discharge had occurred on the first day of such period;

  (2)
  if, since the beginning of such period, the Company or any Restricted Subsidiary has made any Asset Sale or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is such an Asset Sale, the Consolidated Net Income for such period will be reduced by an amount equal to the Consolidated Net Income (Loss) (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period or increased by an amount equal to the Consolidated Net Income (Loss) (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and the continuing Restricted Subsidiaries in connection with or with the proceeds from such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and the continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

  (3)
  if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition (or will have received a contribution) of assets, including any acquisition or contribution of assets occurring in connection with a transaction causing a calculation to be made under the Indenture, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated Net Income (Loss) and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition or contribution had occurred on the first day of such period; and

  (4)
  if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Net Income (Loss) and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Sale or Investment or acquisition of assets had occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company; provided that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated Net Income (Loss), including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction (regardless of whether such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the Commission); and provided further that

  (1)
  in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the average rate in effect for the period had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof) and (B) bearing an interest rate (x) at the option of the Company or any Restricted Subsidiary, the interest rate shall be calculated by applying such optional rate chosen by the Company or such Restricted Subsidiary or (y) that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate or other rate, shall be calculated based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Company or such Restricted Subsidiary may designate, and

  (2)
  in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving Credit Facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

        "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise or other taxes accounted for as income taxes in accordance with GAAP) of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

        "Consolidated Interest Expense" of the Company means, without duplication, for any period, the sum of:

  (a)
  the interest expense, less interest income, of the Company and the Restricted Subsidiaries for such period, on a Consolidated basis, whether paid or accrued, including, to the extent not included in such interest expense and without duplication, with respect to such Person and its Restricted Subsidiary for such period,

  (1)
  amortization of debt discount (excluding amortization of capitalized debt issuance costs) (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense),

  (2)
  the net cash costs associated with Interest Rate Agreements (including amortization of fees and discounts); provided, however, that if Interest Rate Agreements result in net cash benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income,

  (3)
  the interest portion of any deferred payment obligation,

  (4)
  all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing, and

  (5)
  accrued interest, plus

          (b)(1)  the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued, and (2) all interest expense that has been capitalized, plus

          (c)   the interest expense under any Guaranteed Debt of the Company and any Restricted Subsidiary or Indebtedness secured by a Lien on assets of the Company and any Restricted Subsidiary, to the extent not included under any other clause hereof, but only to the extent such Guarantee becomes payable by the Company or the Restricted Subsidiaries or such Lien becomes subject to foreclosure, plus

          (d)   dividend payments of the Company with respect to Disqualified Stock and of any Restricted Subsidiary with respect to Preferred Stock (except, in either case, dividends payable solely in shares of Qualified Capital Stock of such Person or payable to the Company or any Restricted Subsidiary), minus, to the extent included above, any interest attributable to Dollar Denominated Production Payments.

        "Consolidated Net Income (Loss)" of the Company means, for any period, the Consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication:

  (1)
  all extraordinary gains or losses (together with related provisions for taxes) (less all fees and expenses relating thereto),

  (2)
  the portion of net income (or loss) of the Company and the Restricted Subsidiaries on a Consolidated basis allocable to Minority Interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that, in the case of net income, cash dividends or distributions have not actually been received, or, in the case of net loss, cash has been contributed to fund such loss, by the Company or one of the Company's Consolidated Restricted Subsidiaries,

  (3)
  any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

  (4)
  gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of the Oil and Gas Business (excluding, without limitation, from the calculation of Consolidated Net Income (Loss), dispositions pursuant to Sale and Leaseback Transactions, but not excluding from such calculation transactions such as farm-outs, sales of leasehold inventory, sales of undivided interests in drilling prospects, and sales or licenses of seismic data or other geological or geophysical data or interpretations thereof),

  (5)
  the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by such Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders,

  (6)
  any write-downs or impairments of assets (including goodwill) on or related to Hydrocarbon properties or other non-current assets, under applicable GAAP or Commission guidelines,

  (7)
  any cumulative effect of a change in accounting principles,

  (8)
  any unrealized non-cash gains or losses on charges in respect of Interest Rate Agreements, Currency Agreements or Commodity Agreements, including those resulting from the application of SFAS 133,

  (9)
  any non-cash compensation charge arising from the grant of or issuance of stock, stock options or other equity based awards, and

  (10)
  all deferred financing costs or other financial recapitalization charges written off, and premiums or penalties paid, in connection with any early extinguishment of Indebtedness.

        "Consolidated Net Worth" means, with respect to any specified Person as of any date, the sum of:

  (1)
  the Consolidated equity of the common stockholders of such Person and its Consolidated Subsidiaries as of such date; plus

  (2)
  the respective amounts reported on such Person's balance sheet as of such date with respect to any series of Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such Preferred Stock.

        "Consolidated Non-cash Charges" of the Company means, for any period, the aggregate depreciation, depletion, amortization, impairment and exploration and abandonment expense and other non-cash charges of the Company and the Restricted Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge (other than a charge for future obligations with respect to the abandonment or retirement of assets) that requires an accrual or reserve for cash charges for any future period).

        "consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would be consolidated with those of such Person, in accordance with GAAP; provided, however, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary of such Person with the accounts of such Person. The term "Consolidated" or "consolidated" shall have a similar meaning.

        "Credit Facility" means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including, without limitation, the Senior Credit Agreement) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables or other financial assets to such lenders or to special purpose entities formed to borrow from such lenders against such receivables or other financial assets), letters of credit, commercial paper facilities, debt issuances or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced, in whole or in part and from time to time, including, without limitation, any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).

        "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than as a shareholder or employee of the Company) in or with respect to such transaction or series of related transactions.

        "Disqualified Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the date that is the earlier of (a) the date 91 days after the date on which no notes are outstanding and (b) the final Stated Maturity of the principal of the notes or is redeemable at the option of the holder thereof at any time prior to such date (other than, in any case, upon a change of control of or sale of assets by the Company in circumstances where the Holders would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such date at the option of the holder thereof; provided that only the portion of Capital Stock which is mandatorily redeemable is so redeemable or so convertible or exchangeable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided further that any Capital Stock issued pursuant to any plan of the Company or any of its Affiliates for the benefit of one or more employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Affiliates in order to satisfy applicable contractual, statutory or regulatory obligations.

        "Dollar Denominated Production Payment" means a production payment required to be recorded as a borrowing in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "Equity Investor" means each of (i) Warburg Pincus Private Equity IX L.P., (ii) Warburg Pincus Private Equity X O&G, L.P. and (iii) Warburg Pincus X Partners, L.P.

        "Equity Offering" means an underwritten public offering or nonpublic, unregistered or private placement of Qualified Capital Stock of the Company or any contribution to capital of the Company in respect of Qualified Capital Stock of the Company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

        "Exchange Notes" means the notes issued in exchange for Additional Notes in an exchange offer in accordance with the Indenture.

        "Exchanged Properties" means Additional Assets received by the Company or a Restricted Subsidiary in a substantially concurrent purchase and sale, trade or exchange as a portion of the total consideration for other properties or assets.

        "Existing Senior Notes" means (a) the 9 1/2% Senior Notes due 2019 in the aggregate principal amount of $550,000,000 and (b) the 7 3/8% Senior Notes due 2022 in the aggregate principal amount of $500,000,000, in each case outstanding on the date of the offering memorandum for the issuance of the old notes.

        "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value of an asset or property in excess of $20.0 million shall be determined by the Board of Directors of the Company acting in good faith, which determination will be conclusive for all purposes under the Indenture, in which event it shall be evidenced by a resolution of the Board of Directors of the Company, and any lesser Fair Market Value shall be determined by the principal financial officer or principal accounting officer of the Company acting in good faith, which determination will be conclusive for all purposes under the Indenture.

        "Foreign Subsidiary" means any Restricted Subsidiary that (x) is not organized under the laws of the United States of America or any state thereof or the District of Columbia, or (y) was organized under the laws of the United States of America or any state thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (x) above.

        "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time. All ratio computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

        "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations.

        "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement, made primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss:

  (1)
  to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

  (2)
  to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services,

  (3)
  to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

  (4)
  to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance, or

  (5)
  otherwise to assure a creditor against loss;

provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business or any obligation to the extent it is payable only in Qualified Capital Stock of the guarantor.

        "Guarantors" means (i) Laredo Midstream Services, LLC and (ii) any Subsidiary of the Company that is a guarantor of the notes, including any Person that is required after the Issue Date to execute a guarantee of the notes pursuant to the covenant described under "—Certain Covenants—Issuances of Guarantees by Restricted Subsidiaries," until a successor replaces such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor; provided, however, that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of the Indenture.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

        "Hydrocarbons" means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and all products, by-products and all other substances (whether or not hydrocarbon in nature) produced in connection therewith or refined, separated, settled or derived therefrom or the processing thereof, and all other minerals and substances related to the foregoing, including, but not limited to, liquified petroleum gas, natural gas, kerosene, sulphur, lignite, coal, all gas resulting from the in-situ combustion of coal or lignite, uranium, thorium, iron, geothermal steam, water, carbon dioxide, helium, and any and all other minerals, ores, or substances of value, and the products and proceeds therefrom.

        "Indebtedness" means, with respect to any Person, without duplication:

  (1)
  (a) all indebtedness of such Person (i) for borrowed money or (ii) for the deferred purchase price of property or services, excluding any Trade Accounts Payable and other accrued current liabilities arising in the ordinary course of business, and (b) all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1)(a), (2), (3) or (5) of this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following payment on the letter of credit),

  (2)
  all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

  (3)
  all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding Trade Accounts Payable and other accrued current liabilities arising in the ordinary course of business,

  (4)
  all obligations under or in respect of Currency Agreements and Interest Rate Agreements of such Person (the amount of any such obligations to be equal at any time to the net termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time),

  (5)
  all Capital Lease Obligations of such Person,

  (6)
  the Attributable Indebtedness related to any Sale and Leaseback Transaction,

  (7)
  all Indebtedness referred to in clauses (1) through (6) above of other Persons, to the extent the payment of such Indebtedness is secured by any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

  (8)
  all Guaranteed Debt of such Person,

  (9)
  all Disqualified Stock issued by such Person valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price, and

  (10)
  Preferred Stock of any Restricted Subsidiary or any Guarantor, valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price;

if and to the extent (solely in the case of the obligations specified in clauses (1)(a)(ii), (3) and (5)) such obligations would appear as liabilities upon the Consolidated balance sheet of such Person in accordance with GAAP; provided, however, that the following shall in any event not constitute "Indebtedness":

          (a)   any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

          (b)   accrued current liabilities and Trade Accounts Payable arising in the ordinary course of business;

          (c)   any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to maximum payment obligations, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property;

          (d)   in connection with the acquisition or disposition of any business, assets or Capital Stock of the Company or a Restricted Subsidiary, any obligations arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, guarantees (other than guarantees of Indebtedness), adjustment of purchase price, holdbacks, contingent payment obligations (including earnouts) based on a final financial statement or performance of acquired or disposed of assets or similar obligations or from guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such an agreement, in each case, incurred or assumed in connection with such acquisition or disposition;

          (e)   oil or natural gas balancing obligations or liabilities incurred in the ordinary course of business;

          (f)    any obligation in respect of any Commodity Agreement;

          (g)   any unrealized losses or charges in respect of Currency Agreements, Commodity Agreements or Interest Rate Agreements (including those resulting from the application of ASC 815);

          (h)   any obligations in respect of (i) bid, performance, completion, surety, appeal and similar bonds, (ii) obligations in respect of bankers acceptances, (iii) insurance obligations or bonds and other similar bonds and obligations and (iv) any guaranties or letters of credit functioning as or supporting any of the foregoing bonds or obligations; provided, however, that such bonds or obligations mentioned in subclause (i), (ii), (iii) or (iv) of this clause (h), are incurred in the ordinary course of the business of the Company and the Restricted Subsidiaries and do not relate to obligations for borrowed money;

          (i)    any obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers' acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Company or any Restricted Subsidiary in the ordinary course of business and any guarantees and obligations of the Company or any Restricted Subsidiary with respect to or letters of credit functioning as or supporting any of the foregoing bonds or obligations;

          (j)    any obligations under Currency Agreements and Interest Rate Agreements; provided, that such agreements are entered into for bona fide hedging purposes of the Company or the Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of Currency Agreements, such Currency Agreements are related to business transactions of the Company or the Restricted Subsidiaries entered into in the ordinary course of business and, in the case of Interest Rate Agreements, such Interest Rate Agreements are not entered into for speculative purposes;

          (k)   any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (including daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of incurrence;

          (l)    all contracts and other obligations, agreements, instruments or arrangements described in clauses (iii), (iv), (v) and (vi) of the definition of "Oil and Gas Liens" and clause (j) of the definition of "Permitted Lien"; and

          (m)  Production Payments and Reserve Sales.

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value to be determined in good faith by the Board of Directors of the issuer of such Disqualified Stock.

        Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of Capital Stock or otherwise) or is merged with or into the Company or any Restricted Subsidiary or which is secured by a Lien on an asset acquired by the Company or a Restricted Subsidiary (whether or not such Indebtedness is assumed by the acquiring Person) shall be deemed incurred at the time the Person becomes a Restricted Subsidiary or at the time of the merger or asset acquisition, as the case may be.

        The "amount" or "principal amount" of Indebtedness at any time of determination as used herein shall, except as set forth below, be determined in accordance with GAAP:

          (1)   the "amount" or "principal amount" of any Capitalized Lease Obligation shall be the amount determined in accordance with the definition thereof;

          (2)   the "amount" or "principal amount" of any Preferred Stock shall be the greater of its voluntary or involuntary liquidation preference and its maximum fixed redemption price or repurchase price;

          (3)   the "amount" or "principal amount" of all other unconditional obligations shall be the amount of the liability thereof determined in accordance with GAAP; and

          (4)   the "amount" or "principal amount" of all other contingent obligations shall be the maximum liability at such date of such Person.

        "Indenture Obligations" means the obligations of the Company and any other obligor under the Indenture or under the notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the notes and the performance of all other obligations to the Trustee and the Holders under the Indenture and the notes, according to the respective terms thereof.

        "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

        "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to any other Person (by means of any transfer of cash or other property to such Person or any payment for property or services for the account or use of such Person), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. "Investment" shall exclude, as to any Person, direct or indirect advances or payments to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on such Person's balance sheet, endorsements for collection or deposit arising in the ordinary course of business, any debt or extension of credit represented by a bank deposit other than a time deposit, any interest in an oil or gas leasehold to the extent constituting a security under applicable law and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Subsidiary), the Company will be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in clause (a) of the covenant described under "—Certain Covenants—Restricted Payments." The amount of the investment shall be its Fair Market Value at the time the investment is made and shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

        "Investment Grade Rating" means at least BBB-, in the case of S&P (or at least its equivalent under any successor rating categories of S&P), at least Baa3, in the case of Moody's (or at least its equivalent under any successor rating categories of Moody's), or, if either such entity ceases to make its rating on the notes publicly available for reasons outside the Company's control, at least the equivalent in respect of the rating categories of any Rating Agency substituted for S&P or Moody's in accordance with the definition of "Rating Agencies."

        "Issue Date" means the original issue date of the notes (excluding, for such purposes, Additional Notes) under the Indenture.

        "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, hypothecation, claim, preference, priority or other encumbrance for security purposes upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement. Notwithstanding any other provisions of the Indenture, references herein to Liens permitted to exist upon any particular item of Property shall also be deemed (whether or not stated specifically) to permit Liens to exist upon any improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof).

        "Liquid Securities" means securities that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market and as to which the Company or any Restricted Subsidiary is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting the foregoing requirements shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (a) the date on which such securities are sold or exchanged for cash or Cash Equivalents and (b) 180 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Cash Equivalents within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with the provisions of the covenant described under "—Certain Covenants—Asset Sales," such securities shall be deemed not to have been Liquid Securities at any time.

        "Maturity" means, when used with respect to the notes, the date on which the principal of the notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Asset Sale Purchase Date, the Change of Control Purchase Date or the redemption date and whether by declaration of acceleration, Prepayment Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

        "Measurement Date" means January 20, 2011, the original issue date of the series of Existing Senior Notes first issued in January 2011.

        "Minority Interest" means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that are not owned by the Company or a Restricted Subsidiary.

        "Moody's" means Moody's Investors Service, Inc. (or any successor to the rating agency business thereof).

        "Net Available Cash" from an Asset Sale or Sale and Leaseback Transaction means cash proceeds received therefrom (including any (i) cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and (ii) net proceeds from the sale or disposition of any Liquid Securities, in each case, only as and when received and excluding (x) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other liabilities of the Company or a Restricted Subsidiary and (y) except to the extent subsequently converted to cash or Cash Equivalents, Liquid Securities, consideration constituting Exchanged Properties or consideration other than as identified in the immediately preceding clauses (i) and (ii)), in each case net of:

          (a)   all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale or Sale and Leaseback Transaction;

          (b)   all payments made on any Indebtedness, Currency Agreement, Commodity Agreement or Interest Rate Agreement which is secured by any assets subject to such Asset Sale or Sale and Leaseback Transaction, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or Sale and Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Asset Sale or Sale and Leaseback Transaction; provided that such payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder;

          (c)   all distributions and other payments required to be made to Minority Interest holders in Subsidiaries or joint ventures as a result of such Asset Sale or Sale and Leaseback Transaction;

          (d)   the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale or Sale and Leaseback Transaction and retained by the Company or any Restricted Subsidiary after such Asset Sale or Sale and Leaseback Transaction; and

          (e)   all relocation expenses as a result thereof and all related severance and associated costs, expenses and charges of personnel related to assets and related operations disposed of;

provided that, if any consideration for an Asset Sale or Sale and Leaseback Transaction (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, or as a reserve in accordance with GAAP, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to the Company or the Restricted Subsidiaries from escrow or is released from such reserve.

        "Net Cash Proceeds" means with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in the covenant described under "—Certain Covenants—Restricted Payments," the aggregate proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale or (b) taxes paid or payable or required to be accrued as a liability under GAAP as a result thereof.

        "Net Working Capital" means (i) all current assets of the Company and the Restricted Subsidiaries, less (ii) all current liabilities of the Company and the Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in Consolidated financial statements of the Company prepared in accordance with GAAP; provided that all of the following shall be excluded in the calculation of Net Working Capital: (a) current assets or liabilities relating to the mark-to-market value of Interest Rate Agreements and hedging arrangements constituting Permitted Debt or commodity price risk management activities arising in the ordinary course of the Oil and Gas Business; (b) any current assets or liabilities relating to non-cash charges arising from any grant of Capital Stock, options to acquire Capital Stock or other equity based awards; and (c) any current assets or liabilities relating to non-cash charges or accruals for future abandonment or asset retirement liabilities.

        "Non-Guarantor Restricted Subsidiary" means any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary and is designated by the Company as a Non-Guarantor Restricted Subsidiary, as evidenced by a resolution of the Board of Directors of the Company.

        "Oil and Gas Business" means the business of exploiting, exploring for, developing, acquiring, operating, servicing, producing, processing, gathering, marketing, storing, selling, hedging, treating, swapping, refining and transporting Hydrocarbons, Hydrocarbon properties or Hydrocarbon assets and other related energy businesses and activities arising from, relating to or necessary, ancillary, complementary or incidental to the foregoing.

        "Oil and Gas Liens" means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for development shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations incurred or guarantees of obligations incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary, master limited partnership agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; (iv) Liens arising in connection with Production Payments and Reserve Sales; (v) Liens on pipelines or pipeline facilities that arise by operation of law; and (vi) Liens on, or related to, properties and assets of the Company and its Subsidiaries to secure all or a part of the costs incurred in the ordinary course of business of exploration, drilling, development, production, processing, gas gathering, marketing, refining or storage, abandonment or operation thereof.

        "Oil and Gas Properties" means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves.

        "Pari Passu Indebtedness" means any Indebtedness of the Company or a Guarantor that is pari passu in right of payment to the notes or a Guarantee, as the case may be.

        "Pari Passu Offer" means an offer by the Company or a Guarantor to purchase all or a portion of Pari Passu Indebtedness to the extent required by the Indenture or other agreement or instrument pursuant to which such Pari Passu Indebtedness was issued.

        "Permitted Acquisition Indebtedness" means Indebtedness (including Disqualified Stock) of the Company or any of the Restricted Subsidiaries to the extent such Indebtedness was Indebtedness:

  (1)
  of an acquired Person prior to the date on which such Person became a Restricted Subsidiary as a result of having been acquired and not incurred in contemplation of such acquisition; or

  (2)
  of a Person that was merged or consolidated with or into the Company or a Restricted Subsidiary that was not incurred in contemplation of such merger or consolidation;

provided that on the date such Person became a Restricted Subsidiary or the date such Person was merged or consolidated with or into the Company or a Restricted Subsidiary, as applicable, immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation),

  (a)
  the Restricted Subsidiary or the Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test under the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock," or

  (b)
  the Consolidated Fixed Charge Coverage Ratio for the Company would be no smaller than the Consolidated Fixed Charge Coverage Ratio for the Company immediately prior to such transaction.

        "Permitted Business Investments" means Investments and expenditures made in the ordinary course of, or of a nature that is or shall have become customary in, the Oil and Gas Business as a means of engaging therein through agreements, transactions, properties, interests or arrangements that permit one to share or transfer risks or costs, comply with regulatory requirements regarding local ownership or otherwise or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including (i) ownership interests in Hydrocarbon properties and interests therein, liquid natural gas facilities, drilling operations, processing facilities, refineries, gathering systems, pipelines, storage facilities, related systems or facilities, ancillary real property interests and interests therein; (ii) entry into and Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited) and other similar agreements (including for limited liability companies), working interests, royalty interests, mineral leases, production sharing agreements, production sales and marketing agreements, subscription agreements, stock purchase agreements, stockholder agreements, oil or gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or any Restricted Subsidiary, division orders, participation agreements, master limited partnership agreements, contracts for the sale, purchase, exchange, transportation, gathering, processing, marketing or storage of Hydrocarbons, communitizations, declarations, orders and agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, or other similar or customary agreements, transactions, properties, interests or arrangements, Asset Swaps, and exchanges of properties of the Company or the Restricted Subsidiaries for other properties that, together with any cash and Cash Equivalents in connection therewith, are of at least equivalent value as determined in good faith by the Board of Directors of the Company with third parties, excluding, however, Investments in corporations or Unrestricted Subsidiaries that are Permitted Investments; (iii) capital expenditures, including, without limitation, acquisitions of properties that are related or incidental to, or used or useful in connection with, the Oil and Gas Business or other business activities that are not prohibited by the terms of the Indenture, and interests therein; and (iv) Investments of operating funds on behalf of co-owners of properties used in the Oil and Gas Business of the Company or the Subsidiaries of the Company pursuant to joint operating agreements.

        "Permitted Holder" means the Equity Investors and Related Parties. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is (or pursuant to the third to last paragraph under "—Change of Control" is not required to be) made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

        "Permitted Investment" means:

  (1)
  Investments by the Company or any Restricted Subsidiary in (i) the Company, (ii) any Restricted Subsidiary or (iii) any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary;

  (2)
  Indebtedness of the Company or a Restricted Subsidiary described under clauses (4) and (5) of the definition of "Permitted Debt";

  (3)
  repurchases of or other Investments in any of the notes or Guarantees;

  (4)
  cash and Cash Equivalents;

  (5)
  Investments in property, plants and equipment used in the ordinary course of business and Permitted Business Investments;

  (6)
  Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under the covenant described under "—Certain Covenants—Asset Sales" to the extent such Investments are non-cash proceeds as permitted under such covenant;

  (7)
  Investments in existence on the Issue Date, and any extension, modification or renewal of any such Investments, but only to the extent not involving additional advances, contributions or other transfers of cash or other assets in respect of such Investments;

  (8)
  Investments acquired in exchange for the issuance of, or out of the Net Cash Proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary) to the equity capital of the Company in respect of, or (b) sale (other than to a Restricted Subsidiary) of, Qualified Capital Stock of the Company;

  (9)
  Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

  (10)
  relocation allowances for, and loans or advances to, officers, directors or employees of the Company or the Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and the Restricted Subsidiaries (including travel, entertainment and relocation expenses) in the aggregate amount outstanding at any one time of not more than $2.0 million;

  (11)
  receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

  (12)
  payroll, commission, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (13)
  any Investments received in good faith in settlement of litigation, arbitration or other disputes (including pursuant to any workout, restructuring, recapitalization or bankruptcy or insolvency proceedings) with Persons who are not Affiliates, or compromise or resolution of, or upon satisfaction of judgments with respect to receivables or other obligations that were obtained in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or as a result of a foreclosure or title transfer by the Company or any Restricted Subsidiary with respect to a secured Investment in default;

  (14)
  any Person to the extent such Investments consist of Commodity Agreements, Interest Rate Agreements or Currency Agreements otherwise permitted under the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock";

  (15)
  Investments in a Restricted Subsidiary acquired after the Issue Date or of any entity merged into or consolidated with the Company or a Restricted Subsidiary in accordance with the covenant described under "—Certain Covenants—Consolidation, Merger and Sale of Assets" to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

  (16)
  Investments in any units of any oil and gas royalty trust;

  (17)
  Guarantees of Indebtedness permitted under the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock";

  (18)
  Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

  (19)
  advances and prepayments for asset purchases in the ordinary course of business in the Oil and Gas Business of the Company or any Restricted Subsidiary;

  (20)
  any other Investment the amount of which, when combined with the aggregate amount of all other outstanding Investments made pursuant to this clause (20), does not exceed the greater of (x) $20.0 million and (y) 1.0% of Adjusted Consolidated Net Tangible Assets determined at the time the Investment is made; provided that, if any Investment is made in a Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person later becomes a Restricted Subsidiary, such Investment shall be deemed to have been made pursuant to clause (1) of this definition and shall cease to have been made pursuant to this clause (20) for so long as such Person continues to be a Restricted Subsidiary; and

  (21)
  guarantees received with respect to any Permitted Investment listed above.

        In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment, without regard to subsequent changes in value or writeups, writedowns or writeoffs.

        With respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses so that the entire Investment is a Permitted Investment.

        "Permitted Lien" means:

  (a)
  any Lien existing as of the Issue Date to the extent and in the manner such Liens are securing Indebtedness or obligations existing on the Issue Date;

  (b)
  any Lien securing Indebtedness under the Senior Credit Facility or any other Credit Facility permitted to be incurred under the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock";

  (c)
  any Lien securing the notes, the Guarantees and other obligations arising under the Indenture;

  (d)
  Liens securing Permitted Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens (1) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (2) do not extend to or cover any property or assets of the Company or any Restricted Subsidiary not securing the Indebtedness so Refinanced;

  (e)
  any Lien arising by reason of:

  (1)
  any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

    (2)
    taxes, assessments or governmental charges or claims that are not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as will be required in conformity with GAAP will have been made therefor;

    (3)
    security made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security or similar legislation;

    (4)
    good faith deposits in connection with tenders, leases and contracts (other than contracts for the payment of Indebtedness);

    (5)
    survey exceptions, zoning restrictions, easements, licenses, reservations, title defects, rights of others for rights of way, utilities, sewers, electric lines, telephone or telegraph lines, and other similar purposes, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Company or the Restricted Subsidiaries or the value of such property for the purpose of such business;

    (6)
    deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

    (7)
    operation of law or contract in favor of mechanics, carriers, warehousemen, landlords, materialmen, laborers, employees, suppliers and similar persons, incurred in the ordinary course of business, to the extent such Liens relate only to the tangible property of the lessee which is located on such property, for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

    (8)
    Indebtedness or other obligations of the Company or a Restricted Subsidiary owing to the Company or a Restricted Subsidiary; or

    (9)
    normal depository or cash-management arrangements with banks;

  (f)
  any Lien securing Acquired Debt created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or the Restricted Subsidiaries; provided that such Lien only secures the assets acquired in connection with the transaction pursuant to which the Acquired Debt became an obligation of the Company or a Restricted Subsidiary;

  (g)
  any Lien to secure performance bids, leases (including, without limitation, statutory and common law landlord's liens), statutory obligations, letters of credit and other obligations of a like nature and incurred in the ordinary course of business of the Company or the Restricted Subsidiaries and not securing or supporting Indebtedness, and any Lien to secure statutory or appeal bonds;

  (h)
  any Lien securing Indebtedness permitted to be incurred pursuant to clause (7) of the definition of "Permitted Debt," so long as none of such Indebtedness constitutes debt for borrowed money;

  (i)
  any Lien securing Capital Lease Obligations or Purchase Money Obligations incurred or assumed in accordance with the Indenture solely in connection with the acquisition, construction, improvement or development of real or personal, moveable or immovable property; provided that such Liens only extend to such property so acquired, constructed, improved or developed (together with improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof)), such Indebtedness secured by such Lien shall either (x) be in an amount not in excess of the original purchase price or the original cost of such property so acquired, constructed, improved or developed or (y) be with recourse solely to such assets, in the case of clause (x) or (y), together with improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof), the incurrence of such Indebtedness is permitted by the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock" and such Lien is incurred not more than 360 days after the later of the acquisition or completion of construction, improvement or development of the property subject to such Lien;

  (j)
  leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or the Restricted Subsidiaries;

  (k)
  (1) Liens on property, assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary or such merger or consolidation; provided, further that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary and assets fixed or appurtenant thereto; and (2) Liens on property, assets or shares of Capital Stock existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; provided that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition and do not extend to any property other than the property so acquired;

  (l)
  Oil and Gas Liens, in each case which are not incurred in connection with the borrowing of money;

  (m)
  Liens on the Capital Stock of any Unrestricted Subsidiary owned by the Company or any Restricted Subsidiary to the extent securing Indebtedness of such Unrestricted Subsidiary;

  (n)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and the Restricted Subsidiaries in the ordinary course of business;

  (o)
  Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any Restricted Subsidiary securing such Person's obligations in respect of bankers' acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock";

  (p)
  Liens securing any insurance premium financing under customary terms and conditions; provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

  (q)
  Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of any such bank;

  (r)
  Liens arising under the Indenture in favor of the Trustee thereunder for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the Indenture including the indentures governing the Existing Senior Notes; provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

  (s)
  Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under the covenant described under "—Certain Covenants—Restricted Payments";

  (t)
  any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (s) so long as no additional collateral is granted as security thereby; and

  (u)
  in addition to the items referred to in clauses (a) through (t) above, any Lien of the Company or any Restricted Subsidiary to secure Indebtedness the amount of which, when combined with the outstanding amount of all other Indebtedness secured by Liens incurred pursuant to this clause (u), does not exceed $15.0 million.

        In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof).

        Notwithstanding anything in clauses (a) through (u) of this definition, the term Permitted Liens does not include any Liens resulting from the creation, incurrence, issuance, assumption or guarantee of any Production Payments other than (i) Production Payments that are created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 90 days after, the acquisition of the properties or assets that are subject thereto and (ii) Volumetric Production Payments that constitute Asset Sales.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary issued in a Refinancing of other Indebtedness of the Company or any Restricted Subsidiary (other than intercompany Indebtedness); provided that:

          (1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being Refinanced (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

          (2)   such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being Refinanced; and

          (3)   if the Indebtedness being Refinanced is subordinated in right of payment to the notes or a Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or such Guarantee, as the case may be, on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being Refinanced or shall be Capital Stock of the obligor on the Indebtedness being Refinanced.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

        "Production Payments" means, collectively, Dollar Denominated Production Payments and Volumetric Production Payments.

        "Production Payments and Reserve Sales" means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a bonus, rental payment, royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Company or a Restricted Subsidiary.

        "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

        "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company or any Restricted Subsidiary that are acquired, constructed, improved or developed by the Company or any Restricted Subsidiary at any time after the Issue Date; provided that:

          (1)   the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a "Purchase Money Security Agreement") shall be entered into no later than 360 days after the acquisition or completion of the construction, improvements or development of such assets and shall at all times be confined solely to the assets so acquired, constructed, improved or developed (together with improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof)),

          (2)   at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of improvements, additions, accessions and contractual rights relating primarily thereto and except in respect of fees and other obligations in respect of such Indebtedness, and

          (3)   either (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into (except as specified in clause (2)) exceed 100% of the purchase price to the Company or a Restricted Subsidiary, as the case may be, of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired (together with, in the case of clause (A) or (B), any improvements, additions, accessions and contractual rights relating primarily thereto and all proceeds thereof (including dividends, distributions and increases in respect thereof)).

        "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Stock.

        "Rating Agencies" means (a) S&P and Moody's or (b) if S&P or Moody's or both of them are not making ratings of the notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, effect a change by amendment or modification, defease or retire, or to issue an Indebtedness in exchange or replacement for (or the net proceeds of which are used to Refinance), such Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Related Parties" means:

          (1)   any controlling stockholder, partner, member, 51% (or more) owned Subsidiary or immediate family member (in the case of an individual) of any Equity Investor; or

          (2)   any trust, corporation, partnership, limited liability company or other Person (other than any individual), the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a 51% or more controlling interest of which consist of any one or more Equity Investors or such other Persons referred to in the immediately preceding clause (1) or this clause (2).

        "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by a board resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to a Designation (not subject to a subsequent Revocation) in compliance with the covenant described under "—Certain Covenants—Unrestricted Subsidiaries."

        "S&P" means Standard and Poor's Ratings Services (or any successor to the rating agency business thereof).

        "Sale and Leaseback Transaction" means, with respect to the Company or any Restricted Subsidiary, any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any principal property, acquired or placed into service more than 180 days prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or any Restricted Subsidiary to such Person.

        "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

        "Senior Credit Agreement" means the Fourth Amended and Restated Credit Agreement, dated as of December 31, 2013, by and among the Company, as Borrower, the financial institutions listed therein, as Banks, Wells Fargo Bank, N.A., as Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, Societe Generale, Union Bank, N.A. and BMO Harris Financing, Inc., as Co-Documentation Agents, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and J.P. Morgan Securities LLC, as Joint Lead Arrangers, as such agreement, in whole or in part, in one or more instances, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements (whether by the same or any other agent, lender or group of lenders), supplementations or other modifications of the foregoing) together with the related documents thereto (including, without limitation, any guarantee agreements and security documents).

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission as in effect on the Issue Date.

        "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the notes or a Guarantee, as the case may be.

        "Subsidiary" with respect to any Person, means any (i) corporation, association or other business entity (other than a partnership) of which the outstanding Capital Stock having a majority of the votes entitled to be cast in the election of directors, managers or trustees of such entity under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or any other Person of which a majority of the Voting Stock under ordinary circumstances is at the time, directly or indirectly, owned by such Person or (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Trade Accounts Payable" means (a) accounts payable or other obligations of the Company or any Restricted Subsidiary created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services and (b) obligations arising under contracts for the exploration, development, drilling, completion and plugging and abandonment of wells or for the construction, repair or maintenance of related infrastructure or facilities.

        "Transaction" means any transaction; provided that, if such transaction is part of a series of related transactions, "Transaction" refers to such related transactions as a whole.

        "Unrestricted Subsidiary" means any Subsidiary of the Company designated (or deemed designated) as such pursuant to and in compliance with the covenant described under "—Certain Covenants—Unrestricted Subsidiaries."

        "Unrestricted Subsidiary Indebtedness" means Indebtedness of any Unrestricted Subsidiary:

          (1)   as to which none of the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except to the extent of Capital Stock of such Unrestricted Subsidiary pledged as contemplated by clause (m) of the definition of "Permitted Lien" and for Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate of the Company, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary, and

          (2)   which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare, a default on such Indebtedness of the Company or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;

provided that notwithstanding the foregoing, any Unrestricted Subsidiary may guarantee the notes.

        "U.S. Government Obligations" means (i) securities that are (a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.

        "Volumetric Production Payment" means a production payment that is recorded as a sale in accordance with GAAP, whether or not the sale price must be recorded as deferred revenue, together with all undertakings and obligations in connection therewith.

        "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect the members of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Preferred Stock at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness or Preferred Stock into (2) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or (with respect to Preferred Stock) redemption or similar payment, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Restricted Subsidiary (other than directors' qualifying shares).

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

        The following general discussion summarizes certain material U.S. federal income tax consequences of the exchange of old notes for new notes pursuant to this exchange offer and of the ownership and sale or other disposition of notes by the original beneficial owners of the old notes (referred to herein as "holders") who exchange old notes for new notes in this exchange offer and who hold the notes as capital assets (generally, property held for investment).

        This discussion is based upon the Internal Revenue Code of 1986 (the "Code"), regulations of the Treasury Department ("Treasury Regulations"), Internal Revenue Service (the "IRS") rulings and pronouncements, and judicial decisions now in effect. These authorities are subject to change or differing interpretations (possibly on a retroactive basis), so as to result in U.S. federal income tax consequences different from those set forth below. We have not and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the exchange offer or of the ownership and sale or other disposition of notes which are different from those discussed below or that a contrary position taken by the IRS would not be sustained by a court.

        This discussion is a summary for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the ownership and sale or other disposition of notes by a particular holder in light of such holder's specific circumstances. It does not describe any tax consequences arising out of the tax laws of any state, local or non-U.S. jurisdiction, any estate or gift tax consequences, or the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as:

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  dealers in securities or currencies;

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  tax-exempt entities (including individual retirement accounts and tax-deferred accounts);

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  banks, thrifts and other financial institutions;

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  regulated investment companies and real estate investment trusts and their shareholders;

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  traders in securities that have elected the mark-to-market method of accounting for their securities;

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  insurance companies;

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  persons that hold notes as part of a "straddle," a "hedge" or a "conversion transaction" or other risk reduction transaction or a "constructive sale" or "wash sale";

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  persons liable for alternative minimum tax;

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  certain United States expatriates;

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  U.S. holders (defined below) that have a "functional currency" other than the U.S. dollar;

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  pass-through entities for U.S. federal income tax purposes (e.g., partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or investors who hold the notes through such pass-through entities;

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  passive foreign investment companies and controlled foreign corporations and shareholders of such corporations; or

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  holders that acquire the notes for a price other than their issue price.

        If a partnership, including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partnership for U.S. federal income tax purposes (or if you are a partner in such a partnership), you should consult with your tax advisor regarding the tax consequences of the exchange of old notes for new notes pursuant to this exchange offer and of owning and selling or otherwise disposing of notes.

        You are urged to consult your own tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax considerations arising under other U.S. federal tax laws, the laws of any state, local or non-U.S. taxing jurisdiction or any applicable income tax treaty.

Certain Additional Payments

        Certain debt instruments that provide for one or more contingent payments are subject to Treasury Regulations governing contingent payment debt instruments. A payment is not treated as a contingent payment under these regulations if, as of the issue date of the debt instrument, the contingencies that could give rise to an additional payment on the debt instrument in excess of stated interest or principal are remote or incidental (considered individually and in the aggregate). In certain circumstances (see the discussion of "Description of the Notes") we may pay amounts on the notes that are in excess of the stated interest or principal of the notes. We intend to take the position that the possibility that any such payment will be made is remote. Accordingly, we will not treat the notes as contingent payment debt instruments. Our determination that these contingencies are remote is binding on you unless you disclose your contrary position to the IRS in the manner that is required by applicable Treasury Regulations. Our determination is not, however, binding on the IRS. It is possible that the IRS might take a different position from that described above, in which case the timing, character and amount of taxable income in respect of the notes may be different from that described herein. In any event, if we actually make any such payment, the timing, amount and character of a holder's income, gain or loss with respect to the notes may be affected. The remainder of this discussion assumes that the notes will not be contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the rules regarding contingent payment debt instruments and the consequences thereof.

U.S. Holders

        A "U.S. holder" is a beneficial owner of notes that, for U.S. federal income tax purposes, is:

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  an individual who is a citizen or resident of the United States;

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  a corporation or other entity subject to tax as a corporation created or organized in or under the laws of the United States, any of its states or the District of Columbia;

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  an estate if its income is subject to U.S. federal income taxation regardless of its source; or

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  a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, or that validly elected under applicable U.S. Treasury Regulations to continue to be treated as a U.S. person.

Exchange of an Old Note for a New Note Pursuant to the Exchange Offer

        Because the new notes will not differ materially in kind or extent from the old notes, the exchange will not constitute a taxable event for U.S. federal income tax purposes. Rather, the new notes will be treated as a continuation of the old notes. Consequently, (i) you will recognize no gain or loss upon receipt of a new note, (ii) your holding period for the new note will include your holding period for the old note exchanged therefor, and (iii) your basis in the new note will be the same as your basis in the old note exchanged therefor immediately before the exchange.

Taxation of Interest

        Interest on the new notes is generally taxable to you as ordinary income:

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  when it accrues, if you use the accrual method of accounting for U.S. federal income tax purposes; or

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  when you receive it, if you use the cash method of accounting for U.S. federal income tax purposes.

Sale or Other Disposition of Notes

        You generally must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note (but not including the exchange of an old note for a new note in connection with this exchange offer). The amount of your gain or loss equals the difference between (i) the sum of the amount of cash plus the fair market value of all other property you receive for the note (to the extent such amount does not represent payment of accrued but unpaid interest, which will be taxable as ordinary income in the manner described above), and (ii) your tax basis in the note. Your initial tax basis in a note generally is the price you paid for the note. Any such gain or loss on a taxable disposition of a note will generally constitute capital gain or loss and will be long-term capital gain or loss if you hold such note for more than one year. Long-term capital gains of individuals and other non-corporate U.S. holders are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        Information reporting may apply to payments of interest on, or the proceeds of the sale or other disposition (including a retirement or redemption) of, notes held by you, and backup withholding generally will apply to such amounts unless you provide us or the appropriate intermediary with a taxpayer identification number, certified under penalties of perjury, and comply with certain certification procedures, or you otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you provide the required information or appropriate claim form to the IRS on a timely basis.

Medicare Tax

        A 3.8% tax is imposed on the "net investment income" of certain United States citizens and resident aliens, and on the undistributed "net investment income" of certain estates and trusts. Among other items, "net investment income" would generally include interest income and net gain from the sale, taxable exchange, redemption, retirement or other taxable disposition of a note, less certain deductions.

Non-U.S. Holders

        This discussion applies to you if you are a "non-U.S. holder." You are a "non-U.S. holder" for purposes of this discussion if you are a beneficial owner of notes and are for U.S. federal income tax purposes an individual, corporation, estate or trust that is not a U.S. holder.

        Special rules may apply to certain non-U.S. holders, such as "controlled foreign corporations", "passive foreign investment companies", "foreign personal holding companies" and corporations that accumulate earnings to avoid U.S. federal income tax, that are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Exchange of an Old Note for a New Note Pursuant to the Exchange Offer

        The tax consequences of the exchange offer to Non-U.S. holders are the same as described above under the heading "—U.S. Holders—Exchange of an Old Note for a New Note Pursuant to the Exchange Offer."

Income and Withholding Tax on Payments on the New Notes

        Subject to the discussion of backup withholding below, you will generally not be subject to U.S. federal income or withholding tax on payments of interest on a note, provided that:

  •
  you are not:

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  an actual or constructive owner of 10% or more of the total combined voting power of all classes of our voting stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code and the Treasury Regulations thereunder;

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  a controlled foreign corporation for U.S. federal income tax purposes related (directly, indirectly or constructively) to us through sufficient stock ownership (as provided in the Code); or

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  a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code;

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  such interest payments are not effectively connected with the conduct by you of a trade or business within the United States; and

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  we or our paying agent receives:

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  from you, a properly completed Form W-8BEN (or other applicable form) signed under penalties of perjury, which provides your name and address and certifies that you are not a United States person (as defined in the Code); or

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  from a security clearing organization, bank or other financial institution that holds the notes in the ordinary course of its trade or business (a "financial institution") on your behalf, certification under penalties of perjury that such a Form W-8BEN (or other applicable form) has been received by it, or by another such financial institution, from you, and a copy of the Form W-8BEN (or other applicable form) must be attached to such certification.

        The applicable Treasury Regulations provide alternative methods for satisfying the certification requirement described above. In addition, special rules may apply to holders who hold notes through "qualified intermediaries" within the meaning of U.S. federal income tax laws.

        If interest on a note is effectively connected with your conduct of a trade or business in the United States and, if you are entitled to benefits under an applicable income tax treaty, such interest is attributable to a permanent establishment or a fixed base maintained by you in the United States, then such income generally will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. holders generally (and, if you are a corporate non-U.S. holder, such income may also be subject to a 30% branch profits tax or such lower rate as may be available under an applicable income tax treaty). If interest is subject to U.S. federal income tax on a net basis in accordance with the rules described in the preceding sentence, payments of such interest will not be subject to withholding of U.S. federal income tax so long as you provide the applicable withholding agent with a properly completed Form W-8ECI (or other applicable form), signed under penalties of perjury.

        A non-U.S. holder that does not qualify for exemption from withholding under the preceding paragraphs generally will be subject to withholding of U.S. federal income tax at the rate of 30% on payments of interest on the notes, unless such non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefits of an applicable income tax treaty.

        NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS ABOUT ANY APPLICABLE INCOME TAX TREATIES, WHICH MAY PROVIDE FOR AN EXEMPTION FROM OR A LOWER RATE OF WITHHOLDING TAX, EXEMPTION FROM OR REDUCTION OF BRANCH PROFITS TAX, OR OTHER RULES DIFFERENT FROM THOSE DESCRIBED ABOVE.

Sale or Other Disposition of Notes

        Subject to the discussion of backup withholding below, any gain realized by you on the sale, exchange, redemption, retirement or other disposition of a note generally will not be subject to U.S. federal income or withholding tax, unless:

  •
  such gain is effectively connected with your conduct of a trade or business in the United States and, if you are entitled to benefits under an applicable income tax treaty, such gain is attributable to a permanent establishment or a fixed base maintained by you in the United States;

  •
  in the case of an amount which is attributable to interest, you do not meet the conditions for exemption from U.S. federal income or withholding tax, as described above; or

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  you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied.

        If the first bullet point applies, you generally will be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. holders, as described above. In addition, if you are a corporation, you may also be subject to the branch profits tax described above. If the third bullet point applies, you generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which your capital gains from U.S. sources, including gain from such disposition, exceed your capital losses allocable to U.S. sources recognized in the same taxable year as the disposition, even though you are not considered a resident of the United States under the Code.

Information Reporting and Backup Withholding

        Payments to you of interest on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you and information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty or agreement. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Backup withholding generally will not apply to payments of interest and principal on a note if you duly provide a certification as to your non-U.S. status, or you otherwise establish an exemption, provided that we or our paying agent do not have actual knowledge or reason to know that you are a United States person.

        Payment of the proceeds on the sale or other disposition of a note by you within the United States or conducted through certain U.S.-related intermediaries generally will not be subject to information reporting requirements and backup withholding provided you properly certify under penalties of perjury as to your non-U.S. status and certain other conditions are met, or you otherwise establish an exemption.

        Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you provide the required information or appropriate claim form to the IRS on a timely basis.

Foreign Account Tax Compliance Act

        Pursuant to the Foreign Account Tax Compliance Act (commonly known as "FATCA"), if there is a "material modification" of the notes on or after July 1, 2014, we may thereafter be required to withhold U.S. tax at the rate of 30% on payments of interest made after that date or on the gross proceeds from the sale or other taxable disposition of the notes on or after January 1, 2017, made to non-U.S. financial institutions and certain other holders (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. Holders should consult their own tax advisors regarding this legislation and whether it may be relevant to their acquisition, ownership and disposition of notes.

        THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

 PLAN OF DISTRIBUTION

        You may transfer new notes issued under the exchange offer in exchange for the old notes if:

  •
  you acquire the new notes in the ordinary course of your business;

  •
  you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of old notes or such new notes in violation of the provisions of the Securities Act;

  •
  you are not our "affiliate" (within the meaning of Rule 405 under the Securities Act); and

  •
  if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities.

        If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offer—Purpose and Effect of the Exchange Offer" and "Exchange Offer—Procedures for Tendering—Your Representations to Us" in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time on one or more transactions in any of the following ways:

  •
  in the over-the-counter market;

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  in negotiated transactions;

  •
  through the writing of options on the new notes or a combination of such methods of resale;

  •
  at market prices prevailing at the time of resale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

        Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. We agreed to permit the use of this prospectus for a period of up to 180 days after the date of this prospectus (or such shorter period during which exchanging broker-dealer or initial purchaser is required by law to deliver a prospectus). Furthermore, we agreed to amend or supplement this prospectus during such period if so requested in order to expedite or facilitate the disposition of any new notes by broker-dealers.

        We have agreed to pay all expenses incident to the exchange offer other than transfer taxes, if any, and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        The validity of the new notes offered in this exchange offer will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Houston, Texas, our outside counsel.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

        The estimates of our proved reserves included in or incorporated into this prospectus by reference are based on a reserve report prepared by Ryder Scott Company, L.P., independent petroleum engineers. These estimates are so included or incorporated by reference in reliance upon the authority of the firm as experts in these matters.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file (including the documents incorporated by reference into this prospectus) at the SEC's public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on their public reference room. Our SEC filings are also available at the SEC's website at www.sec.gov.

        Our common stock is listed on the New York Stock Exchange under the symbol "LPI." Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 20 Broad Street, 7th Floor, New York, NY 10005.

        The SEC allows us to incorporate by reference information that we file with it. This procedure means that we can disclose important information to you by referring you to documents filed with the SEC. The information that we incorporate by reference is an integral part of this prospectus, and references to "this prospectus" include the documents (or portions of documents) incorporated by reference into this prospectus. Any future filings we make with the SEC prior to the completion of this offering under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are deemed to be "filed" with the SEC, are also incorporated by reference into this prospectus. Any statement contained in the filings (or portions of filings) incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any filing by us with the SEC prior to the completion of this offering modifies, conflicts with or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (other than information furnished rather than filed):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2013; and

  •
  Our Current Reports on Form 8-K filed January 6, 2014, January 14, 2014, January 24, 2014, February 4, 2014 and February 14, 2014.

        You may request a copy of these filings at no cost by making written or telephone requests for copies to:

Laredo Petroleum, Inc.
Attention: Investor Relations
15 W. Sixth Street, Suite 1800
Tulsa, Oklahoma 74119
(918) 513-4570

        We also make available free of charge on our internet website at www.laredopetro.com Laredo Petroleum, Inc.'s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after it electronically files such material with, or furnishes it to, the SEC. Information contained on our website is not part of this prospectus.

        You should rely only on such information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of each document.

ANNEX A:
LETTER OF TRANSMITTAL
TO TENDER
OLD 5 5/8% SENIOR NOTES DUE 2022
OF
LAREDO PETROLEUM, INC.
PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS
DATED              , 2014

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON              , 2014 (THE "EXPIRATION DATE"), UNLESS
THE EXCHANGE OFFER IS EXTENDED BY THE ISSUER.

        The Exchange Agent for the Exchange Offer is Wells Fargo Bank, N.A. and its contact information is as follows:

By Registered or Certified Mail:	By Regular Mail or Overnight Courier:	In Person by Hand Only:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations MAC N9303—121 PO Box 1517 Minneapolis, MN 55480	Corporate Trust Operations MAC N9303—121 Sixth & Marquette Avenue Minneapolis, MN 55479	12th Floor—Northstar East Building Corporate Trust Operations 608 Second Avenue South Minneapolis, MN 55402
By Facsimile (for Eligible Institutions Only): (612) 667-6282
For Information or Confirmation by Telephone: (800) 344-5128

        If you wish to exchange old 5 5/8% Senior Notes due 2022 for an equal aggregate principal amount of new 5 5/8% Senior Notes due 2022 pursuant to the Exchange Offer, you must validly tender (and not withdraw) old notes to the Exchange Agent prior to the Expiration Date.

        We refer you to the Prospectus, dated              , 2014 (the "Prospectus"), of Laredo Petroleum, Inc. (the "Issuer"), and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the Issuer's offer (the "Exchange Offer") to exchange its 5 5/8% Senior Notes due 2022 (the "new notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 5 5/8% Senior Notes due 2022 (the "old notes"). Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

        The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Issuer shall notify the Exchange Agent in writing of any extension and each registered holder of the old notes of any extension via a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        This Letter of Transmittal is to be used by holders of the old notes. Tender of old notes is to be made according to the Automated Tender Offer Program ("ATOP") of The Depository Trust Company ("DTC") pursuant to the procedures set forth in the Prospectus under the caption "Exchange Offer—Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer generated message known as an "agent's message" (an "Agent's Message") to the Exchange Agent for its acceptance. For you to validly tender your old notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an Agent's Message under the ATOP procedures that confirms that:

  •
  DTC has received your instructions to tender your old notes; and

  •
  you agree to be bound by the terms of this Letter of Transmittal.

        BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

 PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        1.     By tendering old notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

        2.     By tendering old notes in the Exchange Offer, you represent and warrant that you have full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the tender of old notes.

        3.     You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuer as to the terms and conditions set forth in the Prospectus.

        4.     By tendering old notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "SEC"), including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act and any such holder that is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holder's business and any such holder is not participating in, and has no arrangement with any other person to participate in, the distribution of such new notes.

        5.     By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

          (a)   the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of you, whether or not you are the holder;

          (b)   you have no arrangement or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

          (c)   you are not an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuer and its subsidiaries;

          (d)   if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the new notes; and

          (e)   if you are a broker-dealer, that you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

        You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your old notes registered in the shelf registration statement described in the Registration Rights Agreement, dated as of January 23, 2014 (the "Registration Rights Agreement"), by and among the Issuer, the guarantor named therein, and the Initial Purchasers (as defined therein). Such election may be made by notifying the Issuer in writing at 15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma 74119, Attention: Executive Vice President and Chief Financial Officer. By making such election, you agree, as a holder of old notes participating in a shelf registration, to indemnify and hold harmless the Issuer, each of the directors of the Issuer, each of the officers of the Issuer who signs such shelf registration statement, each person who controls the Issuer within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended, and each other holder of old notes, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to you furnished in writing by or on behalf of you expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

        6.     If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

        7.     If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

        8.     Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

 INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.
Book-Entry Confirmations.

  Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of old notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as an Agent's Message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2.
Partial Tenders.

  Tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

3.
Validity of Tenders.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered old notes, and withdrawal of tendered old notes will be determined by the Issuer, in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuer, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4.
Waiver of Conditions.

  The Issuer reserves the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.
No Conditional Tender.

  No alternative, conditional, irregular or contingent tender of old notes will be accepted.

6.
Request for Assistance or Additional Copies.

  Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent using the contact information set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.
Withdrawal.

  Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption "Exchange Offer—Withdrawal of Tenders."

8.
No Guarantee of Late Delivery.

  There is no procedure for guarantee of late delivery in the Exchange Offer.

  IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Laredo Petroleum, Inc.

        Laredo Petroleum, Inc. (the "Company") is incorporated in Delaware. Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        The Company's certificate of incorporation provides that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of the Company. As permitted by the DGCL, the Company's certificate of incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect when such liability is determined.

        We have obtained directors' and officers' insurance to cover our directors, officers and some of our employees for certain liabilities.

        We have entered into written indemnification agreements with our directors and officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the disinterested directors, a committee designated by such disinterested directors or independent legal counsel selected by our board of directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

Laredo Midstream Services, LLC

        Laredo Midstream Services, LLC is organized in Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The company agreement of Laredo Midstream Services, LLC provides for the indemnification of its managers to the fullest extent permitted by law, including, but not limited to, indemnification of a manager for judgments, settlements, penalties, fines or expenses (including attorney's fees) incurred in any proceeding because such manager is or was a manager of Laredo Midstream Services, LLC.

Item 21.    Exhibits and Financial Statement Schedules.

(a)
The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and between Laredo Petroleum, LLC and Laredo Petroleum Holdings, Inc. dated as of December 19, 2011 (incorporated by reference to Exhibit 2.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).

3.1	Amended and Restated Certificate of Incorporation of Laredo Petroleum Holdings, Inc. (incorporated by reference to Exhibit 3.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).

3.2	Certificate of Ownership and Merger, merging Laredo Petroleum, Inc. into Laredo Petroleum Holdings, Inc., dated as of December 30, 2013 (incorporated by reference to Exhibit 3.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on January 6, 2014).

3.3	Amended and Restated Bylaws of Laredo Petroleum Holdings, Inc. (incorporated by reference to Exhibit 3.2 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).

4.1	Indenture dated as of January 20, 2011 among Laredo Petroleum, Inc., the several guarantors named therein, and Wells Fargo Bank, National Association, as trustee. (incorporated by reference to Exhibit 4.2 of Laredo's Registration Statement on Form S-1 (File No. 333-176439) filed on August 24, 2011).

4.2	Supplemental Indenture dated as of July 20, 2011, among Laredo Petroleum, Inc. Laredo Petroleum—Dallas, Inc., the guarantors listed on Schedule A thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 of Laredo's Registration Statement on Form S-1 (File No. 333-176439) filed on August 24, 2011).

4.3	Second Supplemental Indenture dated as of December 19, 2011 among Laredo Petroleum, Inc., Laredo Petroleum Holdings, Inc., the guarantors listed on Schedule A thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 10.2 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).

4.4	Third Supplemental Indenture dated as of December 19, 2011 among Laredo Petroleum, Inc., Laredo Petroleum Holdings, Inc., the guarantors listed on Schedule A thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 10.3 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).

Exhibit Number		Description
4.5		Fourth Supplemental Indenture, dated as of December 31, 2013, among Laredo Petroleum, Inc., Laredo Petroleum Holdings, Inc., Laredo Midstream Services, LLC, and Wells Fargo Bank, National Association, as trustee under the 2011 Indenture (incorporated by reference to Exhibit 4.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on January 6, 2014).

4.6		Indenture dated as of April 27, 2012 among Laredo Petroleum, Inc., the several guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on April 30, 2012).

4.7		Supplemental Indenture dated as of April 27, 2012 among Laredo Petroleum, Inc., the several guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on April 30, 2012).

4.8		Second Supplemental Indenture, dated as of December 31, 2013, among Laredo Petroleum, Inc., Laredo Petroleum Holdings, Inc., Laredo Midstream Services, LLC, and Wells Fargo Bank, National Association, as trustee under the 2012 Indenture (incorporated by reference to Exhibit 4.2 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on January 6, 2014).

4.9		Indenture, dated as of January 23, 2014, among Laredo Petroleum, Inc., Laredo Midstream Services, LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on January 24, 2014).

4.10		Registration Rights Agreement dated as of January 20, 2011 among Laredo Petroleum, Inc., the several guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 4.2 of Laredo's Registration Statement on Form S-4 (File No. 333-173984) filed on May 6, 2011).

4.11		Registration Rights Agreement dated as of October 19, 2011 among Laredo Petroleum, Inc., the several guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 4.4 of Laredo's Registration Statement on Form S-4/A (File No. 333-173984) filed on December 12, 2011).

4.12		Registration Rights Agreement dated as of April 27, 2012 among Laredo Petroleum, Inc., the several guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 4.3 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on April 30, 2012).

4.13		Registration Rights Agreement, dated as of January 23, 2014, among Laredo Petroleum, Inc., Laredo Midstream Services, LLC and the initial purchasers (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on January 24, 2014).

5.1	*	Opinion of Akin Gump Strauss Hauer & Feld LLP.

Exhibit Number	Description
10.1	Third Amended and Restated Credit Agreement dated as of July 1, 2011 among Laredo Petroleum, Inc., Wells Fargo Bank, N.A., as Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, Societe Generale, Union Bank, N.A. and BMO Harris Financing, Inc., as Co-Documentation Agents, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and the financial institutions listed on Schedule I thereto (incorporated by reference to Exhibit 10.1 of Laredo's Registration Statement on Form S-1 (File No. 333-176439) filed on August 24, 2011).

10.2	First Amendment to Third Amended and Restated Credit Agreement, dated as of October 11, 2011, among Laredo Petroleum, Inc., each of the guarantors thereto, each of the banks signatories thereto, and Wells Fargo Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.4 of Laredo's Registration Statement on Form S-1/A (File No. 333-176439) filed on November 14, 2011).

10.3	Limited Consent and Second Amendment to Third Amended and Restated Credit Agreement, dated as of November 23, 2011, among Laredo Petroleum, Inc., Wells Fargo Bank, N.A., as administrative agent, the guarantors signatories thereto and the banks signatories thereto (incorporated by reference to Exhibit 10.3 of Laredo's Registration Statement on From S-4/A (File No. 333-173984-05) filed on December 12, 2011).

10.4	Third Amendment to Third Amended and Restated Credit Agreement, dated as of April 24, 2012, among Laredo Petroleum, Inc., each of the guarantors thereto, each of the banks signatories thereto, and Wells Fargo Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on April 25, 2012).

10.5	Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of April 27, 2012, among Laredo Petroleum, Inc., each of the guarantors thereto, each of the banks signatories thereto, and Wells Fargo Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on April 30, 2012).

10.6	Fifth Amendment to Third Amended and Restated Credit Facility, dated as of November 7, 2012, among Laredo Petroleum, Inc., Wells Fargo Bank, N.A., as administrative agent, the guarantors signatory thereto and the banks signatory thereto (incorporated by reference to Exhibit 10.1 of Laredo's Quarterly Report on Form 10-Q (File No. 001-35380) filed on November 9, 2012).

10.7	Sixth Amendment to Third Amended and Restated Credit Agreement, dated as of May 29, 2013, among Laredo Petroleum, Inc., Wells Fargo Bank, N.A., as administrative agent, the guarantors signatory thereto and the banks signatory thereto (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on May 30, 2013).

10.8	Seventh Amendment to Third Amended and Restated Credit Agreement, dated as of November 4, 2013, among Laredo Petroleum, Inc., Wells Fargo Bank, N.A., as administrative agent, the guarantors signatory thereto and the banks signatory thereto (incorporated by reference to Exhibit 10.1 of Laredo's Quarterly Report on Form 10-Q (File No. 001-35380) filed on November 7, 2013).

Exhibit Number		Description
10.9		Fourth Amended and Restated Credit Agreement, dated as of December 31, 2013, among the Company, as borrower, Wells Fargo Bank, National Association as administrative agent, and the other financial institutions signatory thereto (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on January 6, 2014).

10.10		First Amendment to Fourth Amended and Restated Credit Agreement, dated as of January 31, 2014, among Laredo Petroleum, Inc., Wells Fargo Bank, N.A., as administrative agent, Laredo Midstream Services, LLC and the banks signatory thereto (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on February 4, 2014).

10.11		Purchase and Sale Agreement, dated May 20, 2013, by and between Laredo Petroleum, Inc., Laredo Petroleum Texas, LLC, Laredo Gas Services, LLC and EnerVest Energy Institutional Fund XII-WIB, L.P., EnerVest Energy Institutional Fund XII-WIC, L.P., EnerVest Energy Institutional Fund XII-A, L.P., EnerVest Energy Institutional Fund XIII-A, L.P., EnerVest Energy Institutional Fund XIII-WIB, L.P., EnerVest Energy Institutional Fund XIII-WIC, L.P. and EnerVest Operating, L.L.C. (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on August 1, 2013).

10.12		Contribution Agreement, dated as of June 15, 2011, by and among Broad Oak Energy, Inc., Warburg Pincus Private Equity IX, L.P., the other persons listed as Contributors on the signature pages thereto and Laredo Petroleum, LLC (incorporated by reference to Exhibit 10.2 of Laredo's Registration Statement on Form S-1 (File No. 333-176439) filed on August 24, 2011).

10.13		Stock Purchase and Sale Agreement, dated as of June 15, 2011, by and among Laredo Petroleum, Inc. and the individuals listed as Sellers on the signature pages thereto (incorporated by reference to Exhibit 10.3 of Laredo's Registration Statement on Form S-1 (File No. 333-176439) filed on August 24, 2011).

12.1	*	Computation of Ratio of Earnings to Fixed Charges.

21.1	*	Subsidiaries of Laredo Petroleum, Inc.

23.1	*	Consent of Grant Thornton LLP.

23.2	*	Consent of Ryder Scott Company, L.P.

23.3	*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

24.1	*	Powers of Attorney (included on the signature pages hereto).

25.1	*	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.

99.1		Summary Report of Ryder Scott Company, L.P. (incorporated by reference to Exhibit 99.1 of Laredo's Annual Report on Form 10-K (File No. 001-35380) filed on February 27, 2014).

*
Filed herewith.
(b)
Financial Statement Schedules.

        Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

Item 22.    Undertakings.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Each registrant hereby undertakes:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a)   to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (b)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (a)   any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

          (b)   any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

          (c)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

          (d)   any other communication that is an offer in the offering made by such registrant to the purchaser.

        That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on April 7, 2014.

LAREDO PETROLEUM, INC.
By:	/s/ RANDY A. FOUTCH Randy A. Foutch Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Randy A. Foutch, Richard C. Buterbaugh and Kenneth E. Dornblaser, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ RANDY A. FOUTCH Randy A. Foutch	Chairman and Chief Executive Officer (principal executive officer)	April 7, 2014
/s/ RICHARD C. BUTERBAUGH Richard C. Buterbaugh	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	April 7, 2014
/s/ JAY P. STILL Jay P. Still	Director, President and Chief Operating Officer	April 7, 2014
/s/ PETER R. KAGAN Peter R. Kagan	Director	April 7, 2014

Signatures	Title	Date

/s/ JAMES R. LEVY James R. Levy	Director	April 7, 2014
/s/ B. Z. (BILL) PARKER B. Z. (Bill) Parker	Director	April 7, 2014
/s/ PAMELA S. PIERCE Pamela S. Pierce	Director	April 7, 2014
/s/ AMBASSADOR FRANCIS ROONEY Ambassador Francis Rooney	Director	April 7, 2014
/s/ DR. MYLES W. SCOGGINS Dr. Myles W. Scoggins	Director	April 7, 2014
/s/ EDMUND P. SEGNER, III Edmund P. Segner, III	Director	April 7, 2014
/s/ DONALD D. WOLF Donald D. Wolf	Director	April 7, 2014

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on April 7, 2014.

LAREDO MIDSTREAM SERVICES, LLC
By:	/s/ RANDY A. FOUTCH Randy A. Foutch Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ RANDY A. FOUTCH Randy A. Foutch	Manager and Chief Executive Officer (principal executive officer)	April 7, 2014
/s/ RICHARD C. BUTERBAUGH Richard C. Buterbaugh	Manager, Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	April 7, 2014
/s/ JAY P. STILL Jay P. Still	Manager, President and Chief Operating Officer	April 7, 2014

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and between Laredo Petroleum, LLC and Laredo Petroleum Holdings, Inc. dated as of December 19, 2011 (incorporated by reference to Exhibit 2.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).

3.1	Amended and Restated Certificate of Incorporation of Laredo Petroleum Holdings, Inc. (incorporated by reference to Exhibit 3.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).

3.2	Certificate of Ownership and Merger, merging Laredo Petroleum, Inc. into Laredo Petroleum Holdings, Inc., dated as of December 30, 2013 (incorporated by reference to Exhibit 3.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on January 6, 2014).

3.3	Amended and Restated Bylaws of Laredo Petroleum Holdings, Inc. (incorporated by reference to Exhibit 3.2 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).

4.1	Indenture dated as of January 20, 2011 among Laredo Petroleum, Inc., the several guarantors named therein, and Wells Fargo Bank, National Association, as trustee. (incorporated by reference to Exhibit 4.2 of Laredo's Registration Statement on Form S-1 (File No. 333-176439) filed on August 24, 2011).

4.2	Supplemental Indenture dated as of July 20, 2011, among Laredo Petroleum, Inc. Laredo Petroleum—Dallas, Inc., the guarantors listed on Schedule A thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 of Laredo's Registration Statement on Form S-1 (File No. 333-176439) filed on August 24, 2011).

4.3	Second Supplemental Indenture dated as of December 19, 2011 among Laredo Petroleum, Inc., Laredo Petroleum Holdings, Inc., the guarantors listed on Schedule A thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 10.2 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).

4.4	Third Supplemental Indenture dated as of December 19, 2011 among Laredo Petroleum, Inc., Laredo Petroleum Holdings, Inc., the guarantors listed on Schedule A thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 10.3 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).

4.5	Fourth Supplemental Indenture, dated as of December 31, 2013, among Laredo Petroleum, Inc., Laredo Petroleum Holdings, Inc., Laredo Midstream Services, LLC, and Wells Fargo Bank, National Association, as trustee under the 2011 Indenture (incorporated by reference to Exhibit 4.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on January 6, 2014).

4.6	Indenture dated as of April 27, 2012 among Laredo Petroleum, Inc., the several guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on April 30, 2012).

4.6	Supplemental Indenture dated as of April 27, 2012 among Laredo Petroleum, Inc., the several guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on April 30, 2012).

Exhibit Number		Description
4.8		Second Supplemental Indenture, dated as of December 31, 2013, among Laredo Petroleum, Inc., Laredo Petroleum Holdings, Inc., Laredo Midstream Services, LLC, and Wells Fargo Bank, National Association, as trustee under the 2012 Indenture (incorporated by reference to Exhibit 4.2 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on January 6, 2014).

4.9		Indenture, dated as of January 23, 2014, among Laredo Petroleum, Inc., Laredo Midstream Services, LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on January 24, 2014).

4.10		Registration Rights Agreement dated as of January 20, 2011 among Laredo Petroleum, Inc., the several guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 4.2 of Laredo's Registration Statement on Form S-4 (File No. 333-173984) filed on May 6, 2011).

4.11		Registration Rights Agreement dated as of October 19, 2011 among Laredo Petroleum, Inc., the several guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 4.4 of Laredo's Registration Statement on Form S-4/A (File No. 333-173984) filed on December 12, 2011).

4.12		Registration Rights Agreement dated as of April 27, 2012 among Laredo Petroleum, Inc., the several guarantors named therein and the Initial Purchasers named therein (incorporated by reference to Exhibit 4.3 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on April 30, 2012).

4.13		Registration Rights Agreement, dated as of January 23, 2014, among Laredo Petroleum, Inc., Laredo Midstream Services, LLC and the initial purchasers (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on January 24, 2014).

5.1	*	Opinion of Akin Gump Strauss Hauer & Feld LLP.

10.1		Third Amended and Restated Credit Agreement dated as of July 1, 2011 among Laredo Petroleum, Inc., Wells Fargo Bank, N.A., as Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, Societe Generale, Union Bank, N.A. and BMO Harris Financing, Inc., as Co-Documentation Agents, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and the financial institutions listed on Schedule I thereto (incorporated by reference to Exhibit 10.1 of Laredo's Registration Statement on Form S-1 (File No. 333-176439) filed on August 24, 2011).

10.2		First Amendment to Third Amended and Restated Credit Agreement, dated as of October 11, 2011, among Laredo Petroleum, Inc., each of the guarantors thereto, each of the banks signatories thereto, and Wells Fargo Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.4 of Laredo's Registration Statement on Form S-1/A (File No. 333-176439) filed on November 14, 2011).

10.3		Limited Consent and Second Amendment to Third Amended and Restated Credit Agreement, dated as of November 23, 2011, among Laredo Petroleum, Inc., Wells Fargo Bank, N.A., as administrative agent, the guarantors signatories thereto and the banks signatories thereto (incorporated by reference to Exhibit 10.3 of Laredo's Registration Statement on From S-4/A (File No. 333-173984-05) filed on December 12, 2011).

Exhibit Number	Description
10.4	Third Amendment to Third Amended and Restated Credit Agreement, dated as of April 24, 2012, among Laredo Petroleum, Inc., each of the guarantors thereto, each of the banks signatories thereto, and Wells Fargo Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on April 25, 2012).

10.5	Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of April 27, 2012, among Laredo Petroleum, Inc., each of the guarantors thereto, each of the banks signatories thereto, and Wells Fargo Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on April 30, 2012).

10.6	Fifth Amendment to Third Amended and Restated Credit Facility, dated as of November 7, 2012, among Laredo Petroleum, Inc., Wells Fargo Bank, N.A., as administrative agent, the guarantors signatory thereto and the banks signatory thereto (incorporated by reference to Exhibit 10.1 of Laredo's Quarterly Report on Form 10-Q (File No. 001-35380) filed on November 9, 2012).

10.7	Sixth Amendment to Third Amended and Restated Credit Agreement, dated as of May 29, 2013, among Laredo Petroleum, Inc., Wells Fargo Bank, N.A., as administrative agent, the guarantors signatory thereto and the banks signatory thereto (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on May 30, 2013).

10.8	Seventh Amendment to Third Amended and Restated Credit Agreement, dated as of November 4, 2013, among Laredo Petroleum, Inc., Wells Fargo Bank, N.A., as administrative agent, the guarantors signatory thereto and the banks signatory thereto (incorporated by reference to Exhibit 10.1 of Laredo's Quarterly Report on Form 10-Q (File No. 001-35380) filed on November 7, 2013).

10.9	Fourth Amended and Restated Credit Agreement, dated as of December 31, 2013, among the Company, as borrower, Wells Fargo Bank, National Association as administrative agent, and the other financial institutions signatory thereto (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on January 6, 2014).

10.10	First Amendment to Fourth Amended and Restated Credit Agreement, dated as of January 31, 2014, among Laredo Petroleum, Inc., Wells Fargo Bank, N.A., as administrative agent, Laredo Midstream Services, LLC and the banks signatory thereto (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on February 4, 2014).

10.11	Purchase and Sale Agreement, dated May 20, 2013, by and between Laredo Petroleum, Inc., Laredo Petroleum Texas, LLC, Laredo Gas Services, LLC and EnerVest Energy Institutional Fund XII-WIB, L.P., EnerVest Energy Institutional Fund XII-WIC, L.P., EnerVest Energy Institutional Fund XII-A, L.P., EnerVest Energy Institutional Fund XIII-A, L.P., EnerVest Energy Institutional Fund XIII-WIB, L.P., EnerVest Energy Institutional Fund XIII-WIC, L.P. and EnerVest Operating, L.L.C. (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on August 1, 2013).

10.12	Contribution Agreement, dated as of June 15, 2011, by and among Broad Oak Energy, Inc., Warburg Pincus Private Equity IX, L.P., the other persons listed as Contributors on the signature pages thereto and Laredo Petroleum, LLC (incorporated by reference to Exhibit 10.2 of Laredo's Registration Statement on Form S-1 (File No. 333-176439) filed on August 24, 2011).

Exhibit Number		Description
10.13		Stock Purchase and Sale Agreement, dated as of June 15, 2011, by and among Laredo Petroleum, Inc. and the individuals listed as Sellers on the signature pages thereto (incorporated by reference to Exhibit 10.3 of Laredo's Registration Statement on Form S-1 (File No. 333-176439) filed on August 24, 2011).

12.1	*	Computation of Ratio of Earnings to Fixed Charges.

21.1	*	Subsidiaries of Laredo Petroleum, Inc.

23.1	*	Consent of Grant Thornton LLP.

23.2	*	Consent of Ryder Scott Company, L.P.

23.3	*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

24.1	*	Powers of Attorney (included on the signature pages hereto).

25.1	*	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.

99.1		Summary Report of Ryder Scott Company, L.P. (incorporated by reference to Exhibit 99.1 of Laredo's Annual Report on Form 10-K (File No. 001-35380) filed on February 27, 2014).

*
Filed herewith.